EXHIBIT 4(a)







                                 LOAN AGREEMENT

                                 BY AND BETWEEN

                                  WELLMAN, INC.

                                     AND

                 FLEET NATIONAL BANK, AS ADMINISTRATIVE AGENT,

                                     AND

                    THE OTHER FINANCIAL INSTITUTIONS NOW OR

                           HEREAFTER PARTIES HERETO

                                $330,000,000
                                ------------

                            REVOLVING CREDIT LOAN
                            ---------------------

                               February 8, 1995


                  BA Securities, Inc., as Syndication Agent

                  Wachovia Bank of Georgia, N.A., as Co-Lead


                                      INDEX TO

                                  LOAN AGREEMENT
                                  --------------
                                                                            Page

ARTICLE I DEFINITIONS AND ACCOUNTING AND OTHER TERMS                         1

Section 1.01.    Certain Defined Terms.                                      1
Section 1.02.    Accounting Terms.                                          19
Section 1.03.    Other Terms.                                               19

ARTICLE II AMOUNT AND TERMS OF THE LOANS                                    19

Section 2.01.    The Loans.                                                 19
                  (A)   The Competitive Bid Loans.                          19
                  (B)   The Revolving Credit Loans.                         26
                  (C)   Funding and Pro Rata Shares.                        27

Section 2.02.    Interest and Fees on the Loans.                            28
                  (A)   Interest.                                           28
                  (B)   Facility and Other Fees.                            29
                  (C)   Increased Costs - Capital.                          30

Section 2.03.    Notations.                                                 32
Section 2.04.    Computation of Interest and Fees.                          32

Section 2.05.    Time of Payments and Prepayments in
                 Immediately Available Funds and Setoff.                    33
                  (A)   Time.                                               33
                  (B)   Setoff, etc.                                        34
                  (C)   Unconditional Obligations and No
                         Deductions.                                        34

Section 2.06.    Prepayment and Certain Payments.                           35
                  (A)   Voluntary Prepayments.                              35
                  (B)   Absence of Designation of Payment or
                         Prepayment.                                        35
                  (C)   Competitive Bid Loan.                               36

Section 2.07.    Interest Rate Elections.                                   37
Section 2.08.    Interest in Absence of Interest Rate           Election.

                                39
Section 2.09.    Permanent Reduction of Commitment.                         39

Section 2.10.    Special Libor Loan Provisions.                             39
                  (A)   Requests.                                           40
                  (B)   Libor Loans Unavailable.                            40
                  (C)   Libor Lending Unlawful.                             41
                  (D)   Additional Costs on Libor Loans.                    42
                  (E)   Libor Funding Losses.                               44
                  (F)   Banking Practices.                                  45
                  (G)   Borrower's Option on Unavailability
                         or Increased Cost of Libor Loans.                  45

Section 2.11.    Special CD Rate Loan Provisions.                           46
                  (A)   CD Rate Loans Unavailable or Unlawful.              46
                  (B)   Additional Costs on CD Rate Loans.                  47

                                        i
                  (C)   CD Rate Funding Losses.                             49
                  (D)   Banking Practices.                                  49
                  (E)   Borrower's Option on Unavailability
                         or Increased Cost of CD Rate Loans                 50

Section 2.12.    Certain References.                                        50
Section 2.13.    Payment on Non-Business Days.                              51
Section 2.14.    Use of Proceeds.                                           51
Section 2.15.    Banks' Maximum Commitments.                                51
Section 2.16.    Replacement of Bank.                                       51
Section 2.17.    Pro Rata Treatment.                                        52
Section 2.18.    Declaration of Invalidation.                               53
Section 2.19.    Pro Rata Shares Pari Passu and Equal.                      54
Section 2.20.    Application of Funds Received by Bank.                     54

ARTICLE III CONDITIONS OF LENDING                                           55

Section 3.01.    Conditions Precedent to the Commitment and
                  to all Loans.                                             55
                  (A)   The Commitment and Initial Loans.                   55
                  (B)   The Commitment and the Loans.                       57

ARTICLE IV REPRESENTATIONS AND WARRANTIES                                   58

Section 4.01.    Representations and Warranties of the
                 Borrower.                                                  58
                 (A)    Organization and Existence.                         58
                 (B)    Authorization and Absence of
                         Defaults.                                          58
                 (C)    Acquisition of Consents and
                         Environmental Matters.                             59
                 (D)    Validity and Enforceability.                        59
                 (E)    Financial Information.                              59
                 (F)    No Litigation.                                      60
                 (G)    Regulation U.                                       60
                 (H)    Absence of Adverse Agreements.                      61
                 (I)    Taxes.                                              61
                 (J)    ERISA.                                              61
                 (K)    Ownership of Properties.                            62
                 (L)    Accuracy of Representations and Warranties.         62
                 (M)    No Investment Company.                              63
                 (N)    Solvency, etc.                                      63
                 (O)    Ownership Interests.                                63
                 (P)    Licenses, Registrations, Compliance
                         with Laws, etc.                                    63
                 (Q)    Principal Place of Business; Books and Records.     64

ARTICLE V COVENANTS OF THE BORROWER                                         64

Section 5.01.    Affirmative Covenants of the Borrower
                 Other than Reporting Requirements.                         64
     (A)         Payment of Taxes, etc.                                     64
     (B)         Maintenance of Insurance.                                  64
     (C)         Preservation of Existence, etc.                            64
     (D)         Compliance with Laws, etc.                                 65
     (E)         Visitation Rights.                                         65
     (F)         Keeping of Records and Books of
                 Account.                                                   65

                                        ii
     (G)         Maintenance of Properties, etc.                            65
     (H)         Accounting System.                                         66
     (I)         Other Documents, etc.                                      66
     (J)         EBIT Coverage.                                             66
     (K)         Leverage Ratio.                                            66
     (L)         Officer's Certificates and Requests.                       66
     (M)         Depository.                                                66

Section 5.02.    Negative Covenants of the Borrower.                        66
                  (A)   Liens, etc.                                         67
                  (B)   Dissolution, etc.                                   68
                  (C)   Hostile Takeovers.                                  68
                  (D)   Compliance with ERISA.                              69
                  (E)   Restricted Guaranties.                              69

Section 5.03.    Reporting Requirements.                                    69
Section 5.04.    Confidential Financial Information.                        72

ARTICLE VI EVENTS OF DEFAULT                                                73

Section 6.01.    Events of Default.                                         73

ARTICLE VII REMEDIES OF BANKS                                               76

ARTICLE VIII ADMINISTRATIVE AGENT                                           77

Section 8.01.    Appointment.                                               77

Section 8.02.    Powers; General Immunity.                                  77
                  (A)   Duties Specified.                                   77
                  (B)   No Responsibility for Certain Matters.              78
                  (C)   Exculpatory Provisions.                             78
                  (D)   Agent Entitled to Act as Bank.                      79

Section 8.03.    Representations and Warranties; No Responsibility
                 for Appraisal of Creditworthiness.                         79
Section 8.04.    Right to Indemnity.                                        79
Section 8.05.    Payee of Note Treated as Owner.                            80
Section 8.06.    Resignation by Agent.                                      80
Section 8.07.    Successor Agent.                                           81

ARTICLE IX MISCELLANEOUS                                                    81

Section 9.01     Consent to Jurisdiction and Service of
                 Process.                                                   81
Section 9.02.    Indemnification.                                           83
Section 9.03.    Rights and Remedies Cumulative.                            84
Section 9.04.    Delay or Omission Not Waiver.                              84
Section 9.05.    Waiver of Stay or Extension Laws.                          85
Section 9.06.    Amendments, etc.                                           85
Section 9.07.    Addresses for Notices, etc.                                86
Section 9.08.    Costs, Expenses and Taxes.                                 87
Section 9.09.    Participations.                                            88
Section 9.10.    Binding Effect.                                            89
Section 9.11.    Substitutions and Assignments.                             89
Section 9.12.    Actual Knowledge.                                          93
Section 9.13.    Governing Law.                                             93
Section 9.14.    Severability of Provisions.                                93
Section 9.15.    Headings.                                                  94
Section 9.16.    Counterparts.                                              94
Section 9.17.    Integration.                                               94

                                       iii

                               SCHEDULE OF EXHIBITS
                              --------------------


EXHIBIT A-1      Competitive Bid Loan Note
EXHIBIT A-2      Revolving Credit Note
EXHIBIT B        Form of Request
EXHIBIT B-1      Competitive Bid Loan Request
EXHIBIT B-2      Competitive Bid Loan Offer
EXHIBIT B-3      Competitive Bid Loan Acceptance
EXHIBIT C        Interest Rate Election Form
EXHIBIT D        Compliance Certificate Form
EXHIBIT E        Opinion of the Borrower's Counsel
EXHIBIT F        Pending Litigation, etc.
EXHIBIT G        Ownership Interests in Subsidiaries
EXHIBIT H        Liens, etc.
EXHIBIT I        Pro Rata Shares
EXHIBIT J        Form of Substitution Agreement








































                                        iv
                                  LOAN AGREEMENT

                          Dated as of February 8, 1995


         WELLMAN, INC., a corporation organized under the laws of the State of Delaware and having its principal place of business at Shrewsbury Executive Center, 1040 Broad Street, Suite 302, Shrewsbury, New Jersey 07702 (the "Borrower"), and FLEET NATIONAL BANK, a national banking association organized under the laws of the United States and having a head office at 111 Westminster Street, Providence, Rhode Island 02903 individually and in its capacity as agent for itself and the other Banks (defined below) under this Agreement and the Related Documents (defined below) and with respect to the Loans (defined below) (Fleet National Bank, in its individual capacity, is hereinafter referred to as a "Bank", and (except as otherwise indicated), in its capacity as agent, is hereinafter referred to as "Agent"), Wachovia Bank of Georgia, N.A., as Co-Lead, and the other Banks which presently are or hereafter become parties hereto, hereby agree as follows:


    ARTICLE I

                   DEFINITIONS AND ACCOUNTING AND OTHER TERMS

          Section 1.01.  Certain Defined Terms.
           ------------   ---------------------
           As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         "Adjusted CD Rate" means, with respect to any CD Rate Loan to be made by the Banks for its Interest Period, the interest rate per annum determined by Agent (fixed throughout such Interest Period (subject to adjustments for Statutory Reserves) and rounded upwards, if necessary, to the next 1/16 of 1%) which is equal to the sum of (A) the Assessment Rate and (B) the product of (i) the Fixed Certificate of Deposit Rate in effect for such Interest Period multiplied by (ii) the Statutory Reserves. The term "Fixed Certificate of Deposit Rate" means the arithmetic average (rounded to the nearest 1/16 of 1% or, if there is no nearest 1/16 of 1%, the next highest 1/16 of 1%) of the prevailing rate per annum bid at 10:00 A.M. or as soon thereafter as is practicable on the first Business Day of the Interest Period for such CD Rate Loan by two or more certificate of deposit dealers of recognized standing located in New York, New York and selected by each Reference Bank in its discretion for the purchase at face value from such Reference Bank of certificates of deposit of such Reference Bank in an amount approximately equal to the principal amount of the CD Rate Loan in question to be made by the Banks and with a maturity approximately equal to such Interest Period. "Statutory Reserves" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the average of the aggregate of the maximum reserve percentages (without duplication, but including, without limitation, any basic, supplemental, emergency or marginal reserve requirement then in effect) expressed as a decimal established by the Board of Governors of the Federal Reserve System and any other banking authority to which each Reference Bank is subject for new negotiable nonpersonal time deposits in Dollars in the United States in the amount of such CD Rate Loan with maturities approximately equal to the applicable Interest Period, such reserve requirements including, without limitation, those imposed under Regulation D of such Board of Governors, as same may be amended from time to time. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in such reserve percentage.

         "Adjusted Indebtedness" shall have the meaning assigned thereto in the definition of Leverage Ratio set forth herein.

         "Adjusted Libor Rate" means, with respect to any Libor Loan to be made by the Banks for its Interest Period, the interest rate per annum determined by Agent (fixed throughout such Interest Period (subject to adjustments for the Libor Rate Reserve Percentage) and rounded upwards, if necessary, to the next 1/16 of 1%) which is equal to the quotient of (i) (a) the rate of interest at which Dollar deposits are offered in the London interbank market in an amount approximately equal to the principal of such Libor Loan for a period of time equal to such Interest Period that appears on the Telerate Page 3750 as of 11:00 a.m. London time two Business Days prior to the Business Day on which such Interest Period begins or, (b) if no such rate appears on the Telerate Page 3750, the rate of interest determined by Agent to be the average of up to four interest rates per annum at which Dollar deposits are offered in the London interbank market in an amount approximately equal to the principal amount of such Libor Loan, for a period of time equal to such Interest Period which appear on the Reuter's Screen LIBO Page as of 11:00 a.m. London time two Business Days prior to the Business Day on which such Interest Period begins if at least two such offered rates so appear on the Reuter's Screen LIBO Page or (c) if no such rate appears on the Telerate Page 3750 and fewer than two offered rates appear on the Reuter's Screen LIBO Page, the rate of interest determined by Agent to be the average of the interest rates per annum at which Dollar deposits are offered to each Reference Bank by first-class banks in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the Business Day on which such Interest Period begins, in an amount approximately equal to the principal amount of such Libor Loan, for a period of time equal to such Interest Period and (ii) a number equal to the number one minus the Libor Rate Reserve Percentage. The "Libor Rate Reserve Percentage" applicable to any Interest Period means the average of the maximum effective rates (expressed as a decimal) of the statutory reserve requirements (without duplication, but including, without limitation, basic, supplemental, marginal and emergency reserves) applicable to each Reference Bank during such Interest Period under regulations of the Board of Governors of the Federal Reserve System (or any successor), including without limitation Regulation D or any other regulation dealing with maximum reserve requirements which are applicable to each Reference Bank with respect to its "Eurocurrency Liabilities", as that term may be defined from time to time by the Board of Governors of the Federal Reserve System (or any successor) or which in any other respect relate directly to the funding of loans bearing interest at rates based on the interest rates at which Dollar deposits in immediately available funds are offered to banks by first-class banks in the London interbank market. If any Reference Bank fails to provide its offered quotation to Agent, the Adjusted Libor Rate shall be determined on the basis of the offered quotation(s) of the other Reference Bank(s). The Adjusted Libor Rate shall be adjusted automatically on and as of the effective date of any change in the Libor Rate Reserve Percentage.

         "Affiliate" means singly and collectively, any Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, the Borrower, and the legal representative, successor or assign of any such Person. For purposes of this definition, a Person shall be deemed to be "controlled by" the Borrower if the Borrower possesses, directly or indirectly, power either to (i) vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (ii) direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

         "Agent" means Fleet National Bank in its capacity as administrative agent for itself and the other Banks under this Agreement and the Related Documents and with respect to the Loans and any other financial institution acting as a successor administrative agent under this Agreement and the Related Documents and with respect to the Loans in accordance with Sections 8.06 and 8.07.


                                        2
         "Agreement" means this loan agreement, as same may be amended, supplemented or otherwise modified from time to time.

         "A.M." means a time from and including 12 o'clock midnight to and excluding 12 o'clock noon on any Business Day using Providence, Rhode Island time.

         "Applicable Margin" means the percentage rate set forth below opposite the Borrower's Leverage Ratio for the most recently completed fiscal quarter of the Borrower for which Agent has received the financial statements required by the terms of Section 5.03(C) hereof, or, with respect to the last fiscal quarter of any fiscal year of the Borrower, for which Agent has received the audited financial statements required by the terms of Section 5.03(B) hereof, any change in the Applicable Margin to become retroactively effective (subject to the provisions of Section 2.02(A)(ii)) as of the first day of the fiscal quarter immediately following the end of the fiscal quarter or fiscal year to which such financial statements relate (but in no event to a date prior to the Drawdown Date, the Applicable Margin for the period from the Drawdown Date to the next fiscal quarter end to be based on the Leverage Ratio for the Borrower's fiscal quarter ending December 31, 1994), in each instance determined for Reference Rate Loans, Libor Loans and CD Rate Loans, respectively:

                                     Applicable Margin
                                   --------------------
                                  Reference             CD
                                  Rate     Libor  Rate
Leverage Ratio                    Loans    Loans  Loans
--------------                     -----    -----   -----

Greater than 0.50 to 1            0%       .50%   .625%

Less than or equal to
0.50 to 1 but greater than
or equal to 0.40 to 1             0%       .325%  .450%

Less than
0.40 to 1 but
greater than or equal to
0.30 to 1                         0%       .25%   .375%

Less than 0.30 to 1               0%       .20%   .325%

         "Assessment Rate" means the rate for determining the then current annual assessment payable by Agent to the Federal Deposit Insurance Corporation (or any successor) for insuring time deposits made in Dollars at offices of Agent in the United States as estimated by Agent (in good faith and based upon such assessment for the immediately preceding calendar year) on the first day of the Interest Period for the CD Rate Loan in question.

         "Bank" or "Banks" means any financial institution which now is a party to this Agreement or which hereafter becomes a party to this Agreement pursuant to Section 2.02(C), 2.16 or 9.11.

         "Borrowed Money" means with respect to Borrower the aggregate amount, without duplication, of the following items as and to the extent reflected on Borrower's consolidated balance sheet (exclusive of any such item only required to be disclosed in a note to such balance sheet) prepared in accordance with GAAP ("Borrower's GAAP Balance Sheet"): (a) all obligations for borrowed money;
(b) all Capitalized Lease Obligations; and (c) all obligations evidenced by bonds, debentures, the Notes, other promissory notes or other similar instruments.
                                        3

         "Borrower" has the meaning assigned in the first paragraph of this Agreement.

         "Borrower fiscal quarter" means any fiscal quarter of any fiscal year of the Borrower.

         "Borrower's GAAP Balance Sheet" has the meaning assigned in the definition of Borrowed Money.

         "Business Condition" means, with respect to any Person, such Person's business, properties, earnings or condition (financial or other).

         "Business Day" means (i) for all purposes other than as covered by clause (ii) below, any day on which banks in Providence, Rhode Island or New York, New York are not authorized or required to close; and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Libor Loans, any day which is a Business Day described in clause
(i) and which is also a day for trading by and between banks in Dollar deposits in the London interbank market.

         "Capitalized Lease Obligations" means all lease obligations which have been in accordance with GAAP, capitalized on the books of the lessee.

         "CD Rate" means, for any Interest Period, the Adjusted CD Rate in effect on the first day of such Interest Period (subject to adjustment as provided in the definition of Adjusted CD Rate) plus the Applicable Margin for CD Rate Loans from time to time in effect.

         "CD Rate Loan" means a Loan other than a Competitive Bid Loan bearing interest at the CD Rate.

         "Closing Date" means the date on which all of the conditions precedent set forth in Section 3.01(A) other than Section 3.01(A)(f) and (m) have been satisfied.

         "Code" means the Internal Revenue Code of 1986 as amended from time to time or any successor federal code.

         "Commitment" means with respect to any Bank, such Bank's commitment to make its Pro Rata Share of the Revolving Credit Loans as set forth in Section 2.01(B) up to the maximum outstanding amounts permitted in Section 2.01(B), as adjusted for any voluntary reductions in the amount thereof pursuant to the terms of Section 2.09 and, with respect to all of the Banks, the aggregate of such commitments.

         "Commonly Controlled Entity" means a Person, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 414(b), (c), (m) or (o) of the Code.

         "Competitive Bid Loan" means a Loan evidenced by a Competitive Bid Note made pursuant to and in accordance with Section 2.01(A).

         "Competitive Bid Loan Acceptance" means a Competitive Bid Loan acceptance in the form of Exhibit B-3 duly completed and delivered to the Agent by the Borrower in accordance with Section 2.01(A).

         "Competitive Bid Loan Note" means each promissory note of the Borrower payable to the order of a Bank substantially in the form of Exhibit A-1 and executed, delivered and completed by the Borrower.


                                        4
         "Competitive Bid Loan Offer" means a Competitive Bid Loan offer in the form of Exhibit B-2 duly completed and delivered by a Bank in accordance with
Section 2.01(A).

         "Competitive Bid Loan Request" means a written request for a Competitive Bid Loan in substantially the form of Exhibit B-1 received by Agent from the Borrower at the time and on the Business Day established under Section 2.01(A)(i).

         "Consolidated Stockholders' Equity" means at any date the consolidated stockholders' equity of the Borrower as set forth in the consolidated balance sheet of the Borrower and its Subsidiaries most recently delivered to Agent pursuant to Section 5.03(B) or (C) less an amount equal to the aggregate redemption price of any outstanding shares of preferred stock of the Borrower or any Subsidiary at such date which are unconditionally required by their terms to be redeemed by the Borrower or any Subsidiary on or before February 8, 2000, in each case determined in accordance with GAAP.

         "Consolidated Tangible Assets" means, at any particular time, the aggregate amount of all assets of Borrower and its Subsidiaries, less cost in excess of net assets acquired, as set forth on the most recent Borrower's GAAP Balance Sheet.

         "Default" means an event or condition which with the giving of notice or lapse of time or both would become an Event of Default.

         "Delinquent Bank" means any Bank which fails to make available to Agent such Bank's Pro Rata Share of any of the Loans in accordance with this Agreement; provided that the failure of any of the Banks to so forward its Pro Rata Share of any Libor Loan or CD Rate Loan due to the occurrence of one or more of the events described in Section 2.10(B) or (C) or 2.11(A) for a period of less than ninety (90) consecutive days in any instance shall not be deemed a failure to so forward such Bank's Pro Rata Share of any Loan so long as such Bank so forwards its Pro Rata Share of such Loan at the Reference Rate.

         "Discharged Rights and Obligations" has the meaning assigned thereto in Section 9.11.

         "Dollars" and the sign "$" mean lawful money of the United States of America.

         "Drawdown Date" means the date on which all of the conditions precedent set forth in Section 3.01(A) have been satisfied and the initial Revolving Credit Loan or Competitive Bid Loan is advanced to the Borrower.

         "EBIT" means, for any fiscal period of the Borrower, Borrower's Net Income from Continuing Operations for such fiscal period plus the amount of income tax expense for such fiscal period, minus income tax benefit for such fiscal period, plus Interest Expense for such fiscal period, minus interest income for such fiscal period, all determined on a consolidated basis in accordance with GAAP.

         "EBIT Coverage" means the ratio of the sum of the Borrower's EBIT for the four most recently completed fiscal quarters of the Borrower to the sum of Interest Expense net of interest income for the four most recently completed fiscal quarters of the Borrower, such ratio to first be calculated for the Borrower's fiscal quarter ending December 31, 1994 and the immediately preceding three Borrower fiscal quarters.

         "ERISA" means the Employee Retirement Income Security Act of 1974 as amended from time to time or any successor federal code.

                                        5
         "Events of Default" has the meaning assigned to that term in Section
6.01 of this Agreement.

         "Exhibit" means, when followed by a letter, the exhibit attached to this Agreement bearing that letter and by such reference fully incorporated in this Agreement.

         "Facility Fee" means the fee payable to the Agent for the pro rata account of each Bank as set forth in Section 2.02(B)(i).

         "Facility Fee Percentage" means the percentage rate set forth below opposite the Borrower's Leverage Ratio for the most recently completed fiscal quarter of the Borrower for which the Agent has received the financial statements required by the terms of Section 5.03(C) hereof, or, with respect to the last fiscal quarter of any fiscal year of the Borrower, for which the Agent has received the audited financial statements required by the terms of Section 5.03(B) hereof, any change in the Facility Fee Percentage to become retroactively effective (subject to the provisions of Section 2.02(B)(i)) as of the first day of the fiscal quarter immediately following the end of the fiscal quarter or fiscal year to which such financial statements relate (but in no event to a date prior to the Drawdown Date, the Facility Fee Percentage for the period from the Drawdown Date to the next fiscal quarter end to be based on the Leverage Ratio for the Borrower's fiscal quarter ending December 31, 1994:

Leverage Ratio                              Facility Fee
--------------                              -------------

Greater than 0.50 to 1                        .25%

Less than or equal to
0.50 to 1 but greater than
or equal to 0.40 to 1                         .175%

Less than 0.40 to 1
but greater than or equal to
0.30 to 1                                     .125%

Less than 0.30 to 1                           .100%

         "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York, provided that (i) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next succeeding Business Day as so published, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Agent on such day on such transactions as determined by Agent.

         "Fiber" means Fiber Industries, Inc., a Delaware corporation which is whollyowned by Prince.

         "Fiber Guaranty" means that certain guaranty by Fiber dated as of the date hereof, and guarantying all Indebtedness of the Borrower then or thereafter owing to Agent and/or the Banks pursuant to this Agreement and the Notes, as the same may be amended, restated, supplemented or otherwise modified from time to time.



                                        6
         "GAAP" means generally accepted accounting principles in effect from time to time in the United States of America.

         "Hostile Takeover" means the offer of the Borrower, Prince, and/or any Subsidiary to acquire from the holders of securities of another Person (the "Target") which has a class of equity securities registered under the Securities Exchange Act of 1934, as amended, (the "Act") 30% or more of the total voting power of any class of such Target's Voting Stock where there has been a public announcement or commencement of the offer within the meaning of Rule 14d-2 under the Act, if the Target's senior management or board of directors has stated or at any time while the offer is outstanding states publicly (through the filing of a Schedule 14D-9 with the Securities and Exchange Commission or otherwise), its intention to oppose the acquisition by the Borrower, Prince and/or any Subsidiary of the Target's Voting Stock or has advised or recommended to the holders of the securities to which such offer relates that such holders reject such offer or take any action other than to accept such offer, and such offer shall be deemed a "Hostile Takeover" for purposes hereof from the time such intention is so stated until such statement is withdrawn or the Target's senior management and board of directors advise or recommend to the holders of the securities to which the such offer relates that such holders accept such offer.

         "Indebtedness" means, for any Person, without duplication, (i) all indebtedness or other obligations of said Person for Borrowed Money, including, without limitation, all reimbursement obligations of said Person with respect to commercial letters of credit and all obligations of said Person for the deferred purchase price of property or services, (ii) all indebtedness or other obligations of any other Person ("Other Person") for Borrowed Money, reimbursement obligations of any Other Person with respect to commercial letters of credit and all obligations of any Other Person for the deferred purchase price of property or services, the payment or collection of which said Person has guaranteed (except by reason of endorsement for collection in the ordinary course of business) or in respect of which said Person is liable, contingently or otherwise, including, without limitation, liable by way of agreement to purchase or lease, to provide funds for payment, to supply funds to purchase, sell or lease property or services primarily to assure a creditor of such Other Person against loss or otherwise to invest in or make a loan to the Other Person, or otherwise to assure a creditor of such Other Person against loss,
(iii) all indebtedness or other obligations of any Other Person for Borrowed Money or for the deferred purchase price of property or services secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in any property owned by said Person, whether or not said Person has assumed or become liable for the payment of such indebtedness or obligations, (iv) Capitalized Lease Obligations of said Person and (v) all other liabilities or obligations of said Person which would, in accordance with GAAP, be classified as liabilities of such a Person.

         "Initial Agreement" means that certain Loan Agreement dated as of December 7, 1990 by and between the Borrower, Agent, and certain other financial institutions party thereto, as amended to date.

         "Interest Adjustment Date" means (i) as to any Reference Rate Loan the Business Day elected by the Borrower in its applicable Interest Rate Election, but being not less than (a) three (3) Business Days (or four (4) Business Days in the case of an Interest Rate Election as to which the consent of the Banks is required) after the receipt by Agent before 12:00 o'clock P.M. on a Business Day of an Interest Rate Election changing the interest rate on such Loan to the Libor Rate and (b) two (2) Business Days (or three (3) Business Days in the case of an Interest Rate Election as to which the consent of the Banks is required) after the receipt by Agent before 12:00 o'clock P.M. on a Business Day of an Interest Rate Election changing the interest rate on such Loan to the CD Rate;


                                        7
and (ii) as to any Libor Loan, the last Business Day of the Interest Period pertaining to such Libor Loan and (iii) as to any CD Rate Loan, the last Business Day of the Interest Period pertaining to such CD Rate Loan.

         "Interest Expense" means the aggregate amount of interest expense reported on Borrower's consolidated statement of income.

         "Interest Period" means:

         (a)  With respect to each Libor Loan:

             (i) initially, the period commencing on the date of such Libor Loan and ending one, two, three, six or such greater number of months thereafter as may be acceptable to all the Banks and as the Borrower may elect in the applicable Interest Rate Election and subject to
         Section 2.07; and

             (ii) thereafter, each period commencing on the last day of the immediately preceding Interest Period applicable to such Libor Loan and ending one, two, three, six or such greater number of months thereafter as may be acceptable to all the Banks and as the Borrower may elect in the applicable Interest Rate Election and subject to
         Section 2.07;

         provided that clauses (i) and (ii) of this definition are subject to the following:

             (A) any Interest Period (other than an Interest Period determined pursuant to clause (C) below) which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the immediately preceding Business Day;

             (B) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (C) below, end on the last Business Day of a calendar month;

             (C)  no Interest Period shall end after the Repayment Date; and

             (D) with respect to all Libor Loans and CD Rate Loans, no more than ten (10) Interest Periods may be in effect at any time.

         (b)  With respect to each CD Rate Loan:

             (i) initially, the period commencing on the date of such CD Rate Loan and ending 30, 60, 90 or 180 or such greater number of days (being an integral multiple of 30) as may be acceptable to all of the Banks and as the Borrower may elect in the applicable Interest Rate Election and subject to Section 2.07; and

             (ii) thereafter, each period commencing on the last day of the immediately preceding Interest Period applicable to such CD Rate Loan and ending 30, 60, 90 or 180 or such greater number of days (being an integral multiple of 30) as may be acceptable to all of the Banks and as the Borrower may elect in the applicable Interest Rate Election and subject to Section 2.07; provided that clauses (b)(i) and (ii) of this definition are subject to the following:




                                        8
             (A) any Interest Period (other than an Interest Period determined pursuant to clause (B) below) which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day;

             (B)  no Interest Period shall end after the Repayment Date; and

             (C) with respect to all Libor Loans and CD Rate Loans, no more than ten (10) Interest Periods may be in effect at any time.

         "Interest Rate Election" means the Borrower's irrevocable telecopied or telephonic notice of election, which shall be promptly confirmed by a written notice of election that Reference Rate, the CD Rate or the Libor Rate shall apply to all or any portion of the Loans, which shall, subject to this Agreement, be effective on the next Interest Adjustment Date, such telecopied or telephonic notice and written confirmation thereof to be in the form of Exhibit B and to be received by Agent prior to 12:00 o'clock P.M. on a Business Day and at least three (3) Business Days prior to an Interest Adjustment Date in the case of a Libor Loan (or four (4) Business Days in the case of an Interest Rate Election as to which the consent of the Banks is required), at least two (2) Business Days prior to an Interest Adjustment Date in the case of a CD Rate Loan (or three (3) business Days in the case of an Interest Rate Election as to which the consent of the Banks is required) and at least one (1) Business Day prior to an Interest Adjustment Date in the case of a Reference Rate Loan, each such Interest Rate Election, subject to the terms of this Agreement, to effect a change in the interest rate on the applicable portion of the Loans then outstanding, with respect to which such Interest Rate Election was made, such change to occur on the Interest Adjustment Date next succeeding receipt of such Interest Rate Election by Agent. Any Interest Rate Election received by Agent after 12 o'clock P.M. on a Business Day shall be deemed, for all purposes of this Agreement, to have been received prior to 12 o'clock P.M. on the next succeeding Business Day. Interest Rate Elections shall be effective only as to Loans other than Competitive Bid Loans.

         "Investment" means any investment in any Person whether by means of a purchase of capital stock, notes, bonds, debentures or other evidences of Indebtedness and/or by means of a capital or partnership contribution, loan, deposit, advance, and/or by means of a guaranty of the Indebtedness of such Person or otherwise.

         "Leverage Ratio" means, at any date, the ratio of (A) the sum, without duplication, of (i) Borrower's Borrowed Money at such date plus (ii) the net present value at such date (using a discount rate equal to the interest rate at the date the lease was entered into of U.S. Treasury Notes quoted in the Federal Reserve Statistical Release for the date of determination with a maturity approximately equal to the initial term of the obligation in question) of the aggregate rentals payable over the remaining term (exclusive of any optional extensions or renewals) of any operating lease (or in the case of leases in related transactions or a single project the aggregate net present value calculated as set forth above of such operating leases of Borrower or any Subsidiary) if the net present value amount exceeds 10% of Consolidated Stockholders' Equity determined as of such date plus (iii) any reimbursement obligation at such date with respect to any standby letter of credit (other than a commercial letter of credit) under which Borrower or any Subsidiary is obligated if such obligation under such reimbursement agreement (or in the case of any standby letters of credit issued in connection with a single project or as part of related transactions, the aggregate amount of reimbursement obligations existing at such date on account of such letters of credit) exceeds 10% of Consolidated Stockholders' Equity (such Borrowed Money plus the amounts referred to in clauses (ii) and (iii) is referred to as the "Adjusted Indebtedness") to (B) the Borrower's Consolidated Stockholders' Equity plus Adjusted Indebtedness at such date.

                                        9
         "Libor Loan" means a Loan other than a Competitive Bid Loan bearing interest at the Libor Rate.

         "Libor Rate" means, for any Interest Period, the Adjusted Libor Rate in effect on the first day of such Interest Period (subject to adjustment as provided in the definition of Adjusted Libor Rate) plus the Applicable Margin for Libor Loans from time to time in effect.

         "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other) or other security agreement or preferential arrangement of any kind or nature whatsoever (including without limitation any conditional sale or other title retention agreement and any Capitalized Lease Obligation) having substantially the same economic effect as any of the foregoing and the filing of any financing statement under the applicable Uniform Commercial Code or comparable law of any jurisdiction in respect of any of the foregoing.

         "Loans" and "Loan" means at any time the outstanding principal amount of Indebtedness owed to a Bank or the Banks, pursuant to this Agreement and, if the context so requires, the advance of funds to the Borrower pursuant to a Request and Interest Rate Election or pursuant to a Competitive Bid Loan Request, subject to and in accordance with this Agreement.

         "Majority Banks" means (a) if the Commitment is in effect, Banks having, as of the date of determination, Pro Rata Shares of the Commitment totalling at least sixty percent (60%) of the Commitment, or (b) if the Commitment has been terminated under Article VII of this Agreement, Banks having as of the date of determination Pro Rata Shares of the Loans totalling at least sixty percent (60%) of the Loans; provided, that with respect to any determination to be made by the Majority Banks as to which Agent shall have notified the Banks, if any one or more of the Banks shall have failed to notify Agent of such Bank's or Banks' respective decision regarding such determination within twenty (20) Business Days following such notice from Agent, the Majority Banks shall mean Banks having, as of the date of determination, Pro Rata Shares totalling at least sixty percent (60%) of the aggregate of such Pro Rata Shares of the Banks which have so notified Agent within such time period.

         "Material Adverse Effect" means, with respect to the Borrower, an effect or condition which is materially adverse to the Business Condition of the Borrower and any Material Subsidiaries taken as a whole.

         "Material Subsidiary" means Prince, Fiber and any other Subsidiary which meets any of the following conditions: (i) Investments in and advances to such Subsidiary by the Borrower exceed 10% of Consolidated Tangible Assets as of the end of Borrower's most recently completed fiscal year, (ii) Borrower's share of the total Tangible Assets (after inter-company eliminations) of such Subsidiary exceeds 10% of Consolidated Tangible Assets as of Borrower's most recently completed fiscal year or (iii) Borrower's equity in the Net Income from Continuing Operations of such Subsidiary (before income taxes) exceeds 10% of Borrower's consolidated Net Income from Continuing Operations (before income taxes) for Borrower's most recently completed fiscal year, all as determined in accordance with GAAP; provided, however, that in the event that the Borrower acquires a new Subsidiary, pursuant to an acquisition, merger or otherwise, the foregoing tests shall be applied to measure whether such new Subsidiary is a Material Subsidiary as of the consummation of the transactions pursuant to which the Borrower acquired such new Subsidiary, and thereafter at the end of each of the Borrower's fiscal years.

         "Multiemployer Plan" means a multiemployer plan as defined in Title IV of ERISA.


                                        10
         "Net Income" means, for any period and for any Person, the consolidated net income (or the consolidated net loss) of such Person and its subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

         "Net Income from Continuing Operations" means, for any fiscal period of any Person, such Person's Net Income for such fiscal period plus (minus) extraordinary losses (gains) for such fiscal period, plus (minus) net charges (credits) due to the cumulative effective of changes in accounting principles for such fiscal period, plus (minus) charges (credits) for discontinued operations for such fiscal period, all determined on a consolidated basis in accordance with GAAP.

         "Note" or "Notes" means any Competitive Bid Note or Competitive Bid Notes, and any Revolving Credit Note or Revolving Credit Notes of the Borrower payable to the order of a Bank and substantially in the form of Exhibit A-1 and Exhibit A-2, respectively.

         "Notice Day" has the meaning assigned thereto in Section 2.07(D).

         "Officer's Certificate" means a certificate signed by the President, the Chief Financial Officer or Controller of the Borrower and delivered to Agent.

         "Old Loans" means the loans made to the Borrower by certain of the Banks and certain other financial institutions party to the Initial Agreement pursuant to the Initial Agreement.

         "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor federal code.

         "P.M." means a time from and including 12 o'clock noon on any Business Day to the end of such Business Day using Providence, Rhode Island time.

         "Person" means an individual, corporation, partnership, joint venture, trust, or unincorporated organization, or a government or any agency or political subdivision thereof.

         "Plan" means an employee benefit plan or other plan maintained for employees of the Borrower, Fiber, Prince or any Commonly Controlled Entity as defined in Section 3(3) of ERISA.

         "Prince" means Prince, Inc., formerly known as Wellman Delaware Holding Inc., a Delaware corporation with a principal place of business in Wilmington, Delaware.

         "Prince Guaranty" means that certain guaranty by Prince dated as of the date hereof and guarantying all Indebtedness of the Borrower then or thereafter owing to Agent and/or the Banks pursuant to this Agreement and the Notes, as the same may be amended, restated, supplemented or otherwise modified from time to time.

         "Pro Rata Share" means (i) with respect to the Commitment, each Bank's percentage share of the Commitment as set forth immediately opposite such Bank's name on Exhibit I, as amended from time to time, (ii) with respect to the Loans, each Bank's percentage share of the aggregate outstanding principal balance of the Loans, (iii) with respect to the Loans other than Competitive Bid Loans, each Bank's percentage share of the aggregate outstanding principal balance of the Loans other than Competitive Bid Loans, and (iv) with respect to Competitive



                                        11
Bid Loans, each Bank's percentage share of the aggregate outstanding principal balance of the Competitive Bid Loans, all of which shares may be expressed as a fraction or as the percentage equivalent of a fraction, the numerator of which is the aggregate outstanding principal balance of such Bank's Commitment or Loans in question, as the case may be, and the denominator of which is the aggregate outstanding principal balance of all the Commitments or Loans in question, as the case may be.

         "Reference Bank" means the following three Banks: the Agent, Wachovia Bank of Georgia, N.A. and Bank of America Illinois and in the event any such Bank resigns or is removed as a reference bank by direction of the Agent and the Borrower, such other Bank as may be selected by Agent and the Borrower in their discretion from time to time as a reference bank for purposes of determining the Adjusted Libor Rate and/or the Adjusted CD Rate.

         "Reference Rate" means the higher of (i) the floating rate of interest per annum designated from time to time by Agent as being its "prime rate" of interest, such interest rate to be adjusted on the effective date of any change thereof by Agent, it being understood that such rate of interest may not be the lowest rate of interest from time to time charged by Agent and (ii) during the last three (3) Business Days of each calendar year and the first two (2) Business Days of the immediately succeeding calendar year, if higher than (i), the Federal Funds Rate plus one-half percent (.50%) per annum, such interest rate to be adjusted on the effective date of any change thereof by the Federal Reserve Bank of New York.

         "Reference Rate Loan" means a Loan bearing interest at the Reference Rate.

         "Related Documents" means the Fiber Guaranty and the Prince Guaranty.

         "Repayment Date" means the earlier to occur of (i) February 7, 2000, or (ii) such date on which the obligations of the Borrower under any of the Notes shall have become immediately due and payable, whether by acceleration or otherwise.

         "Reportable Event" shall have the meaning assigned to that term in Title IV of ERISA.

         "Request" means a written request for a Loan other than a Competitive Bid Loan in the form of Exhibit B, received by Agent from the Borrower at the time and on the Business Day stipulated for an Interest Rate Election in accordance with this Agreement, specifying the amount of the Loan, the date on which the Borrower desires such Loan, and accompanied by an Interest Rate Election for such Loan.

         "Restricted Guaranty" means any guaranty, or in the case of guaranties in related transactions or a single project, any guaranties in the aggregate, by the Borrower or any Subsidiary of Indebtedness for Borrowed Money of another Person (other than the Borrower or any Subsidiary) if the amount for which the Borrower and/or any Subsidiary is obligated or contingently obligated under any such guaranty, or in the case of guaranties in related transactions or a single project, such guaranties, exceeds ten percent (10%) of Consolidated Stockholders' Equity; provided that any guaranty or guaranties which constitute Borrowed Money are excluded from this definition.

         "Reuters Screen LIBO Page" means the display designated as Page "LIBO" on the Reuters Monitor Money Rate Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks).


                                        12
         "Revolving Credit Loan" means a Loan evidenced by a Revolving Credit Note made pursuant to and in accordance with Section 2.01(B).

         "Revolving Credit Note" means each promissory note of the Borrower payable to the order of a Bank in substantially the form of Exhibit A-2.

         "Section" means, when followed by a number, the section or subsection of this Agreement bearing that number.

         "Single Employer Plan" means any pension benefit plan as defined in
Section 3(2) of ERISA which is not a Multiemployer Plan.

         "Subsidiary" means any corporation, if any, of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors or other managers of such corporation (irrespective of whether or not at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned by the Borrower or by the Borrower and/or one or more Subsidiaries or the management of which corporation is under control of the Borrower and/or any Subsidiary, directly or indirectly through one or more Persons, and any Person which, under GAAP, should at any time for financial reporting purposes be consolidated with the Borrower and/or any Subsidiary.

         "Substituted Bank" shall have the meaning assigned thereto in Section 9.11.

         "Substitution Agreement" means a substitution agreement in the form of Exhibit J entered into pursuant to Section 9.11 between a financial institution and Agent (as agent for the Borrower and the Banks).

         "Syndication Agent" means BA Securities, Inc., a Delaware corporation.

         "Tangible Assets" means, at any particular time, the aggregate amount of all assets of any Person, less cost in excess of net assets acquired, all determined in accordance with GAAP.

         "Telerate Page 3750" means the display designated as page "3750" on the Telerate Service (or such other page as may replace the 3750 page on that service or such other service or services as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits).

         "Voting Stock" of any Person means equity securities of such Person which ordinarily have voting power for the election of directors (or Persons performing similar functions) of such Person, whether at all times or only as long as no senior class of securities has such voting power by reason of any contingency.

         "WIL" means Wellman International Limited, a company organized under the laws of Ireland.

         Section 1.02.  Accounting Terms.
          ------------   ----------------
         All accounting terms not specifically defined herein shall be construed in accordance with GAAP, for purposes of the calculations to be made in Sections 5.01(J) and (K), calculations of amounts shall be made in accordance with GAAP during the period of the financial statements referred to in Section 4.01(E), and all financial data submitted pursuant to this Agreement shall be prepared in accordance with GAAP, except for interim unaudited financial statements which may omit footnotes and may be subject to year-end audit adjustments.
                                        13

         Section 1.03.  Other Terms.
          ------------   -----------
         The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.


   ARTICLE II

                         AMOUNT AND TERMS OF THE LOANS

         Section 2.01.  The Loans.
          ------------   ---------

         (A)  The Competitive Bid Loans.
               -------------------------

             (i) Whenever the Borrower desires to incur Competitive Bid Loans, the Borrower shall deliver to Agent, not later than 12:00 P.M. at least one Business Day prior to the Business Day on which such Competitive Bid Loans are to be made, a Competitive Bid Loan Request which shall specify in each case the date of the proposed Competitive Bid Loans, the aggregate amount of the proposed Competitive Bid Loans (which shall be in the amount of at least Five Million Dollars ($5,000,000) and, to the extent in excess thereof in integral multiples of One Million Dollars ($1,000,000)), and up to five (5) maturity date(s) for repayment of the Competitive Bid Loans to be made pursuant to such Competitive Bid Loan Request (each of which maturity dates may not be earlier than the 7th day after the date of making such Competitive Bid Loans or later than the first to occur of the 360th day after the date of such proposed Competitive Bid Loan and the Repayment Date). Interest on each Competitive Bid Loan shall be payable at the maturity of such Competitive Bid Loan. No Competitive Bid Loan Request shall be given earlier than three Business Days subsequent to the making or rejection of the last Competitive Bid Loans. Agent shall promptly notify each Bank of each such Competitive Bid Loan Request received by it from the Borrower in accordance with
         Section 2.07(D).

             (ii) Each Bank shall, if, in its sole discretion, it elects to do so, irrevocably offer to make a Competitive Bid Loan to the Borrower as part of such proposed Competitive Bid Loans at a fixed rate or rates of interest (not to exceed more than two (2) interest rates for each maturity requested by the Borrower) expressed as a numerical absolute rate and specified by such Bank, by telecopying a completed Competitive Bid Loan Offer to Agent before 9:30 A.M. on the date (the "Reply Date") of the proposed Competitive Bid Loans specified in the Competitive Bid Loan Request delivered with respect thereto pursuant to Section 2.01(A)(i), setting forth the interest rate(s), maturity date(s) and the amount(s) of each Competitive Bid Loan which such Bank would be willing to make as part of such proposed Competitive Bid Loans (which amounts may exceed such Bank's Commitment, but may not exceed an amount equal to all of the Banks' Commitment less the sum of
         (a) the aggregate amount of outstanding CD Rate Loans and Libor Loans which are Revolving Credit Loans and as to which the Business Day on which the Competitive Bid Loans in question are to be made is not an Interest Adjustment Date for such CD Rate Loans and Libor Loans and
         (b) the aggregate amount of outstanding Competitive Bid Loans after giving effect to any concurrent repayment thereof); provided that the minimum amount of any Bank's bid and Competitive Bid Loan shall be at least Five Million Dollars ($5,000,000) and to the extent in excess

                                        14
         thereof, in integral multiples of One Million Dollars ($1,000,000), and provided, further, that if Agent in its capacity as a Bank shall, in its sole discretion, elect to make any such offer, it shall notify the Borrower of such offer before 9:15 A.M. on the Reply Date by telephone promptly followed by a telecopied completed Competitive Bid Loan Offer. Agent shall give prompt notice of the Competitive Bid Loans, if any, offered to be made by each Bank to the Borrower by 10:00 A.M. by telephone promptly followed by telecopied copies of each Competitive Bid Loan Offer received by Agent. If any Bank shall not notify Agent, before 9:30 A.M. on the Reply Date of its offer of a Competitive Bid Loan, such Bank shall be deemed not to be making an offer with respect to such Competitive Bid Loan.

             (iii) The Borrower shall, in turn, before 10:30 A.M. on the Reply Date, either

                 (1) cancel such Competitive Bid Loan Request by giving Agent telephonic, immediately followed by telecopied, notice to that effect, or

                 (2) accept one or more of the offers made by any Bank or Banks pursuant to Section 2.01(A)(ii), in its sole discretion, by giving telephonic notice, immediately followed by telecopied completed Competitive Bid Loan Acceptances to Agent of the amount and terms of each Competitive Bid Loan by each Bank (which amount shall be equal to or greater than the minimum permitted amount of a Competitive Bid Loan in accordance with Section 2.01(A)(ii), and equal to or less than the maximum amount notified to the Borrower by Agent on behalf of such Bank for such Competitive Bid Loan pursuant to Section 2.01(A)(ii)) to be made by each Bank as part of such Competitive Bid Loans, and reject any remaining offers made by Banks pursuant to Section 2.01(A)(ii) by giving Agent telephonic, immediately following by telecopied, notice to that effect. Accepted Competitive Bid Loans may not exceed in the aggregate the amount of Competitive Bid Loans requested by the Borrower in the Competitive Bid Loan Request in question. If the Borrower accepts any Competitive Bid Loan(s), the Borrower shall select the Competitive Bid Loan(s) with the same maturity in ascending order of offered interest rates. In the event that the Borrower receives bids for Competitive Bid Loans having the same maturity and interest rate, such Competitive Bid Loans bear interest at an interest rate which is eligible for acceptance by the Borrower, the Borrower desires to accept Competitive Bid Loans in an aggregate amount which includes a portion of such bids, the Borrower shall select a pro rata portion of each of such Competitive Bid Loans rounded to the nearest One Million Dollars ($1,000,000) determined by multiplying the amount of Competitive Bid Loans at such interest rate and for such maturity desired by the Borrower by a fraction, the numerator of which shall be the amount of such Competitive Bid Loans offered by the Bank in question and the denominator of which shall be the aggregate amount of all such offers; provided that if any such calculation would result in a Competitive Bid Loan of less than the minimum amount permitted by Section 2.01(A)(ii), the Borrower shall not select such Competitive Bid Loans on a pro rata basis, but shall select all or portions of such offers rounded to the nearest One Million Dollars ($1,000,000) in such manner as to select the full amount desired by the Borrower without causing any accepted Competitive Bid Loan to be less than the minimum and otherwise in the order of receipt by Agent of the bids for such accepted Competitive Bid Loans.

                                        15
             (iv) If the Borrower notifies Agent that such Competitive Bid Loan Request is cancelled pursuant to Section 2.01(A)(iii), Agent shall give prompt notice thereof to the Banks and such Competitive Bid Loan(s) shall not be made.

             (v) If the Borrower accepts one or more of the offers made by the Banks pursuant to Section 2.01(A)(iii)(2), Agent shall in turn (x) within one-half hour after Agent receives the Borrower's telecopied Competitive Bid Loan Acceptance notify each Bank that has made an offer as described in Section 2.01(A)(ii), of the date, interest rate, maturity date and amounts of the Competitive Bid Loan(s) accepted by telecopying to each such Bank a copy of the Competitive Bid Loan Acceptances received by Agent and (y) promptly thereafter notify each Bank that did not offer to make a Competitive Bid Loan as part of such Competitive Bid Loan(s), of the aggregate amount by maturity of the Competitive Bid Loan(s) to be made.

             (vi) No later than 1:00 P.M. on the Business Day on which each Competitive Bid Loan is to be made, each Bank required to participate therein will make available its share of such Competitive Bid Loan(s) (as specified in Section 2.01(A)(iii) in accordance with Section 2.01(C)(i) provided that if any Competitive Bid Loan of such Bank is maturing or being prepaid on such date, such Bank shall only so make available the amount by which the aggregate principal amount of the Competitive Bid Loan to be made by such Bank on such date exceeds the aggregate principal amount of the Competitive Bid Loan of such Bank so maturing or being prepaid. Agent will make available to the Borrower the aggregate of the amounts (if any) so made available by Banks in accordance with Section 2.01(C) and the Borrower shall not be liable for any daylight overdraft charges in the event any such amounts are not made available to the Agent by any Bank in accordance herewith. In the event that Competitive Bid Loan(s) made by a Bank mature on the date of a requested Competitive Bid Loan, such Bank shall apply the proceeds of the Competitive Bid Loan, if any, it is then making, to the extent thereof, to the repayment of such maturing Competitive Bid Loan(s), such Competitive Bid Loan and repayments being intended to be a contemporaneous exchange.

             (vii) Each Competitive Bid Loan shall be evidenced by the Competitive Bid Loan Note and Exhibit 1 thereto delivered by the Borrower to the Bank making such Loan and each Bank making any such Loan or receiving payment on account of any such Loan shall note on
         Exhibit 1 to its Competitive Bid Loan Note the date, amount, maturity, interest rate and aggregate amount of principal outstanding under said Note. Each Bank shall also note on Exhibit 1 to its Competitive Bid Loan Note the amount of any payment or prepayment of any Competitive Bid Loan evidenced by such Note. Section 2.03 shall be fully applicable to and govern this Section 2.01(A)(vii) and any such notations to the same extent as if such notations were notations on any Bank's records.

             (viii) Each Competitive Bid Loan shall be payable on the maturity date specified in the Competitive Bid Loan Request relating to such Competitive Bid Loan. No Competitive Bid Loan may be prepaid prior to its maturity date without the prior written consent of the Bank which made the Competitive Bid Loan in question. Written notice of any such prepayment shall be given to Agent on or prior to the date on which such prepayment occurs and Agent shall provide prompt notice thereof to the other Banks.



                                        16
             (ix) The Borrower further agrees to pay to Agent for the account of the applicable Bank or Banks such amounts as will compensate any of the Banks for any increase in the cost to such Bank of making or maintaining all or any portion of the Loans as Competitive Bid Loans and for any reduction in the amount of any sum receivable by such Bank under this Agreement in respect of making or maintaining all or any portion of the Loans as Competitive Bid Loans, in either case, from time to time by reason of:

                 (1) any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, such Bank, under or pursuant to any law, treaty, rule, regulation (including, without limitation, any Regulations of the Board of Governors of the Federal Reserve System) or requirement in effect on or after the date hereof, any interpretation thereof by any governmental authority charged with administration thereof or by any central bank or other fiscal or monetary authority or other authority, or any requirement imposed by any central bank or such other authority whether or not having the force of law; or

                 (2) any change in (including the introduction of any new) applicable law, treaty, rule, regulation or requirement or in the interpretation thereof by any official authority, or the imposition of any requirement of any central bank, whether or not having the force of law, which shall subject such Bank to any tax (other than taxes on net income imposed on such Bank by the United States of America or the state or nation in which the head office of such Bank is located), levy, impost, charge, fee, duty, deduction or withholding of any kind whatsoever or change the taxation of such Bank with respect to making or maintaining all or any portion of the Loans as Competitive Bid Loans and the interest thereon (other than any change which affects, and to the extent that it affects, the taxation of net income of such Bank by the United States of America or the state or nation in which the head office of such Bank is located); provided, that with respect to any withholding the foregoing shall not apply to any withholding tax described in sections 1441, 1442 or 3406 of the Code, or any succeeding provision of any legislation that amends, supplements or replaces any such section, or to any tax, levy, impost, duty, charge, fee, deduction or withholding that results from any noncompliance by a Bank with any federal, state or foreign law or from any failure by a Bank to file or furnish any report, return, statement or form the filing or furnishing of which would not have an adverse effect on such Bank and would eliminate such tax, impost, duty, deduction or withholding;

         In any such event, such Bank shall promptly notify Agent thereof, and of the reasons therefor, and Agent shall promptly notify the Borrower thereof in writing stating the reasons provided to Agent by such Bank therefor and the additional amounts required to fully compensate such Bank for such increased or new cost or reduced amount as determined by such Bank. Such additional amounts shall be payable on each date on which interest is to be paid hereunder or, if there is no outstanding principal amount under any of the Notes, within three (3) Business Days after the Borrower's receipt of said notice. Such Bank's certificate as to any such increased or new cost or reduced amount (including calculations, in reasonable detail, showing how such Bank computed such cost or reduction) shall be submitted by Agent to the


                                        17
         Borrower and shall, in the absence of manifest error, be conclusive and binding. In determining any such amount, the Bank(s) may use any reasonable averaging and attribution methods. Notwithstanding anything to the contrary set forth above, the Borrower shall not be obligated to pay any amounts pursuant to this Section 2.01(A)(ix) as a result of any requirement or change referenced above with respect to any period prior to the ninetieth (90th) day prior to the date on which the Borrower is first notified thereof. If the Borrower shall, as a result of the requirements of this Section 2.01(a)(ix) above, be required to pay any Bank the additional costs referred to therein and the Borrower, in its sole discretion, shall deem such additional amounts to be material, the Borrower shall have the right to substitute another bank satisfactory to the Agent for such Bank which has certified the additional costs to the Borrower, and the Agent shall use reasonable efforts to assist the Borrower to locate such substitute bank. Any such substitution shall take place in accordance with Section 9.11 and otherwise be on terms and conditions satisfactory to the Agent, and until such time as such substitution shall be consummated, the Borrower shall continue to pay such additional costs. Upon any such substitution, the Borrower shall pay or cause to be paid to the Bank that is being replaced, all principal, interest (to the date of such substitution) and other amounts owing hereunder to such Bank and such Bank will be released from liability hereunder, except as provided in Section 9.10.

             (x) In the event any of the Banks shall incur any loss or expense (including, without limitation, any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Bank to make or maintain all or any portion of the Loans as Competitive Bid Loans) as a result of:

                 (1) payment or prepayment by the Borrower of all or any portion of any Competitive Bid Loan on a date other than the scheduled maturity date for such Competitive Bid Loan, for any reason (including, without limitation, the acceleration of the maturity thereof pursuant to Article VII);

                 (2) any failure by the Borrower to borrow any Competitive Bid Loan which has been accepted by the Borrower under Section 2.01(A)(iii)(2) on the Reply Date for such Competitive Bid Loan other than any such failure resulting from the failure of any Bank which offered an accepted Competitive Bid Loan to make such Competitive Bid Loan available in accordance with Section 2.01(A)(vi);

         such Bank shall promptly notify Agent thereof, and of the reasons therefor. Upon the request of Agent, the Borrower shall pay directly to Agent for the account of such Bank such amount as will (in the reasonable determination of such Bank, which shall be conclusive absent manifest error) reimburse such Bank for such loss or expense. Each Bank shall furnish to the Borrower, upon written request received by Agent, a written statement setting forth the computation of any such amounts payable to such Bank under this Section 2.01(A)(x).

             (xi) Each Bank agrees that upon the occurrence of any of the events described in Section 2.01(A)(ix) or (x), such Bank will exercise all reasonable efforts to take such reasonable actions at no expense to such Bank (other than expenses which are covered by the Borrower's advance deposit of funds with such Bank for such purpose, or if such Bank agrees, which the Borrower has agreed to pay or reimburse to such Bank in full upon demand), in accordance with such

                                        18
         Bank's usual banking practices in such situations and subject to any statutory or regulatory requirements applicable to such Bank, as such Bank may take without the consent or participation of any other Person to, in the case of an event described in Section 2.01(A)(ix) or (x), mitigate the cost of such events to the Borrower.

         (B)  The Revolving Credit Loans.
               --------------------------

         Each Bank severally agrees, subject to the terms and conditions contained in this Agreement, to make Revolving Credit Loans to the Borrower from time to time after receipt by Agent from time to time before the Repayment Date of, and at the times provided for in, a Request and an Interest Rate Election from the Borrower in accordance with Article III, infra, during the period commencing on the Drawdown Date and ending on the Business Day immediately preceding the Repayment Date, in an aggregate principal amount at any one time outstanding not to exceed (i) such Bank's Pro Rata Share of Three Hundred Thirty Million Dollars ($330,000,000), less (ii) in each case, such Bank's Pro Rata Share of the aggregate amount of any voluntary reductions made pursuant to
Section 2.09. Notwithstanding the foregoing, it is hereby understood by the parties hereto that the maximum principal amount available to the Borrower pursuant to this Section 2.01(B) shall be reduced by the outstanding aggregate amount of Competitive Bid Loans.

          (C)  Funding and Pro Rata Shares.
                ---------------------------

             (i) Promptly after receipt of a Request and Interest Rate Election or a Competitive Bid Loan Request, Agent shall notify each Bank by telephone, telex or telecopy of the proposed borrowing. Subject to Section 2.01(A) or (B), as the case may be, each Bank agrees that after its receipt of notification from Agent of Agent's receipt of a Request and Interest Rate Election or in the case of a Competitive Bid Loan Request, upon receipt by such Bank of notification from Agent of the Borrower's acceptance of such Bank's offer under Section 2.01(A)(v), such Bank shall send its Pro Rata Share (or such portion thereof as may be necessary to provide Agent with such Pro Rata Share in Dollars and in immediately available funds, without consideration or use of any contra accounts of any
         Bank) of the requested Loan by wire transfer to Agent so that Agent receives such Pro Rata Share in Dollars and in immediately available funds not later than 12:00 P.M. (Providence, Rhode Island time) on the first day of the Interest Period for such Loan or, in the case of a Competitive Bid Loan, on the Business Day on which such Competitive Bid Loan is to be made, and Agent shall advance funds to the Borrower upon Agent's receipt of such Pro Rata Shares in the amount of the Pro Rata Shares of such Loan in Agent's possession. Unless Agent shall have been notified by any Bank (which notice may be telephonic if confirmed promptly in writing) prior to the first day of the Interest Period in respect of any Loan which such Bank is obligated to make under this Agreement or, in the case of a Competitive Bid Loan, on the Business Day on which such Competitive Bid Loan is to be made, that such Bank does not intend to make available to Agent such Bank's Pro Rata Share of such Loan on such date, Agent may assume that such Bank has made such amount available to Agent on such date and Agent in its sole discretion may, but shall not be obligated to, make available to the Borrower a corresponding amount on such date. If such corresponding amount is not in fact made available to Agent by such Bank, Agent shall be entitled to recover such corresponding amount from such Bank promptly upon demand by Agent together with interest thereon, for each day from such date until the date such amount is

                                        19
         paid to Agent, at the Federal Funds Rate for three (3) Business Days and thereafter at the Reference Rate. If such Bank does not pay such corresponding amount forthwith upon Agent's demand therefor, Agent shall promptly notify the Borrower and the Borrower shall promptly pay such corresponding amount to Agent. Nothing contained in this Section shall be deemed to relieve any Bank from its obligation to fulfill its obligations hereunder or to prejudice any rights which the Borrower may have against any Bank as a result of any default by such Bank hereunder.

             (ii) Each Bank and the Borrower further agree that each Bank's Pro Rata Share of the Commitment and, except as changed by events or actions occurring in accordance with the terms and conditions of this Agreement, the Loans (other than the Competitive Bid Loans), shall be the percentage set forth opposite each Bank's name on Exhibit I, as the same may from time to time be amended in accordance with Section 9.11.

             (iii) Each Libor Loan and CD Rate Loan shall be in the amount of at least Five Million Dollars ($5,000,000) and, to the extent in excess thereof, in integral multiples of One Million Dollars ($1,000,000). Each Reference Rate Loan shall be in the amount of at least Two Million Five Hundred Thousand Dollars ($2,500,000) and, to the extent in excess thereof, in integral multiples of One Million Dollars ($1,000,000). Each Bank's Pro Rata Share of the Loans shall be evidenced by its Notes and the records of such Bank. Each Revolving Credit Note payable to each Bank shall be dated as of the Closing Date, shall be in the principal amount of such Bank's Pro Rata Share of the Commitment, as applicable, and shall be payable in accordance with its terms.

         (D) Notwithstanding anything to the contrary set forth herein or in the Notes, the entire outstanding principal balance of the Notes shall be due and payable on the Repayment Date. In addition to each principal payment required pursuant to the foregoing, in the event that the outstanding principal balance(s) of the Revolving Credit Loans and the Competitive Bid Loans, in each case, if any, exceeds the Commitment then in effect, the Borrower shall immediately repay to Agent for the pro rata account of each Bank in immediately available Dollars an amount equal to the excess. Any such payment shall be applied in accordance with Section 2.06(B) as if the Borrower had not designated the Loans to which such payment is to be applied.

          Section 2.02.  Interest and Fees on the Loans.
           ------------   ------------------------------

          (A)  Interest.
                --------

             (i) Interest shall accrue on each of the Loans (other than Competitive Bid Loans) at the Reference Rate, the CD Rate or the Libor Rate for each of such Loan's Interest Periods in accordance with the Borrower's Interest Rate Elections for such Loans subject to and in accordance with the terms and conditions of this Agreement and the
         Notes.   The Borrower shall pay such interest to Agent for the pro
         rata account of each Bank in arrears on the Revolving Credit Loans (including without limitation CD Rate Loans and Libor Loans) outstanding from time to time after the Drawdown Date, in accordance with the following: (a) if any such Loan is a Reference Rate Loan, such payments shall be made quarterly on the last Business Day of each March, June, September and December of each year commencing March 31,


                                        20
         1995; (b) if such Loan is a CD Rate Loan or a Libor Loan and is for a term of more than 90 days, such payments shall be made quarterly on the last Business Day of each March, June, September and December of each year commencing March 31, 1995 and, in addition to each such quarterly payment required pursuant to the foregoing, with respect to each such Loan as to which an Interest Adjustment Date occurs, on each such Interest Adjustment Date; and (c) if such Loan is a CD Rate Loan or a Libor Loan and is for a term of 90 days or less, with respect to each such Loan as to which an Interest Adjustment Date occurs, on each such Interest Adjustment Date.

             (ii) Any amount of principal or interest due under any Loan which is not paid when due, whether at stated maturity, by acceleration or otherwise, shall bear interest, payable on demand, at a floating interest rate per annum equal to two percent (2.0%) above the rate otherwise in effect with respect to such Loan.

             (iii) Notwithstanding anything to the contrary set forth in this Agreement, in the event that any change in the Applicable Margin becomes retroactively effective and the Borrower has previously paid an amount of interest hereunder which is either in excess of or less than the amount of interest which the Borrower would have paid if the new Applicable Margin had been in effect as of the date as of which such change becomes retroactively effective, then the Borrower shall promptly pay to Agent for the pro rata account of each Bank, and, if applicable, each Bank shall promptly pay to Agent for the account of the Borrower such amount (or, in the case of a payment to be made by the Banks, each Bank's Pro Rata Share of such amount) as may be necessary to adjust the interest paid by the Borrower to equal the amount payable at the new Applicable Margin for the period for which the Borrower paid interest based on the old Applicable Margin.

          (B)  Facility and Other Fees.
                -----------------------

             (i) As consideration for the Commitment, the Borrower shall pay to Agent for the account of each Bank a Facility Fee on the average daily amount of such Bank's Commitment, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter based upon the average daily amount of such Bank's Commitment (without regard to utilization) during that quarter (or portion thereof) as calculated by the Agent, at a rate per annum equal to the Facility Fee Percentage then in effect. Such Facility Fee shall accrue from the Closing Date to the Repayment Date and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing on March 31, 1995 and continuing through the Repayment Date, with the final payment to be made on the Repayment Date; provided that, in connection with any termination of Commitments under Section 2.09, the accrued Facility Fee calculated for the period ending on such date shall also be paid on the date of such termination, with the following quarterly payment being calculated on the basis of the period from such termination date to such quarterly payment date. The Facility Fee provided in this Section shall accrue at all times after the above-mentioned commencement date, including at any time during which one or more conditions in Article III are not met. Notwithstanding anything to the contrary set forth in this Agreement, in the event that any change in the Facility Fee Percentage becomes retroactively effective and the Borrower has previously paid any Facility Fee hereunder which is either in excess of or less than the Facility Fee which the Borrower


                                        21
         would have paid if the new Facility Fee Percentage had been in effect as of the date as of which such change becomes retroactively effective, then the Borrower shall promptly pay to Agent for the pro rata account of each Bank, and, if applicable, each Bank shall promptly pay to Agent for the account of the Borrower such amount (or, in the case of a payment to be made by the Bank's each Bank's Pro Rata Share of such amount) as may be necessary to adjust the Facility Fee paid by the Borrower to equal the amount payable at the new Facility Fee Percentage for the period for which the Borrower paid a Facility Fee based on the old Facility Fee Percentage.

             (ii) On the Closing Date and thereafter the Borrower shall pay to Agent solely for Agent's account fees in amounts previously agreed upon by Agent and the Borrower.

             (iii) On the Closing Date the Borrower shall pay to the Syndication Agent fees in amounts previously agreed upon by the Syndication Agent and the Borrower.

          (C)  Increased Costs - Capital.
                -------------------------

  If, after the date hereof, any Bank or Banks at any time or times shall have reasonably determined that the adoption or effectiveness of any applicable law, governmental rule, regulation or order regarding capital adequacy of banks or bank holding companies, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any such Bank or such Bank's holding company with any policy, guideline, directive or request regarding capital adequacy (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) of any such authority, central bank or comparable agency, expressly including without limitation the 1988 Revised Basle Accord issued by the Basle Committee on Banking Regulations and Supervisory Practices adopted prior to the date hereof, that has or would have the effect of reducing the rate of return on the capital of such Bank or such Bank's holding company as a consequence of the obligations hereunder of such Bank and/or the Loans by such Bank to a level below that which such Bank or such Bank's holding company would have achieved but for such adoption, change or compliance (taking into consideration the policies of such Bank or such Bank's holding company with respect to capital adequacy immediately before such adoption, change or compliance and assuming that the capital of such Bank or such Bank's holding company was fully utilized prior to such adoption, change or compliance) by an amount reasonably deemed by such Bank to be material, then the Borrower may at its sole option within 90 days after the first demand by such Bank (with a copy to Agent) provide a replacement bank or banks for such Bank, which replacement bank or banks shall be subject to the approval of Agent (which approval shall not be unreasonably withheld), and shall take all actions necessary to transfer the rights and obligations of such Bank hereunder and the other agreements relating to the transactions contemplated by this Agreement to which such Bank is a party to such replacement bank or banks within such 90-day period. Any such replacement bank shall pay to the Bank being replaced the full amount of principal, accrued interest and accrued fees owing by the Borrower to the Bank being replaced as of the date such replacement is effective. In any event, the Borrower shall pay to Agent for the account of such Bank from time to time as specified by such Bank (with a copy to Agent) such additional amounts as shall be sufficient to compensate such Bank or such Bank's holding company for such reduced return, each such payment to be made by the Borrower within five (5) Business Days after each demand by such Bank. A certificate of one of the officers of such Bank as is so affected setting forth the amount to be paid to such Bank hereunder shall, in the absence of manifest error, be conclusive. In determining such amount,

                                        22
each Bank may use any reasonable averaging and attribution methods. At the written request of the Borrower, any Bank to which any such amount is due or has been paid shall provide the Borrower with a written explanation of the methods used in calculating such amount. Each Bank will use its best efforts to inform the Borrower and Agent of any event occurring after the date hereof which will require payments to be made under this Section 2.02(C) promptly after such Bank becomes aware of such event, but the failure of any Bank so to inform the Borrower shall not affect any of the obligations of the Borrower hereunder. Notwithstanding anything to the contrary set forth above, the Borrower shall not be obligated to pay any amounts pursuant to this Section 2.02(C) as a result of any such adoption, effectiveness, change or compliance referenced above with respect to any period prior to the ninetieth (90th) day prior to the date on which the Borrower is first notified thereof.

         Section 2.03.  Notations.
          ------------   ---------

         At the time of (i) the making of each Loan evidenced by any of the Notes, (ii) each change in the interest rate under any of the Notes effected as a result of an Interest Rate Election; and (iii) each payment or prepayment of any of the Notes, each Bank may enter upon its records an appropriate notation evidencing (a) such Bank's Pro Rata Share of such Loan and (b) the interest rate and Interest Adjustment Date applicable thereto or (c) such payment or prepayment of principal and (d) in the case of payments or prepayments of principal, the applicable Loan which was paid or prepaid. No failure to make, or error in making, any such notation shall affect the Borrower's unconditional obligations to repay the Loans and all interest, fees and other sums due in connection with this Agreement and/or any of the Notes in full, nor shall any such failure or error, standing alone, constitute grounds for disproving a payment of principal by the Borrower. However, in the absence of manifest error, such notations and each Bank's records containing such notations shall constitute presumptive evidence of the facts stated therein, including, without limitation, the outstanding amount of such Bank's Pro Rata Share of the Loans and all amounts due and owing to such Bank at any time. Any such notations and such Bank's records containing such notations may be introduced in evidence in any judicial or administrative proceeding relating to this Agreement, any of the Loans or any of the Notes.

         Section 2.04.  Computation of Interest and Fees.
          ------------   --------------------------------

         Interest due under this Agreement and under the Notes with respect to Competitive Bid Loans, Libor Loans and CD Rate Loans shall be computed on the basis of a year of 360 days over the actual number of days elapsed and with respect to Reference Rate Loans on the basis of a 365 (366) day year over the actual number of days elapsed. The Facility Fees payable under Section 2.02(B)(i) shall be calculated on the basis of a 365(366) day year for the actual number of days elapsed.

         Section 2.05.  Time of Payments and Prepayments in Immediately
          ------------   -----------------------------------------------
Available Funds and Setoff.
--------------------------

         (A)  Time.
               ----

         All payments and prepayments of principal, fees, interest and any other amounts owed from time to time under this Agreement and/or under any of the Notes shall be made to Agent at the address referred to in Section 9.07 in Dollars and in immediately available funds prior to 12:00 o'clock P.M. on the

                                        23
Business Day that such payment is due provided that the Borrower hereby authorizes and instructs Agent to charge against the Borrower's accounts, if any, with Agent on each date on which a payment is due hereunder and/or under any of the Notes an amount up to the principal, interest and fees due and payable to the Banks or any Bank hereunder and/or under any of the Notes and such charge shall be deemed payment hereunder and under the Notes in question to the extent that immediately available funds are then in such accounts. The Borrower may revoke the foregoing instruction by written notice to Agent given in accordance with this Agreement. In addition, the Borrower hereby irrevocably authorizes Agent, if and to the extent payment of any installment of principal, interest and/or fees hereunder and/or under any of the Notes is not made when due, to charge against the Borrower's accounts, if any, with Agent an amount equal to the amount thereof not paid when due. Any such payment or prepayment which is received by Agent in Dollars and in immediately available funds after 12 o'clock P.M. on a Business Day shall be deemed received for all purposes of this Agreement on the next succeeding Business Day except that solely for the purpose of determining whether a Default has occurred under Section 6.01(A), any such payment or prepayment if received by Agent prior to the close of Agent's business on a Business Day shall be deemed received on such Business Day. All payments of principal, interest, fees and any other amounts which are owing to any or all of the Banks hereunder and/or under any of the Notes that are received by Agent in immediately available Dollars prior to 12:00 o'clock P.M. on any Business Day shall, to the extent owing to the Banks other than Agent, be sent by wire transfer by Agent (in each case, without deduction for any claim, defense or offset of any type) before 2:00 o'clock P.M. on the same Business Day. Each such wire transfer shall be addressed to each Bank in accordance with the wire instructions set forth in Exhibit I hereto. The amount of each payment wired by Agent to each such Bank shall be such amount as shall be necessary to provide such Bank with its Pro Rata Share of such payment (without consideration or use of any contra accounts of any Bank), or with such other amount as may be owing to such Bank in accordance with this Agreement (in each case, without deduction for any claim, defense or offset of any type). Each such wire transfer shall be sent by Agent only after Agent has received immediately available Dollars from or on behalf of the Borrower and each such wire transfer shall provide each Bank receiving same with immediately available Dollars on receipt by such Bank. Any such payments of immediately available Dollars received by Agent after 12:00 o'clock P.M. and before 2:00 o'clock P.M. on any Business Day shall be forwarded in the same manner by Agent to such Banks as soon as practicable on said Business Day, and if any such payments of immediately available Dollars are received by Agent after 2:00 o'clock P.M. on a Business Day, Agent shall so forward same to such Banks before 10:00 o'clock A.M. on the immediately succeeding Business Day. If Agent does not forward any such payment to a Bank on the Business Day prescribed above, Agent shall pay to said Bank upon demand interest to said Bank at the then effective Federal Funds Rate for each day such payment is overdue.

         (B)  Setoff, etc.
               -----------

         Upon the occurrence and during the continuance of any Event of Default, each Bank is hereby authorized at any time and from time to time, without notice to the Borrower (any such notice being expressly waived by the Borrower), to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and any other Indebtedness at any time owing by such Bank to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement or any of the Notes irrespective of whether or not such Bank shall have made any demand under this Agreement or any of its Notes and although such obligations may be unmatured. Each such Bank agrees to promptly notify the Borrower and Agent after any such setoff and application; provided


                                        24
that the failure to give such notice shall not affect the validity of such setoff and application. Promptly following any notice of setoff received by Agent from a Bank pursuant to the foregoing, Agent shall notify each other Bank thereof. The rights of each Bank under this Section 2.05(B) are in addition to all other rights and remedies (including, without limitation, other rights of setoff) which such Bank may have.

         (C)  Unconditional Obligations and No Deductions.
               -------------------------------------------

         The Borrower's obligation to make all payments provided for in this Agreement and/or the Notes shall be unconditional. Each such payment shall be made without deduction for any claim, defense or offset of any type, including, without limitation, any withholdings and other deductions on account of income or other taxes and regardless of whether any claims, defenses or offsets of any type exist; provided, however, that the foregoing shall not apply to any withholding tax or other amount that the Borrower is legally prohibited from paying a Bank or Banks or where the Borrower could incur a civil or criminal penalty it if paid such amount to a Bank or Banks. However, this Section 2.05(C) shall not constitute a waiver of any claims the Borrower may hereafter have at law against any of the Banks. Amounts withheld by the Borrower and remitted to proper taxing or other governmental authorities shall be treated as having been paid by the Borrower to the Agent for the benefit of the Bank as to which such withholding was made under this Agreement.

         Section 2.06.  Prepayment and Certain Payments.
          ------------   -------------------------------

         (A)  Voluntary Prepayments.
               ---------------------

         All or any portion of the unpaid principal balance of any Reference Rate Loan may be prepaid at any time by a payment to Agent of immediately available Dollars by the Borrower and all or any portion of the unpaid principal balance of any Libor Loan or CD Rate Loan may be prepaid or paid to Agent by a payment of immediately available Dollars on the Interest Adjustment Date for such Loan, upon, in the case of a Reference Rate Loan, one (1) Business Day prior telephonic or telecopied notice promptly confirmed in writing from the Borrower to Agent, and, in the case of a Libor Loan or a CD Rate Loan, on the applicable Interest Adjustment Date and upon three (3) Business Days prior telephonic or telecopied notice promptly confirmed in writing from the Borrower to Agent, without premium or penalty; provided that all such payments and prepayments of CD Rate Loans or Libor Loans shall be accompanied by the interest accrued on the principal amount being paid or prepaid through the date of payment or prepayment and provided further that each such partial payment or prepayment of principal of a Libor Loan or a CD Rate Loan shall be in such amount so that each outstanding Libor Loan and CD Rate Loan remains in a principal amount of at least Five Million Dollars ($5,000,000) and, to the extent in excess thereof, in the amount of One Million Dollars ($1,000,000) or an integral multiple thereof, and provided further that each such partial payment or prepayment of principal of a Reference Rate Loan shall be such amount so that each outstanding Reference Rate Loan remains in a principal amount of at least Two Million Five Hundred Thousand Dollars ($2,500,000) or, to the extent in excess thereof, in integral multiples of Five Hundred Thousand Dollars ($500,000). The Borrower's notice of payment or prepayment to Agent shall designate whether such payment or prepayment is a payment or prepayment of one or more Reference Rate Loans, CD Rate Loans or Libor Loans. Any permitted voluntary prepayment of any Loans shall be made without premium or penalty other than the reimbursements provided for under any of Sections 2.01(A)(ix) and (x), 2.10(E) and (F) and 2.11 (C) and (D).


                                        25
         (B)  Absence of Designation of Payment or Prepayment.
               -----------------------------------------------

         In the event that or to the extent that at the time of any payment or prepayment of all or any portion of the Loans other than after the occurrence of and during the continuance of an Event of Default, the Borrower fails to provide Agent with telephonic or telecopied notice promptly confirmed in writing designating whether such payment or prepayment is a payment or prepayment of Competitive Bid Loans, Reference Rate Loans, CD Rate Loans or Libor Loans, Agent shall allocate any such payment or prepayment to outstanding Revolving Credit Loans which are Reference Rate Loans, if any, until paid or prepaid in full, thereafter to such Revolving Credit Loans which are CD Rate Loans or Libor Loans as to which such date is an Interest Adjustment Date for such CD Rate Loans or Libor Loans until paid in full and thereafter to such Loans (other than Competitive Bid Loans) as Agent, in its reasonable discretion, may designate or select until paid or prepaid in full and thereafter to such Competitive Bid Loans as Agent, in its reasonable discretion may designate or select; provided that Agent shall select on a pro rata basis Competitive Bid Loans of the same maturity and in the order of their maturity until paid or prepaid in full. In the event that any mandatory payment is required under Section 2.02(C) or for any other reason, unless an Event of Default has occurred and is continuing, and on the date any such payment is due, the amount of Reference Rate Loans, if any, plus the amount of CD Rate Loans and/or Libor Loans as to which such date is an Interest Adjustment Date for such CD Rate Loans and Libor Loans is less than the amount of such required payment or prepayment, such payment or prepayment shall nevertheless be paid in full by the Borrower when due and the proceeds thereof will, to the extent not directed to be applied to specific Loans by the Borrower's above-referenced designation, be applied first to outstanding Reference Rate Loans until paid in full, second to the CD Rate Loans and/or Libor Loans as to which such date is an Interest Adjustment Date for such CD Rate Loans and Libor Loans until paid in full, and thereafter to such Loans as Agent, in its reasonable discretion, may designate or select and the Borrower shall be liable for any additional cost or expense under Section 2.10(E) and/or
Section 2.11(C). If an Event of Default has occurred and is continuing, any payment or prepayment referred to above shall be applied to all outstanding Loans pro rata on the basis of each Bank's Pro Rata Share of the Loans on the date of such payment or prepayment.

         (C)  Competitive Bid Loans.
               ---------------------

         The outstanding aggregate amount of Competitive Bid Loans shall not at any time exceed availability under the Commitment of the Banks. The aggregate outstanding principal amount of any Competitive Bid Loans at any time shall reduce availability under the Commitment of the Banks on a Dollar for Dollar basis. Such availability shall be restored, subject to the maximum amount thereof as same may have been reduced under Section 2.09 to the extent necessary to permit repayment of any Competitive Bid Loans with Revolving Credit Loans. Such reduction in availability shall not be deemed permanent reductions in the amount of the Commitment.

         Section 2.07.  Interest Rate Elections.
          ------------   -----------------------

         (A) Subject to the terms and conditions of this Agreement, the Borrower shall have the right, exercisable by submission of an Interest Rate Election, as to any Loan (other than Competitive Bid Loans) and as to any portion of the then outstanding principal balance of the Loans (other than Competitive Bid Loans), to be effective on the applicable Interest Adjustment Date for the Loan in question, to elect the Reference Rate, the CD Rate or the Libor Rate as the interest rate on such Loan and/or on the portion of the

                                        26
outstanding principal balance of the Loans that is subject to an Interest Rate Election on such Interest Adjustment Date.

         (B) Interest Rate Elections with regard to the Libor Rate and the CD Rate shall be subject to and governed by Section 2.10 and Section 2.11, respectively.

         (C) Notwithstanding any other provisions of this Agreement, no Interest Rate Election shall be permitted if it would cause the outstanding amount of Libor Loans and/or CD Rate Loans on any date on which the Commitment is to be reduced in accordance with Section 2.09 to exceed the amount to which the Commitment is to be reduced.

         (D) On the Business Day that Agent is deemed to have received a Competitive Bid Loan Request or a Request and/or an Interest Rate Election from the Borrower, Agent shall notify each of the Banks thereof, by telecopying a copy of the Borrower's Competitive Bid Loan Request, Request and/or Interest Rate Election, as applicable, to each Bank. The Business Day on which the Banks receive notice from Agent of Competitive Bid Loan Request or a Request and/or Interest Rate Election is hereinafter referred to as a "Notice Day".

         (E) In the case of a Request and/or Interest Rate Election for a Libor Loan, at or prior to 12:00 o'clock P.M. on the Business Day immediately succeeding the Notice Day, if the Interest Period selected by the Borrower in such Interest Rate Election is an Interest Period which, under this Agreement, requires the consent of the Banks, each Bank shall notify Agent, by telephone, telecopy or telex, whether such Bank is willing to offer to the Borrower the Interest Period so selected by the Borrower and, if not, subject to Section 2.10
(B), (C), (F) and (G), the longest Interest Period which such Bank is prepared to offer to the Borrower with respect to such Loan, which Interest Period may not be shorter than the longest Interest Period which does not require the consent of the Banks under this Agreement. If any Bank fails to give any such notice on or prior to the time set forth above, Agent shall base its below selections on the notices received from Banks at or prior to such time. Agent shall (a) select (i) if the Interest Period selected by the Borrower is one which requires the consent of the Banks, the shortest Interest Period among those which each Bank has indicated it is prepared to offer to the Borrower and
(ii) the Adjusted Libor Rate applicable thereto, (b) calculate the Libor Rate on the basis thereof and (c) notify the Borrower and each Bank of such Libor Rate and, if applicable, the available Interest Period, by telephone or telex, prior to 2 o'clock P.M. on the same Business Day as the Business Day on which Agent receives such determinations from the Banks. In accordance with Section 2.01(D), the Banks shall send to Agent by wire transfer Dollars (which are immediately available to Agent upon receipt) for disbursement to the Borrower.

         (F) In the case of a Request and/or Interest Rate Election for a CD Rate Loan, at or prior to 11:00 o'clock A.M. on the Business Day immediately succeeding the Notice Day, if the Interest Period selected by the Borrower in such Interest Rate Election is an Interest Period which, under this Agreement, requires the consent of the Banks, each Bank shall notify Agent, by telephone or telex, whether such Bank is willing to offer to the Borrower the Interest Period so selected by the Borrower and, if not, subject to Section 2.11(A), (B), (D) or
(E), the longest Interest Period which such Bank is prepared to offer to the
Borrower with respect to such Loan.   If any Bank fails to give any such notice
on or prior to the time set forth above, Agent shall base its below selections on the notices received from Banks at or prior to such time. Agent shall (a) select (i) if the Interest Period selected by the Borrower is one which requires the consent of the Banks, the shortest Interest Period among those which each Bank has indicated it is prepared to offer to the Borrower and (ii) the Adjusted CD Rate, (b) calculate the CD Rate on the basis thereof and (c) notify the Borrower and each Bank of such CD Rate and, if applicable, the available

                                        27
Interest Period, by telephone or telex, prior to 12:00 o'clock P.M. on the same Business Day as the Business Day on which Agent receives such determinations from all Banks. In accordance with Section 2.01(C), the Banks shall send to Agent by wire transfer Dollars (which are immediately available to Agent upon receipt) for disbursement to the Borrower.

         (G) In the case of a Request and/or Interest Rate Election for a Reference Rate Loan, Agent shall, concurrently with its notification to each of the Banks pursuant to Section 2.07(D) notify such Bank of the Reference Rate applicable to the Loan. At or prior to 12 o'clock P.M. on the Business Day immediately succeeding the Notice Day, each Bank shall send to Agent by wire transfer Dollars (which are immediately available to Agent upon receipt) for disbursement to the Borrower in accordance with Section 2.01 of this Agreement.

         Section 2.08.  Interest in Absence of Interest Rate Election.
          ------------   ---------------------------------------------

         If at any time all or any portion of the outstanding principal balance of the Loans or any Pro Rata Share(s) thereof is not subject to an Interest Rate Election because an Interest Adjustment Date occurs and Agent has not received a timely Interest Rate Election from the Borrower which is effective in accordance with the terms and conditions of this Agreement on such Interest Adjustment Date, the interest rate on all or said portion of said outstanding principal balance or any Pro Rata Share(s) thereof shall thereupon be and remain Reference Rate until occurrence of an Interest Adjustment Date applicable to said principal balance or Pro Rata Share(s) of the Loans for which Agent shall have received a timely Interest Rate Election effective in accordance with the terms and conditions of this Agreement on such Interest Adjustment Date and which elects another available interest rate on all or said portion of said outstanding principal balance or Pro Rata Share(s) of the Loans.

         Section 2.09.  Permanent Reduction of Commitment.
          ------------   ---------------------------------

         At the Borrower's option, the Commitment may be permanently and irrevocably reduced in whole or in part by an amount of at least Five Million Dollars ($5,000,000) and, to the extent in excess thereof, in integral multiples of One Million Dollars ($1,000,000) at any time, provided that (i) the Borrower gives Agent written notice of the exercise of such option at least three (3) Business Days prior to the effective date thereof, (ii) the aggregate outstanding balances of the Revolving Credit Loans and the Competitive Bid Loans, in each case, if any, do(es) not exceed the Commitment as so reduced in any such case on the effective date of such reduction and (iii) the Borrower is not and, after giving effect to such reduction, would not be in violation of
Section 2.07(C). Any such reduction shall concurrently reduce the Dollar amount of each Bank's Pro Rata Share of the Commitment.

         Section 2.10.  Special Libor Loan Provisions.
          ------------   -----------------------------

         The Libor Loans shall be subject to and governed by the following terms and conditions:

         (A)  Requests.
               --------

         Each Request accompanied by an Interest Rate Election selecting the Libor Rate must be received by Agent in accordance with the definition of Interest Rate Election.


                                        28
         (B)  Libor Loans Unavailable.
               -----------------------

         Notwithstanding any other provision of this Agreement, if, prior to or on the date on which all or any portion of the Loans is to be made as or converted into a Libor Loan, any of the Banks (or Agent with respect to (ii) below) shall reasonably determine (which determination shall be conclusive and binding on the Borrower), that

             (i) Dollar deposits in the relevant amounts and for the relevant Interest Period are not offered to such Bank in the London interbank market,

             (ii) by reason of circumstances affecting the London interbank market, adequate and reasonable means do not exist for ascertaining the Adjusted Libor Rate, or

             (iii) the Adjusted Libor Rate shall no longer represent the effective cost to such Bank for Dollar deposits in the London interbank market for reasons other than the fact, standing alone, that the Adjusted Libor Rate is based on an averaging of rates determined by Agent and that such Bank's rate may exceed such average, such Bank may elect not to accept any Interest Rate Election electing a Libor Loan and such Bank shall notify Agent by telephone or telex thereof, stating the reasons therefor, not later than the close of business on the second Business
Day prior to the date on which such Libor Loan is to be made.   Agent shall
promptly give notice of such determination and the reason therefor to the Borrower, and all or such portion of the Loans, as the case may be, which are subject to any of Section 2.10(B)(i) through (iii) as a result of such Bank's determination shall be made as or converted into, as the case may be, Reference Rate Loans and such Bank shall have no further obligation to make Libor Loans, until further written notice to the contrary is given by Agent to the Borrower. If such circumstances subsequently change so that such Bank shall no longer be so affected, such Bank's obligation to make or maintain its Pro Rata Share of all or any portion of the Loans as Libor Loans shall be reinstated when such Bank obtains actual knowledge of such change of circumstances and promptly after obtaining such actual knowledge such Bank shall forward written notice thereof to Agent. After receipt of such notice, Agent shall promptly forward written notice thereof to the Borrower. Upon or after receipt by the Borrower of such written notice, the Borrower may submit an Interest Rate Election in accordance with this Agreement electing an Interest Period ending no later than the Interest Adjustment Date for the then current Interest Period for the other Banks' Pro Rata Shares of Libor Loans and electing the Libor Rate for such Banks' or Bank's Pro Rata Share(s) of the Loans as to which such Bank's or Banks' obligation(s) to make or maintain its or their Pro Rata Share(s) of the Loans as Libor Loans was suspended and such Pro Rata Share(s) shall be converted to Libor Loans in accordance with this Agreement. During any period throughout which any of the Banks has or have no obligation to make or maintain its or their Pro Rata Share(s) of the Loans as Libor Loans, no Interest Rate Elections electing the Libor Rate shall be effective with regard to the Loans to the extent of the Pro Rata Share(s) of such Bank(s).

         (C)  Libor Lending Unlawful.
               ----------------------

         In the event that any change in applicable laws or regulations (including the introduction of any new applicable law or regulation) or in the interpretation thereof (whether or not having the force of law) by any governmental or other regulatory authority charged with the administration thereof, shall make it unlawful for any of the Banks to make or continue to

                                        29
maintain its Pro Rata Share of all or any portion of the Loans as Libor Loans, each such Bank shall promptly notify Agent by telephone or telex thereof, and of the reasons therefor, and the obligation of such Bank to make or maintain its Pro Rata Share of the Loans or such portion thereof as Libor Loans shall, upon the happening of such event, terminate and Agent shall, by telephonic notice to the Borrower, declare that such obligation has so terminated with respect to such Bank, and such Pro Rata Share of the Loans or any portion thereof to the extent then maintained as Libor Loans, shall, on the last day on which such Bank can lawfully continue to maintain such Pro Rata Share of the Loans or any portion thereof as Libor Loans, automatically convert into Reference Rate Loans.

Upon or after receipt by the Borrower of such written notice, the Borrower may submit an Interest Rate Election in accordance with this Agreement electing an Interest Period ending no later than the Interest Adjustment Date for the then current Interest Period for the other Banks' Pro Rata Shares of Libor Loans and electing the CD Rate for such Banks' or Bank's Pro Rata Share(s) of the Loans as to which such Bank's or Banks' obligation(s) to make or maintain its or their Pro Rata Share(s) of the Loans as Libor Loans was suspended and such Pro Rata Share(s) shall be converted to CD Rate Loans in accordance with this Agreement. If circumstances subsequently change so that such Bank shall no longer be so affected, such Bank's obligation to make or maintain its Pro Rata Share of all or any portion of the Loans as Libor Loans shall be reinstated when such Bank obtains actual knowledge of such change of circumstances, and promptly after obtaining such actual knowledge such Bank shall forward written notice thereof to Agent. After receipt of such notice, Agent shall promptly forward written notice thereof to the Borrower. Upon or after receipt by the Borrower of such written notice, the Borrower may submit an Interest Rate Election in accordance with this Agreement electing an Interest Period ending no later than the Interest Adjustment Date for the then current Interest Period for the other Banks' Pro Rata Shares of Libor Loans and electing the Libor Rate for such Banks' or Bank's Pro Rata Share(s) of the Loans as to which such Bank's or Banks' obligation(s) to make or maintain its or their Pro Rata Share(s) of the Loans as Libor Loans was suspended and such Pro Rata Share(s) shall be converted to Libor Loans in accordance with this Agreement. During any period throughout which any of the Banks has or have no obligation to make or maintain its or their Pro Rata Share(s) of the Loans as Libor Loans, no Interest Rate Elections electing the Libor Rate shall be effective with regard to the Loans to the extent of the Pro Rata Share(s) of such Bank(s).

         (D)  Additional Costs on Libor Loans.
               -------------------------------

         The Borrower further agrees to pay to Agent for the account of the applicable Bank or Banks such amounts as will compensate any of the Banks for any increase in the cost to such Bank of making or maintaining (or of its obligation to make or maintain) all or any portion of its Pro Rata Share of the Loans as Libor Loans and for any reduction in the amount of any sum receivable by such Bank under this Agreement in respect of making or maintaining all or any portion of such Bank's Pro Rata Share of the Loans as Libor Loans, in either case, from time to time by reason of:

             (i) any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, such Bank, under or pursuant to any law, treaty, rule, regulation (including, without limitation, any Regulations of the Board of Governors of the Federal Reserve System) or requirement in effect on or after the date hereof, any interpretation thereof by any governmental authority charged with administration thereof or by any central bank or other fiscal or monetary authority or other authority, or any requirement imposed by any central bank or such other authority whether or not having the force of law; or


                                        30
             (ii) any change in (including the introduction of any new) applicable law, treaty, rule, regulation or requirement or in the interpretation thereof by any official authority, or the imposition of any requirement of any central bank, whether or not having the force of law, which shall subject such Bank to any tax (other than taxes on net income imposed on such Bank by the United States of America or the state or nation in which the head office of such Bank is located), levy, impost, charge, fee, duty, deduction or withholding of any kind whatsoever or change the taxation of such Bank with respect to making or maintaining all or any portion of its Pro Rata Share of the Loans as Libor Loans and the interest thereon (other than any change which affects, and to the extent that it affects, the taxation of net income of such Bank by the United States of America or the state or nation in which the head office of such Bank is located); provided, that with respect to any withholding the foregoing shall not apply to any withholding tax described in sections 1441, 1442 or 3406 of the Code, or any succeeding provision of any legislation that amends, supplements or replaces any such section, or to any tax, levy, impost, duty, charge, fee, deduction or withholding that results from any noncompliance by a Bank with any federal, state or foreign law or from any failure by a Bank to file or furnish any report, return, statement or form the filing or furnishing of which would not have an adverse effect on such Bank and would eliminate such tax, impost, duty, deduction or withholding;

In any such event, such Bank shall promptly notify Agent thereof, and of the reasons therefor, and Agent shall promptly notify the Borrower thereof in writing stating the reasons provided to Agent by such Bank therefor and the additional amounts required to fully compensate such Bank for such increased or new cost or reduced amount as determined by such Bank. Such additional amounts shall be payable on each date on which interest is to be paid hereunder or, if there is no outstanding principal amount under any of the Notes, within three
(3) Business Days after the Borrower's receipt of said notice. Such Bank's certificate as to any such increased or new cost or reduced amount (including calculations, in reasonable detail, showing how such Bank computed such cost or reduction) shall be submitted by Agent to the Borrower and shall, in the absence of manifest error, be conclusive and binding. In determining any such amount, the Bank(s) may use any reasonable averaging and attribution methods. Notwithstanding anything to the contrary set forth above, the Borrower shall not be obligated to pay any amounts pursuant to this Section 2.10(D) as a result of any requirement or change referenced above with respect to any period prior to the ninetieth (90th) day prior to the date on which the Borrower is first notified thereof. If the Borrower shall, as a result of the requirements of this Section 2.10(D) above, be required to pay any Bank the additional costs referred to therein and the Borrower, in its sole discretion, shall deem such additional amounts to be material, the Borrower shall have the right to substitute another bank satisfactory to the Agent for such Bank which has certified the additional costs to the Borrower, and the Agent shall use reasonable efforts to assist the Borrower to locate such substitute bank. Any such substitution shall take place in accordance with Section 9.11 and otherwise be on terms and conditions satisfactory to the Agent, and until such time as such substitution shall be consummated, the Borrower shall continue to pay such additional costs. Upon any such substitution, the Borrower shall pay or cause to be paid to the Bank that is being replaced, all principal, interest (to the date of such substitution) and other amounts owing hereunder to such Bank and such Bank will be released from liability hereunder, except as provided in
Section 9.10.




                                        31
         (E)  Libor Funding Losses.
               --------------------

         In the event any of the Banks shall incur any loss or expense (including, without limitation, any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Bank to fund or maintain all or any portion of the Loans as Libor Loans) as a result of:

             (i) payment or prepayment by the Borrower of all or any portion of any Libor Loan on a date other than the Interest Adjustment Date for such Libor Loan, for any reason; provided, however that this clause shall not be deemed to grant the Borrower any right to convert a Libor Loan to a Reference Rate Loan or a CD Rate Loan prior to the end of any Interest Period or to imply such right;

             (ii) conversion of all or any portion of any Libor Loan on a day other than the last day of an Interest Period applicable to such Loan to a Reference Rate Loan or a CD Rate Loan for any reason including, without limitation, acceleration of the Loans upon or after an Event of Default, any Interest Rate Election or any other cause whether voluntary or involuntary and whether or not referred to or described in this Agreement, other than any such conversion resulting solely from application of Section 2.10(B) or (C) by any Bank; or

             (iii) any failure by the Borrower to borrow the Loans as Libor Loans on the date specified in any Interest Rate Election selecting the Libor Rate, other than any such failure resulting solely from application of Section 2.10(B) or (C) by any Bank;

such Bank shall promptly notify Agent thereof, and of the reasons therefor.
Upon the request of Agent, the Borrower shall pay directly to Agent for the account of such Bank such amount as will (in the reasonable determination of such Bank, which shall be conclusive absent manifest error) reimburse such Bank for such loss or expense. Each Bank shall furnish to the Borrower, upon written request received by Agent, a written statement setting forth the computation of any such amounts payable to such Bank under this Section 2.10(E).

         (F)  Banking Practices.
               -----------------

         Each Bank agrees that upon the occurrence of any of the events described in Section 2.02(C) and/or 2.10(B)(i), (ii) or (iii), (D) or (E), such Bank will exercise all reasonable efforts to take such reasonable actions at no expense to such Bank (other than expenses which are covered by the Borrower's advance deposit of funds with such Bank for such purpose, or if such Bank agrees, which the Borrower has agreed to pay or reimburse to such Bank in full upon demand), in accordance with such Bank's usual banking practices in such situations and subject to any statutory or regulatory requirements applicable to such Bank, as such Bank may take without the consent or participation of any other Person to, in the case of an event described in Section 2.02(C) and/or 2.10(D) or (E), mitigate the cost of such events to the Borrower and, in the case of an event described in Section 2.10(B)(i), (ii) or (iii), to seek Dollar deposits in any other interbank Libor market in which such Bank regularly participates and in which the applicable determination(s) described in Section 2.10(B)(i), (ii) or (iii), as the case may be, does not apply.






                                        32
         (G)  Borrower's Option on Unavailability or Increased Cost of Libor
               --------------------------------------------------------------
Loans.
-----

         In the event of any conversion of all or any portion of any Bank's Pro Rata Share of any Libor Loans to a Reference Rate Loan for reasons beyond the Borrower's control or in the event that any Bank's Pro Rata Share of all or any portion of the Libor Loans becomes subject, under Section 2.10(D) or (E), to additional costs, the Borrower shall have the option, subject to the other terms and conditions of this Agreement, to convert such Bank's Pro Rata Share to a Reference Rate Loan or to a CD Rate Loan by making Interest Rate Elections for Interest Periods which (i) end on the Interest Adjustment Date for such Libor Loan or (ii) end on Business Days occurring prior to such Interest Adjustment Date, in which case at the end of the last of such Interest Periods any such CD Rate Loan shall automatically convert to a Reference Rate Loan and the Borrower shall have no further right to make an Interest Rate Election with respect to such Reference Rate Loan other than an Interest Rate Election which is effective on the Interest Adjustment Date for such Libor Loan. So long as all or any portion of a Bank's Pro Rata Share of the Loans remains a CD Rate Loan while the corresponding Pro Rata Shares of the Loans held by the other Banks are Libor Loans as a result of the Borrower's exercise of its options under this Section 2.10(G), the Interest Periods of the Borrower's Interest Rate Elections insofar as applicable to such Bank's CD Rate Loan shall remain subject to the immediately preceding sentence. The Borrower's options set forth in this
Section 2.10(G) may be exercised, if and only if the Borrower pays, concurrently with delivery to Agent of each such Interest Rate Election and thereafter in accordance with Section 2.10(D), (E) and (F) all amounts provided for therein to Agent in accordance with this Agreement.

         Section 2.11.  Special CD Rate Loan Provisions.
          ------------   -------------------------------

         The CD Rate Loans shall be subject to and governed by the following terms and conditions:

         (A)  CD Rate Loans Unavailable or Unlawful.
               -------------------------------------

         In the event that:

             (i) on any date on which the Adjusted CD Rate would otherwise be set, any of the Reference Banks shall have determined in good faith (which determination shall be final and conclusive, absent manifest error) that, by reason of changes affecting the market for certificates of deposit maintained by dealers of recognized standing in New York, New York, adequate and reasonable means do not exist for ascertaining the Adjusted CD Rate, or

             (ii) any of the Banks shall have determined in good faith (which determination shall be final and conclusive, absent manifest error) that:

                 (a) the making or maintaining or continuation of or conversion of its Pro Rata Share of any Loan as or to a CD Rate Loan has been made unlawful or any such making, continuation or conversion has been made impracticable by (1) the occurrence of a contingency which materially and adversely affects the market for certificates of deposit maintained by dealers in New York, New York of recognized standing or (2) compliance by such Bank in good



                                        33
             faith with any applicable law or governmental regulation, guideline or order or interpretation or change thereof by any governmental authority charged with the interpretation or administration thereof or with any request or directive of any such governmental authority (whether or not having the force of law); or

                 (b) on or prior to any date on which all or any portion of such Bank's Loans are to be made as or converted into a CD Rate Loan the Adjusted CD Rate shall no longer represent the effective cost to such Bank for certificates of deposit other than by reason of the fact, standing alone, that the Adjusted CD Rate is based on an averaging of rates determined by reference to the Reference Banks and that such Bank's rate make exceed such average.

then, and in any such event, such Bank shall promptly notify Agent thereof, and of the reasons therefor, and the obligation of any such Bank to make or maintain its Pro Rata Share of the Loans as CD Rate Loans, shall, upon the happening of such event, terminate and Agent shall by telephonic notice to the Borrower declare that such obligation has so terminated, and such Pro Rata Share of the Loans to the extent then maintained as CD Rate Loans, shall in the case of
Section 2.11(A)(ii)(a) automatically convert into Reference Rate Loans on the last day on which such Bank may lawfully continue to maintain such Pro Rata Share of the Loans or any portion thereof as CD Rate Loans or shall, in the case of Section 2.11(A)(i) or (ii)(b), be made as or converted into Reference Rate Loans upon the happening of the event described in either such clause. Such telephonic notice shall be promptly confirmed in writing. If circumstances subsequently change so that such Bank shall no longer be so affected, such Bank's obligation to make or maintain its Pro Rata Share of all or any portion of the Loans as CD Rate Loans shall be reinstated when such Bank obtains actual knowledge of such change of circumstances and promptly after obtaining such actual knowledge such Bank shall forward written notice thereof to Agent. After receipt of such notice, Agent shall promptly forward written notice thereof to the Borrower. During any period throughout which any of the Banks has or have no obligation to make or maintain its or their Pro Rata Share(s) of the Loans as CD Rate Loans, no Interest Rate Elections electing the CD Rate shall be effective with regard to the Loans to the extent of the Pro Rata Share(s) of such Bank(s).

         (B)  Additional Costs on CD Rate Loans.
               ---------------------------------

         In case any law, regulation, treaty or official directive or the interpretation or application thereof by any court or by any governmental authority charged with the administration thereof or the compliance with any guideline or request of any central bank or other governmental authority (whether or not having the force of law):

             (i) subjects any of the Banks to any tax with respect to payments of principal or interest or any other amounts hereunder by the Borrower (except for taxes on the overall net income of such Bank imposed by the United States of America or the state or nation in which the head office of such Bank is located), or

             (ii) imposes, modifies or deems applicable any reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of, or loans by, any of the Banks (other than such requirements as are included in the determination of the CD Rate hereunder), or



                                        34
             (iii) imposes upon any of the Banks any other condition with respect to making or maintaining its Pro Rata Share of any of the Loans as CD Rate Loans,

and the result of any of the foregoing is to increase the cost to such Bank or reduce the income receivable by such Bank with respect to its Pro Rata Share of any CD Rate Loans, such Bank shall promptly notify Agent thereof, and of the reasons therefor, and Agent shall promptly notify the Borrower thereof stating the reasons therefor provided to Agent by such Bank and the additional amounts required to fully compensate such Bank for such increased or new cost or reduced amount as determined by such Bank. Such additional amounts shall be payable on each date on which interest is to be paid hereunder or, if there is no outstanding principal amount under any of the Notes, on the last business day of the calendar quarter in which the Borrower received the notice in question.
Such Bank's certificate as to any such increased or new cost or reduced amount (including calculations, in reasonable detail, showing how such Bank computed such cost or reduction) shall be submitted by Agent to the Borrower before the Borrower is required to pay any such additional amount and shall, in the absence of manifest error, be conclusive and binding. In determining any such amount the Bank(s) may use any reasonable attribution and averaging methods. Notwithstanding anything to the contrary set forth above, the Borrower shall not be obligated to pay any amounts pursuant to this Section 2.11(B) as a result of any requirement or change referenced above with respect to any period prior to the ninetieth (90th) day prior to the date on which the Borrower is first notified thereof. If the Borrower shall, as a result of the requirements of this Section 2.11(B) above, be required to pay any Bank the additional costs referred to therein and the Borrower, in its sole discretion, shall deem such additional amounts to be material, the Borrower shall have the right to substitute another bank satisfactory to the Agent for such Bank which has certified the additional costs to the Borrower, and the Agent shall use reasonable efforts to assist the Borrower to locate such substitute bank. Any such substitution shall take place in accordance with Section 9.11 and otherwise be on terms and conditions satisfactory to the Agent, and until such time as such substitution shall be consummated, the Borrower shall continue to pay such additional costs. Upon any such substitution, the Borrower shall pay or cause to be paid to the Bank that is being replaced, all principal, interest (to the date of such substitution) and other amounts owing hereunder to such Bank and such Bank will be released from liability hereunder, except as provided in
Section 9.11.

         (C)  CD Rate Funding Losses.
               ----------------------

         In the event any of the Banks shall incur any loss or expense (including, without limitation, any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Bank to fund or maintain all or any portion of the Loans as CD Rate Loans) as a result of

             (i) payment or prepayment by the Borrower of all or any portion of any CD Rate Loan on a date other than the Interest Adjustment Date for such CD Rate Loan, for any reason; provided, however, that this clause shall not be deemed to grant the Borrower any right to convert a CD Rate Loan to a Reference Rate Loan or a Libor Loan prior to the end of any Interest Period or to imply such right,

             (ii) conversion of all or any portion of any CD Rate Loan on a day other than the last day of an Interest Period applicable to such Loan to a Reference Rate Loan or a Libor Loan for any reason including, without limitation, acceleration of the Loans upon or after an Event of Default, any Interest Rate Election or any other voluntary


                                        35
         or involuntary cause whether referred to or described in this Agreement or not, other than any such conversion resulting solely from application of Section 2.11(A) by any Bank, or

             (iii) any failure by the Borrower to borrow the Loans as CD Rate Loans on the date specified in any Interest Rate Election selecting the CD Rate, other than any such failure resulting solely from application of Section 2.11(A) by any Bank, such Bank shall promptly notify Agent thereof, and of the reasons therefor.
Upon the request of Agent, the Borrower shall pay directly to Agent such amount as will (in the reasonable determination of such Bank, which shall be conclusive absent manifest error) reimburse such Bank for such loss or expense. Each Bank shall furnish to the Borrower before the Borrower is required to make any such payment, upon written request received by Agent, a written statement setting forth the computation of any such amounts payable to such Bank under this
Section 2.11(C).

         (D) Banking Practices.
              -----------------

         Each Bank agrees that upon the occurrence of any of the events described in Section 2.11(A), (B) or (C), such Bank will exercise its best efforts to take such reasonable actions at no expense to such Bank (other than expenses which are covered by the Borrower's advance deposit of funds with such Bank for such purpose or, if such Bank agrees, which the Borrower has agreed to pay or reimburse to such Bank in full upon demand), in accordance with such Bank's usual banking practices in such situations and subject to any statutory or regulatory requirements applicable to such Bank as such Bank may take without the consent or participation of any other Person to, in the case of an event described in Section 2.11(B) or (C) mitigate the cost of such events to the Borrower and, in the case of an event described in Section 2.11(A) to seek certificates of deposit in any other market in which such Bank regularly participates and in which the applicable determination described in Section 2.11(A), does not apply.

         (E) Borrower's Option on Unavailability or Increased Cost of CD Rate
              ----------------------------------------------------------------
Loans.
-----

         In the event of any conversion to a Reference Rate Loan of all or any portion of any Bank's Pro Rata Share of any CD Rate Loan for reasons beyond the Borrower's control or in the event that any Bank's Pro Rata Share of all or any portion of the CD Rate Loans becomes subject, under Section 2.11(B) or (C), to additional costs, the Borrower shall have the option, subject to the other terms and conditions of this Agreement, to convert such Bank's Pro Rata Share to a Reference Rate Loan or to a Libor Loan by making Interest Rate Elections for Interest Periods which (i) end on the Interest Adjustment Date for such CD Rate Loan or (ii) end on Business Days occurring prior to such Interest Adjustment Date, in which case at the end of the last of such Interest Periods such Libor Loan shall automatically convert to a Reference Rate Loan and the Borrower shall have no further right to make an Interest Rate Election with respect to such Reference Rate Loan other than an Interest Rate Election which is effective on the Interest Adjustment Date for such CD Rate Loan. So long as all or any portion of a Bank's Pro Rata Share of the Loans remains a Libor Loan while the corresponding Pro Rata Shares of the Loans held by the other Banks remain CD Rate Loans as a result of the Borrower's exercise of its options under this
Section 2.11(E), the Interest Periods of the Borrower's Interest Rate Elections with respect to such Bank's Libor Loan shall remain subject to the immediately preceding sentence. The Borrower's options set forth in this Section 2.11(E)

                                        36
may be exercised if and only if the Borrower pays, concurrently with delivery to Agent of each such Interest Rate Election and thereafter in accordance with Sections 2.11(B), (C) and (D) all amounts provided for therein to Agent in accordance with this Agreement.

         Section 2.12.  Certain References.
          ------------   ------------------

         Any references in Article I, Sections 2.01, 2.03, 2.05, 2.10, 2.11, 2.15, 2.16, 2.17, 4.02(A), 4.02(B), Article VII, or Sections 9.02, 9.04, 9.09 or
9.10 to "any of the Banks" shall be construed to mean any one or more of the Banks from time to time and as often as the referenced situation or event may exist or occur and any references in said Sections to "such Bank" shall be construed to mean any one or more of such Banks from time to time and as often as the referenced situation or event may exist or occur.

         Section 2.13.  Payment on Non-Business Days.
          ------------   ----------------------------

         Subject to the definition of Interest Period, whenever any payment to be made hereunder or under any of the Notes shall be stated to be due on a day other than a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of fees, if any, and interest under this Agreement and under the Notes.

         Section 2.14.  Use of Proceeds.
          ------------   ---------------

         The Borrower shall use the Loans (i) to repay the outstanding amount of the Old Loans and other Borrowed Money and (ii) for working capital and other lawful business requirements of the Borrower and the Subsidiaries, all subject to and in accordance with the provisions of this Agreement.

         Section 2.15.  Banks' Maximum Commitments.
          ------------   --------------------------

         No Bank shall be obligated to make its Pro Rata Share of any Loan if after giving effect to the making of such Loan either (a) the aggregate amount of Loans outstanding hereunder would exceed the then current Commitment or (b) such Bank's Pro Rata Share of the Loans other than Competitive Bid Loans would exceed its Pro Rata Share of the then current Commitment, unless such Bank shall have determined in its sole discretion that such Loan satisfies the credit standards of such Bank and unless such Bank has obtained the prior written consent of the Majority Banks; provided that any Bank may (but shall not be obligated to) make Competitive Bid Loans without the consent of any of the other Banks in accordance with Section 2.01(A). The obligations of the Banks to make Loans and their respective Pro Rata Shares of Loans hereunder are several and not joint. If any of the Banks defaults in the performance of its obligations hereunder, such default shall not, in and of itself, relieve the other Banks from their obligations hereunder but no such default shall obligate any other Bank to make any Loan in excess of their respective Pro Rata Shares of the Commitment.

         Section 2.16.  Replacement of Bank.
          ------------   -------------------

         In the event that any of the Banks becomes a Delinquent Bank and remains so for ten (10) Business Days after written notice thereof to Agent from the Borrower and to the Delinquent Bank from the Borrower, Agent and/or the other Banks, in each case, with copies of such notice to each other party to

                                        37
this Agreement, Agent, the Borrower and the other Banks shall exercise good faith efforts to reach mutual agreement on and to implement (i) a means of replacing the Delinquent Bank with another bank or banks or (ii) the purchase of the Delinquent Bank's Pro Rata Share of the Loans and Commitment by some or all of the other Banks. Each Bank agrees that in the event that it becomes a Delinquent Bank, it shall take all such actions as may be reasonably requested by the Borrower, Agent and/or the other Banks at the Delinquent Bank's sole cost and expense to permit its replacement and/or purchase of its Pro Rata Shares of the Loans and the Commitment at no more than the outstanding principal amount of such Pro Rata Share of the Loans plus accrued interest thereon and that it shall indemnify and hold harmless the Borrower, Agent and the other Banks from and against all out-of-pocket loss, cost or expense (including reasonable attorney's fees) resulting from its acts or omissions in becoming and being a Delinquent Bank or resulting from replacement of the Delinquent Bank and/or purchase of the Delinquent Bank's Pro Rata Share of the Loans and the Commitment including, without limitation, any costs or expenses arising under Section 2.02(C) and/or 2.10(D) or (E) and/or Section 2.11(B), (C) or (D) and all out-of-pocket costs and expenses incurred by any of the Borrower, Agent or the other Banks in connection with any resulting necessary amendments of this Agreement, any of the Notes, any of the Related Documents and/or any other document, instrument or agreement entered into in connection therewith which result from replacement of such Delinquent Bank and/or purchase of such Delinquent Bank's Pro Rata Shares of the Loans and the Commitment, but excluding any credit risk of any Banks which purchase all or any part of the Delinquent Bank's Pro Rata Share of the Loans. The indemnifications set forth in this Section 2.16 shall not be deemed to limit any rights or remedies of the Borrower or any Bank against the Delinquent Bank.

         Section 2.17.  Pro Rata Treatment.
          ------------   ------------------

         Each payment and prepayment of interest and/or principal on the Loans (other than Competitive Bid Loans) to Agent for the account of the Banks or the Banks hereunder (whether directly made by the Borrower or received by Agent or a Bank through the exercise of a right of set-off or otherwise), shall be made pro rata, according to each Bank's Pro Rata Share of the Loans (other than Competitive Bid Loans) and according, in the case of payments or prepayments, to the then outstanding principal amounts of the Notes which are being paid or prepaid and each payment and prepayment of fees under Section 2.02(B)(i) (whether directly made by the Borrower or received by Agent or a Bank through the exercise of a right of set-off or otherwise), shall be made pro rata, according to each Bank's Pro Rata Share of the Commitment; provided, however, that any amounts payable by the Borrower pursuant to any of Sections
2.01(A)(ix) or (x), 2.02(C), 2.05(C) and/or pursuant to any of Sections 2.10(D),
(E) or (F), Section 2.11(B), (C), (D) or (E), Section 9.02 or Section 9.08 shall be paid to Agent for the account of the Bank or Banks entitled to such amounts and any amounts payable pursuant to Section 2.16 shall be paid to the Bank or Banks entitled to such amounts; and provided further, however, in the event that pursuant to Section 2.10(B), (C) or (G) or Section 2.11(A) or (E) any of the Banks has a Reference Rate Loan in lieu of a Libor Loan or a CD Rate Loan as a result of application of any of the provisions of such Sections and the Borrower pays or prepays a Libor Loan or a CD Rate Loan the Borrower shall concurrently prepay such Bank's Reference Rate Loan on a pro rata basis as a condition to any such prepayment, all to the end that following any partial prepayment, each Bank's Pro Rata Share of the Loans (other than Competitive Bid Loans) shall be equal to such Bank's Pro Rata Share of the Commitment. Each payment and prepayment of interest and/or principal on the Competitive Bid Loans (whether directly made by the Borrower or received by a Bank through the exercise of a right of set-off or otherwise) shall be allocated to each Bank having a Competitive Bid Loan in accordance with the terms of such Bank's Competitive Bid Loan and in the event of any such payment which is in an amount less than the

                                        38
full amount then due and owing to Banks having Competitive Bid Loans outstanding, shall be allocated pro rata to all such Banks then owed a payment based on the amount of the payments then due and owing to each such Bank; provided, however, that any amounts payable by the Borrower pursuant to any of
Section 2.01(A)(ix) or (x) shall be paid to Agent for the account of the Bank or Banks entitled to such amounts. Notwithstanding the foregoing provisions of this Section 2.17, upon the occurrence and during the continuance of an Event of Default, each payment and prepayment of principal and interest on the Loans to Agent for the account of the Banks or to the Banks hereunder (whether directly made by the Borrower or received by Agent or a Bank through the exercise of a right of set-off or otherwise), shall be made pro rata, according to each Bank's Pro Rata Share of the Loans.

         Section 2.18.  Declaration of Invalidation.
          ------------   ---------------------------

         Each Bank agrees that, to the extent that any amount received by any Bank from the Borrower or otherwise on account of any of the Loans, is subsequently invalidated, declared to be fraudulent or preferential, set aside or judicially required to be repaid to a debtor-in-possession, trustee, receiver, custodian or any other Person in connection with any proceeding referred to in Section 6.01(B) or (C) or any similar cause of action (a "Preference"), then, to the extent of such Preference, each Bank shall upon demand reimburse the Bank(s) subjected to such Preference the amount necessary to cause each Bank to be affected by such Preference in proportion to its Pro Rata Share of the Loans.

         Section 2.19.  Pro Rata Shares Pari Passu and Equal.
          ------------   ------------------------------------

         The Pro Rata Share of each Bank in the Loans and the Commitment shall be pari passu and equal with the Pro Rata Shares of all other Banks and no Bank shall have priority over any other.

         Section 2.20.  Application of Funds Received by Bank.
          ------------   -------------------------------------

As long as any amounts due under any of the Notes or this Agreement are outstanding, if any Bank shall receive from the Borrower or any other Person, whether by exercise of a right of setoff pursuant to Section 2.05 or otherwise, or resulting from a banker's lien or by voluntary payment, counterclaim, cross action, suit at law or in equity or by proof of claim in bankruptcy, liquidation or similar proceedings, or by sale or disposition of any collateral or by payment made under any policy of insurance or otherwise (but excluding any amounts received by such Bank from Agent in accordance with this Agreement) any amount in respect of its Note or the Notes (other than an amount owing by the Borrower to such Bank under any of Section 2.01(A)(ix) or (x), 2.10, 2.11, 2.16,
9.02 or 9.08 of this Agreement), such Bank shall promptly send by wire transfer the portion of such amount remaining after deduction by such Bank of any expenses or costs incurred by such Bank in connection with obtaining such amount to Agent in Dollars which are immediately available to Agent upon receipt together with such Bank's accounting of the gross amount so received and the expenses or costs deducted therefrom. Agent shall, promptly after Bank's receipt of such amount in immediately available Dollars, send to each Bank by wire transfer Dollars (which are immediately available to such Bank upon receipt) in such amount as may be necessary to cause each Bank (including the Bank which wired the above-referenced amount to Agent) to receive payment of a portion of said amount so received by Agent which is proportionate to such Bank's Pro Rata Share of the Loans. If any such payment in respect of any such amount is made by any Bank pursuant to this Section 2.20 and if such amount or any part thereof is thereafter recovered from such Bank, the related payment to

                                        39
Agent and by Agent to the Banks shall be rescinded, to the extent of said recovery, and any distribution or payment restored as to the portion of such payment so recovered, but without interest. This Section 2.20 shall be applied so as to maintain for each Bank its Pro Rata Share of the Loans and if no Loans are outstanding, of the Commitment.


                                  ARTICLE III

                             CONDITIONS OF LENDING

         Section 3.01.  Conditions Precedent to the Commitment and to all
          ------------   -------------------------------------------------
Loans.
-----

         (A)  The Commitment and Initial Loans.
               --------------------------------

         The Commitment and the obligation of each Bank to make its Pro Rata Share of the initial Revolving Credit Loan are subject to performance by the Borrower of all of its obligations under this Agreement and to the satisfaction of the conditions precedent that all legal matters incidental to the Loans shall be satisfactory to counsel for Agent and the Banks shall have received on or before the Closing Date all of the following, each dated the Closing Date or another date acceptable to Agent and each to be in the form and substance approved by Agent and the Banks on the Closing Date or the Drawdown Date, as the case may be:

             (a) The Revolving Credit Notes, the Competitive Bid Loan Notes, this Agreement and the Related Documents (this Agreement to be in sufficient executed original copies for each party hereto and as to each of the other documents and instruments other than those to which Agent and/or the Banks are parties, copies of the executed originals thereof certified by the Borrower as being accurate and complete), all of which shall be delivered to the Agent at the offices of Edwards & Angell located in New York, New York.

             (b) Certificates from the respective secretaries of the Borrower, Prince and Fiber certifying as to the resolutions of the board of directors and/or shareholders of the Borrower, Prince and Fiber authorizing and approving each of this Agreement, the Revolving Credit Notes, the Related Documents and the other documents, instruments and agreements referred to in this Agreement to which the Borrower, Prince and/or Fiber is a party, as the case may be, and other matters contemplated hereby and certifying as to the names and signatures of each officer of the Borrower, Prince or Fiber authorized to sign each document, instrument or agreement to be executed and delivered by or on behalf of the Borrower, Prince or Fiber. Each Bank and the Agent may conclusively rely on each such secretary's certificate until Agent shall receive a further certificate of the secretary of the Borrower, Prince or Fiber, as the case may be, cancelling or amending the prior certificate and submitting the signatures of the officers named in such further certificate.

             (c) Favorable opinions of Edwards & Angell, counsel for the Borrower, Prince and Fiber, substantially in the form of Exhibit E.

             (d) Certificates of the Secretaries of State of Delaware, North Carolina, Massachusetts, New Jersey and South Carolina dated reasonably near the Closing Date, which state that the Borrower is

                                        40
         duly organized or qualified and in good standing as a corporation in such state, Certificates of the Secretaries of State of Delaware, North Carolina and South Carolina dated reasonably near the Closing Date, which state that Fiber is duly organized or qualified and in good standing as a corporation in such state and a Certificate of the Secretary of State of Delaware dated reasonably near the Closing Date, which states that Prince is duly organized or qualified and in good standing as a corporation in such state.

             (e) Evidence satisfactory to Agent that the ownership interests in Prince, Fiber and the Subsidiaries are as set forth in Exhibit G.

             (f) A Request and an Interest Rate Election and/or a Competitive Bid Loan Request on or before the Drawdown Date.

             (g) Payment to Agent of the initial fees required under Section 2.02(B)(ii) and to the Syndication Agent of the fees required under
         Section 2.02(B)(iii).

             (h) An Officer's Certificate in the form of Exhibit D to the extent applicable on the Closing Date, duly completed and reflecting, inter alia, compliance by the Borrower with the financial covenants provided for herein based on an internally prepared balance sheet of the Borrower as at December 31, 1994.

             (i) True copies of any revisions to the financial statements provided pursuant to Section 4.01(E).

             (j) An Officer's Certificate to the effect that from September 30, 1994 to the Closing Date, to the best of such officer's knowledge, no event has occurred or condition exists which has had, is having or would in the reasonably foreseeable future have a Material Adverse Effect, and certifying that the representations contained therein are true and correct.

             (k) No action, suit or other proceeding (governmental or otherwise) shall be pending or threatened (other than those disclosed in the Exhibits hereto) which, if adversely determined, would be likely to have a Material Adverse Effect.

             (l) Termination of the commitments for the Old Loans in accordance with the terms of the Initial Agreement on or prior to the Closing Date and repayment in full of any outstanding Old Loans and all other amounts due under the Initial Agreement on or prior to the Closing Date.

             (m) The occurrence of the Drawdown Date on or prior to February 28, 1995 and the initial funding of the Revolving Credit Loans or Competitive Bid Loans on the Drawdown Date.

             (n) Uniform Commercial Code Form UCC-11 information reports on the Borrower, Prince and Fiber.

         (B)  The Commitment and the Loans.
               ----------------------------

         The Commitment and the obligation of each Bank to make its Pro Rata Share of any Loan are subject to performance by the Borrower of all its obligations under this Agreement and to the satisfaction of the following further conditions precedent:


                                        41
             (a) The fact that, immediately prior to and upon the making of each Loan, no Event of Default or Default shall have occurred and be continuing;

             (b) The fact that the representations and warranties of the Borrower contained in Article IV, infra, are true and correct in all material respects on and as of the date of each Loan except as altered hereafter by actions not prohibited hereunder. The Borrower's delivery of the Notes to the Banks and each of the Borrower's Requests and Competitive Bid Loan Requests shall be deemed to be a representation and warranty by the Borrower as of the date of such Loan as to the facts specified in Section 3.01 (B)(a) and (b);

             (c) Receipt by Agent on or prior to the Business Day specified in the definition of Interest Rate Election (including, in the case of the initial Loan, a Business Day occurring prior to the Drawdown Date) of a written Request stating the amount requested for the Loan in question and an Interest Rate Election for such Loan or a Competitive Bid Loan Request, all signed by a duly authorized officer of the Borrower on behalf of the Borrower;

             (d) That there exists no law or regulation by any governmental authority having jurisdiction over any of the Banks which would make it unlawful in any respect for such Bank to make its Pro Rata Share of the Loan, including, without limitation, Regulations U, T, G and X of the Board of Governors of the Federal Reserve System and there has been no material adverse change in the financial condition, business operations or property of the Borrower and the Subsidiaries, if any, on a consolidated basis.


ARTICLE IV

REPRESENTATIONS                  AND WARRANTIES

         Section 4.01.  Representations and Warranties of the Borrower.
          ------------   ----------------------------------------------

         The Borrower represents and warrants to the Agent and the Banks that, upon and after giving effect to the Loans and the application of the proceeds thereof (which representations and warranties shall survive the making of the Loans) as follows:

         (A)  Organization and Existence.
               --------------------------

         The Borrower and each of the Subsidiaries is a corporation, duly organized, validly existing and in good standing under the laws of the state or country of its incorporation, is duly qualified to do business in all jurisdictions in which such qualification is required, except where failure to be so organized, existing, in good standing or qualified would not have a Material Adverse Effect and has all requisite power and authority to conduct its business, to own its properties and to execute and deliver, and to perform all of its obligations under this Agreement, the Related Documents and the Notes.

         (B)  Authorization and Absence of Defaults.
               -------------------------------------

         The execution, delivery to the Banks and performance by the Borrower, Prince and Fiber of this Agreement, the Related Documents and the Notes to which each of them is a party have been duly authorized by all necessary corporate and


                                        42
governmental action and do not and will not (i) require any consent or approval of the shareholders or board of directors of the Borrower, Fiber or of any Affiliate or Subsidiary which has not been obtained, (ii) violate any provision of any law, rule, regulation (including, without limitation, Regulations U and X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to the Borrower and/or any Subsidiary and/or the articles of incorporation or by-laws, where applicable, of the Borrower and/or any Subsidiary, (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower and/or any Material Subsidiary is or are a party or parties or by which it or they or its or their properties may be bound or affected; or (iv) result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues. The Borrower and each Subsidiary is in compliance with any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument, except where the failure to be in compliance would not have a Material Adverse Effect on the Borrower.

         (C)  Acquisition of Consents and Environmental Matters.
               -------------------------------------------------

         No authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, other than those which have been obtained, is or will be necessary to the valid execution and delivery to the Banks or performance by the Borrower, Prince and Fiber of this Agreement, the Related Documents and the Notes and/or the execution, delivery and performance by any Material Subsidiary of any document, instrument or agreement referred to in this Agreement to which such Material Subsidiary is a party. All environmental risks arising out of any of Borrower's or any Subsidiary's assets and known to the Borrower have been and shall be at all times properly reserved for in accordance with GAAP on Borrower's balance sheets provided pursuant to
Section 4.01(E) and Sections 5.03(B) and (C).

         (D)  Validity and Enforceability.
               ---------------------------

         This Agreement constitutes and each of the Related Documents and each of the Notes when delivered hereunder will constitute, the legal, valid and binding obligations of the Borrower, Prince and/or Fiber, enforceable against the Borrower, Prince or Fiber, as the case may be, in accordance with their respective terms and each other instrument and agreement referred to in this Agreement to which the Borrower, Prince and/or Fiber is a party is similarly legal, valid, binding and enforceable against each such Person party thereto.

         (E)  Financial Information.
               ---------------------

         The following information with respect to the Borrower has heretofore been furnished to the Banks:

             (i) the consolidated balance sheets of the Borrower and any Subsidiaries as at December 31, 1993 and as at December 31, 1992 together with consolidated statements of income and cash flows for the fiscal year then ending, certified by Ernst & Young, independent certified public accountants; and

             (ii) the unaudited consolidated balance sheet of the Borrower and any Subsidiaries as at September 30, 1994 together with the unaudited consolidated statements of earnings for the nine-month period then ended.
                                        43

Each of the financial statements referred to above in Section 4.01(E) (i) and
(ii) was (and each of the financial statements to be delivered to Agent pursuant to Section 5.03(B) and (C) will be) prepared in accordance with GAAP, subject in the case of interim financial statements, to year-end adjustments and the absence of certain financial statements and footnotes. Each of the financial statements referred to above in Section 4.01(E) (i) and (ii) fairly presents in all material respects (and each of the financial statements to be delivered to Agent pursuant to Section 5.03(B) and (C) will fairly present in all material respects) the financial condition of the Person being reported on at the dates thereof and the results of operations for the periods ended on such dates and is (and those subsequently delivered hereunder, will be) complete and correct in all material respects, subject in the case of interim financial statements, to year-end adjustments and the absence of certain statements and footnotes. Since September 30, 1994, no event has occurred or condition exists which has had, is having or would in the reasonably foreseeable future have a Material Adverse Effect.

         (F)  No Litigation.
               -------------

         There are no actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened against the Borrower and/or any Subsidiary or any of their properties before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which if determined adversely to the Borrower and/or any Material Subsidiary would draw into question the legal existence of the Borrower and/or any Subsidiary and/or the validity, authorization and/or enforceability of this Agreement, any of the Related Documents or Notes and/or any provision thereof and/or could have a Material Adverse Effect, except those matters, if any, described on Exhibit F, none of which, in the Borrower's good faith opinion, will have such a Material Adverse Effect.

         (G)  Regulation U.
                ------------

         The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR
Part 221), does not own and has no present intention of acquiring any such margin stock or a "margin security" within the meaning of Regulation G of the Board of Governors of the Federal Reserve System (12 CFR, Part 207). None of the proceeds of the Loans will be used directly or indirectly by the Borrower for the purpose of purchasing or carrying, or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry, any such margin security or margin stock or for any other purpose which might constitute the transaction contemplated hereby a "purpose credit" within the meaning of said Regulation G or Regulation U, or cause this Agreement to violate any other regulation of the Board of Governors of the Federal Reserve System or the Securities and Exchange Act of 1934, as amended, or any rules or regulations promulgated under either said statute.

         (H)  Absence of Adverse Agreements.
               -----------------------------

         Neither the Borrower nor any Subsidiary is a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any corporate restriction which would have a Material Adverse Effect on the Borrower or on the ability of any of the Borrower, Prince and Fiber to carry out its obligations under this Agreement, the Related Documents or the Notes.

                                        44
          (I)  Taxes.
               -----

         The Borrower and each Subsidiary has filed all tax returns (federal, state, local and foreign) required to be filed as of the date hereof and paid all taxes shown thereon to be due, including interest and penalties, or provided on a consolidated basis reserves deemed adequate by the Borrower for payment thereof.

         (J)  ERISA.
               -----

         The Borrower, Prince, Fiber and any Commonly Controlled Entity do not maintain or contribute to any Single Employer Plan which is not in compliance with ERISA (other than failures to comply which do not result in a Material Adverse Effect), as amended, or which has incurred any accumulated funding deficiency within the meaning of section 412 and 418B of the Code, or which has applied for or obtained a waiver from the Internal Revenue Service of any minimum funding requirement under section 412 of the Code. The Borrower, Prince, Fiber and any Commonly Controlled Entity have not incurred any liability (other than with respect to premiums) to the PBGC in connection with any Single Employer Plan covering any employees of the Borrower, Prince, Fiber or any Commonly Controlled Entity in amount exceeding Ten Million Dollars ($10,000,000) in the aggregate or ceased operations at any facility or withdrawn from any such plan in a manner which could subject any of them to liability under Title IV of ERISA in amount exceeding Ten Million Dollars ($10,000,000) in the aggregate, and know of no facts or circumstance which might give rise to any liability (other than with respect to premiums) of the Borrower, Prince, Fiber or any Commonly Controlled Entity to the PBGC under Title IV of ERISA in amount exceeding Ten Million Dollars ($10,000,000) in the aggregate. The Borrower, Prince, Fiber and any Commonly Controlled Entity have not incurred any withdrawal liability in an amount exceeding Ten Million Dollars ($10,000,000) in the aggregate (including but not limited to any contingent or secondary withdrawal liability) within the meaning of Sections 4201 of ERISA, to any Multiemployer Plan, and no event has occurred, and there exists no condition or set of circumstances, which presents a risk of the occurrence of any withdrawal from or the partition, termination, reorganization or insolvency of any Multiemployer Plan which could result in any liability to a Multiemployer Plan in amount exceeding Ten Million Dollars ($10,000,000) in the aggregate.

         The Borrower, Prince, Fiber and any Commonly Controlled Entity, do not maintain any Plan which is a group health plan (as defined in Section 607 of ERISA) which has not complied with the continuation coverage requirements of
Section 4980B of the Code and Part 6 of Title I of ERISA except where such failure to comply with such requirements would not result in any Material Adverse Effect.

         Full payment has been made of all amounts which the Borrower, Prince, Fiber and any Commonly Controlled Entity are required to have paid as contributions to any Plan under applicable law or under any Plan or any agreement relating to any Plan to which the Borrower, Prince, Fiber or any Commonly Controlled Entity is a party to the extent necessary to avoid any Material Adverse Effect. The Borrower, Prince, Fiber and each Commonly Controlled Entity have made adequate provision for reserves to meet contributions that have not been made because they are not yet due under the terms of any Plan or related agreements.

         Neither the Borrower, Prince, Fiber nor any Commonly Controlled Entity has any knowledge, nor do any of them have any reason to believe that any Reportable Event which could result in a liability or liabilities of Ten Million Dollars ($10,000,000) or more in the aggregate has occurred with respect to any Plan.
                                        45

         (K)  Ownership of Properties.
               -----------------------

         The Borrower and each Material Subsidiary owns all of its properties and assets free and clear of all Liens, except those permitted under Section 5.02(A).

         (L)  Accuracy of Representations and Warranties.
               ------------------------------------------

         None of the Borrower's or any Material Subsidiary's representations or warranties set forth in any agreement or instrument entered into in connection with this Agreement, any Related Document or in any document or certificate furnished pursuant to this Agreement or in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make any statement of fact contained herein or therein, in light of the circumstances under which it was made, not misleading; except that unless provided otherwise any such document or certificate which is dated speaks as of the date stated and not the present.

         (M)  No Investment Company.
               ---------------------

         Neither the the Borrower nor any Subsidiary is an "investment company" or, to the best of their knowledge, a company "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

         (N)  Solvency, etc.
               -------------

         After giving effect to each Loan outstanding and to be made under this Agreement as of and immediately after each time this representation and warranty is given, the Borrower (a) will be able to pay its debts as they become due, (b) will have funds and capital sufficient to carry on its business and all businesses in which it is about to engage, and (c) will own property having a value, on a going concern basis, greater than the amount required to pay its Indebtedness, including for this purpose unliquidated and disputed claims. The Borrower will not be rendered insolvent by the execution and delivery of this Agreement or the consummation of any transactions contemplated herein.

         (O)  Ownership Interests.
               -------------------

         The schedule of ownership interests in Subsidiaries is set forth in Exhibit G and is true, accurate and complete.

         (P)  Licenses, Registrations, Compliance with Laws, etc.
               --------------------------------------------------

         The Borrower and each of the Subsidiaries have all permits, governmental licenses, registrations and approvals, material to carrying out their respective businesses as presently conducted and as required by law or the rules and regulations of any federal, foreign governmental, state, county or local association, corporation or governmental agency, body, instrumentality or commission having jurisdiction over the Borrower or any of the Subsidiaries, including but not limited to the United States Environmental Protection Agency, the United States Department of Labor, the United States Occupational Safety and Health Administration, the United States Equal Employment Opportunity Commission and analogous and related state and foreign agencies except where the failure to


                                        46
have such permits, licenses, registrations and approvals would not have a Material Adverse Effect. There is no violation or failure of compliance or allegation of such violation or failure of compliance on the part of the Borrower or any of the Subsidiaries with any of the foregoing permits, licenses, registrations, approvals, rules or regulations and there is no action, proceeding or investigation pending or to the knowledge of the Borrower threatened nor has the Borrower or any Subsidiary received any notice of such which might result in the termination or suspension of any such permit, license, registration or approval, except with respect to such permits, licenses, registrations and approvals the violation, failure of compliance, termination or suspension of which would not have a Material Adverse Effect . The Borrower is not aware of any condition which could reasonably be expected to result in an environmental liability of the Borrower or any Subsidiary which would be reasonable likely to have a Material Adverse Effect on the Borrower except as referenced on Exhibit F.

         (Q)  Principal Place of Business; Books and Records.
               ----------------------------------------------

         The Borrower's principal place of business is located at the Borrower's address set forth in Section 9.07. All of the Borrower's material books and records are kept at its principal place of business or in Borrower's offices in Charlotte, North Carolina or Johnsonville, South Carolina.


    ARTICLE V

                           COVENANTS OF THE BORROWER

         Section 5.01.  Affirmative Covenants of the Borrower Other than
          ------------   ------------------------------------------------
Reporting Requirements.
----------------------

         From the date hereof and thereafter for so long as any portion of the Commitment is outstanding or the Borrower is indebted to the Agent and/or any of the Banks under any of the Notes, any of the Related Documents and/or this Agreement, the Borrower will, with respect to itself and, unless noted otherwise below, with respect to each of the Material Subsidiaries unless the Majority Banks shall otherwise consent in writing:

         (A)  Payment of Taxes, etc.
               ---------------------

         Pay and discharge all taxes and assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it except as contested in good faith and where, on a consolidated basis, reserves deemed adequate by Borrower have been provided for.

         (B)  Maintenance of Insurance.
               ------------------------

         Maintain insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties and in accordance with the requirements of any governmental agency having jurisdiction over the Borrower and/or any Subsidiary. The Borrower shall provide the Banks with such evidence as Agent may request from time to time as to the maintenance of all such insurance.



                                        47
         (C)  Preservation of Existence, etc.
               ------------------------------

         Preserve and maintain in full force and effect the corporate existence (except as permitted by Section 5.02(B)), rights, franchises and privileges of the Borrower and each Material Subsidiary in the jurisdiction of its organization, preserve and maintain all licenses, governmental approvals, trademarks, patents, trade secrets, copyrights and trade names owned or possessed by the Borrower or any Material Subsidiary and which are necessary to its business and operations or the ownership of its properties and qualify or remain qualified as a foreign corporation in each jurisdiction in which such qualification is necessary to its business and operations or the ownership of its properties except when the failure to so preserve, maintain or qualify would not have a Material Adverse Effect.

         (D)  Compliance with Laws, etc.
               -------------------------

         Comply with the requirements of all present and future applicable laws, rules, regulations and orders (including, without limitation, environmental laws, rules and regulations, and orders concerning environmental matters) of any governmental authority having jurisdiction over it and/or its business, except where the failure to comply would not have a Material Adverse Effect on the Borrower.

         (E)  Visitation Rights.
               -----------------

         Permit, at any reasonable time after and during the continuance of a Default or Event of Default any of the Banks or Agent or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of the Borrower and any of the Subsidiaries to discuss the affairs, finances and accounts of the Borrower and any of the Subsidiaries with any of its or their officers and/or any independent certified public accountant of the Borrower and/or of such Subsidiary and, whether or not any Default or Event of Default exists, permit, at any reasonable time and at their expense, any of the Banks, or Agent or any agents or representatives thereof to visit the properties of the Borrower and any of the Subsidiaries and to discuss the affairs, finances and accounts of the Borrower or any of the Subsidiaries with the chief financial officer and/or chief executive officer of the Borrower.

         (F)  Keeping of Records and Books of Account.
               ---------------------------------------

         Keep adequate records and books of account of the Borrower and any Material Subsidiary, in which complete entries will be made in accordance with GAAP and with applicable requirements of any governmental authority having jurisdiction over the Borrower and/or any Material Subsidiary in question, reflecting all financial transactions.

         (G)  Maintenance of Properties, etc.
               ------------------------------

         Maintain and preserve all of its properties necessary or beneficial to the proper conduct of its business, in good working order and condition, ordinary wear and tear excepted, to the extent necessary to avoid a Material Adverse Effect.




                                        48
          (H)  Accounting System.
               -----------------

         Maintain a standard system of accounting in accordance with GAAP and in accordance with the requirements of any governmental authority having jurisdiction over the Borrower and/or any Material Subsidiary.

         (I)  Other Documents, etc.
               --------------------

         Pay, perform and fulfill all of its obligations and covenants under each of the Related Documents, and any other material document, instrument or agreement to which it is a party including without limitation other documents evidencing and/or securing Indebtedness in accordance with their respective terms, giving effect to any grace periods therein specified; provided, that with respect to documents, instruments and agreements other than the Related Documents so long as the Borrower and/or any Subsidiary is contesting in good faith any alleged failure by the Borrower and/or Subsidiary to pay, perform and fulfill such obligations and covenants by proper proceedings and has made a reserve deemed adequate by the Borrower or other provision in accordance with GAAP on account thereof and such alleged failure by the Borrower and/or any Subsidiary has not resulted in any Material Adverse Effect on the Borrower and/or on any Bank's or on Agent's interests under this Agreement, the Notes and/or the Related Documents, the Borrower shall not be deemed in violation of this Section 5.01(I).

         (J)  EBIT Coverage.
               -------------

         Maintain EBIT Coverage at the end of each Borrower fiscal quarter ending after the Closing Date of not less than 2.5 to 1.0.

         (K)  Leverage Ratio.
               --------------

         Maintain at the end of each of Borrower's fiscal quarters a Leverage Ratio of not greater than .55 to 1.0.

         (L)  Officer's Certificates and Requests.
               -----------------------------------

         Provide each Officer's Certificate required under this Agreement and each Request so that the statements contained therein are accurate and complete in all material respects.

         (M)  Depository.
               ----------

         Use one or more of the Banks as a principal depository of the Borrower's funds.

         Section 5.02.  Negative Covenants of the Borrower.
          ------------   ----------------------------------

         From the date hereof and thereafter for so long as any portion of the Commitment is outstanding or the Borrower is indebted to the Agent and/or any of the Banks under any of the Notes, any of the Related Documents and/or this Agreement, the Borrower will not, with respect to itself and, unless noted otherwise below, with respect to each of the Material Subsidiaries, without the prior written consent of the Majority Banks:


                                        49
          (A)  Liens, etc.
               ----------

         Create, incur, assume or suffer to exist any Lien of any nature, upon or with respect to any of its properties and assets, now owned or hereafter acquired, or assign as collateral or otherwise convey as collateral, any right to receive income, except that the foregoing restrictions shall not apply to any
Liens:

             (a) for taxes, assessments or governmental charges or levies on property if the same are being contested in good faith and for which proper reserve or other provision has been made in accordance with GAAP; or if the failure to pay same would not have a Material Adverse Effect.

             (b) imposed by law, such as carriers', warehousemen's and mechanics' liens, bankers' set off rights and other similar Liens arising in the ordinary course of business for sums not yet due or being contested in good faith and by appropriate proceedings diligently conducted and for which proper reserve or other provision has been made in accordance with GAAP;

             (c) arising in the ordinary course of business out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation;

             (d) arising from or upon any judgment or award, provided that such judgment or award is being, or is expected to be, contested in good faith by proper appeal proceedings and only so long as execution thereon shall be stayed and provided that the existence thereof shall not constitute an Event of Default under Section 6.01(D);

             (e) those set forth on Exhibit H;

             (f) those now or hereafter granted pursuant to the Related Documents or otherwise now or hereafter granted to Agent and/or any of the Banks as collateral for the Loans and/or the Borrower's other obligations arising in connection with or under this Agreement;

             (g) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of the Borrower's or any Subsidiary's business;

             (h) easements, rights of way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of business by the Borrower or any Subsidiary;

             (i) securing any other Indebtedness of the Borrower and/or any Subsidiary in the aggregate principal amount at any one time outstanding not in excess of ten percent (10%) of Consolidated Stockholders' Equity; provided, that in no event shall there exist any Lien on any of the ownership interests or the shares of capital stock of any Material Subsidiary other than WIL; and

             (j) on assets of WIL (other than as prohibited by the proviso in Section 5.02(A)(i)) and its Subsidiaries.

                                        50
         (B)  Dissolution, etc.
               ----------------

         (i) Dissolve, liquidate, wind up, except for dissolution of any Subsidiary other than a Material Subsidiary, (ii) merge or consolidate with any Person if (a) Borrower is not the surviving corporation or (b) after any merger or consolidation, a Default or Event of Default shall have occurred, (iii) sell, assign, lease or otherwise dispose of or permit the disposal of or turn over the management of (whether in one transaction or in a series of related transactions) all or substantially all of its assets except to Borrower or to any Subsidiary, or (iv) sell (whether in one transaction or in a series of related transactions) any asset material to the Borrower or to the Borrower and the Subsidiaries taken as a whole (whether now owned or hereafter acquired and whether any such asset is leased back on an operating lease basis or as a Capitalized Lease Obligation but excluding transactions of the type described in paragraph 2 of Exhibit H); provided that such restriction shall not apply (x) to any such assets which are promptly replaced with assets of substantially like kind, value and usefulness which are owned by the Borrower or a Subsidiary and
(y) to any transaction to the extent that the aggregate book value of Tangible Assets sold (measured at the time of such transaction in question) of the assets involved in any such transaction does not exceed ten percent (10%) of Consolidated Tangible Assets.

         (C)  Hostile Takeovers.
               -----------------

         Make or commit to make any Investment by the Borrower and/or any of the Subsidiaries in connection with a Hostile Takeover.

         (D)  Compliance with ERISA.
               ---------------------

With respect to the Borrower, Prince, Fiber and any Commonly Controlled Entity
(a) terminate, or cease to have an obligation to contribute to, any Multiemployer Plan so as to result in any material liability of the Borrower, Prince, Fiber or any Commonly Controlled Entity to PBGC or to any Multiemployer Plan, (b) engage in any "prohibited transaction" (as defined in section 4975 of the Code) involving any Plan which would result in a material liability of the Borrower, Prince, Fiber or any Commonly Controlled Entity for an excise tax or civil penalty in connection therewith, (c) incur or suffer to exist any material "accumulated funding deficiency" (as defined in section 302 of ERISA and sections 412 and/or 418B of the Code) of the Borrower, Prince, Fiber or any Commonly Controlled Entity, whether or not waived, involving any Single Employer Plan, (d) incur or suffer to exist any Reportable Event or the appointment of a trustee or institution of proceedings for appointment of a trustee for any Single Employer Plan if, in the case of a Reportable Event, same continues unremedied for ten (10) days after notice of such Reportable Event pursuant to section 4043(a), (c) or (d) of ERISA is given, if it is reasonably likely to result in a material liability of the Borrower, Prince, Fiber or any Commonly Controlled Entity, (e) allow or suffer to exist any event or condition, which presents a material risk of incurring a material liability of the Borrower, Prince, Fiber or any Commonly Controlled Entity to PBGC by reason of termination of any such Single Employer Plan or (f) cause or permit any Plan maintained by the Borrower, Prince, Fiber and/or any Commonly Controlled Entity to be administered in a manner which is not in substantial compliance with ERISA. For purposes of this Section 5.02(D) "material liability" shall be deemed to mean any liability of Ten Million Dollars ($10,000,000) or more in the aggregate.




                                        51
          (E)  Restricted Guaranties.
               ---------------------

         Be or become liable or contingently liable on any Restricted Guaranty if the amount for which Borrower and/or any Subsidiary is obligated or contingently obligated thereunder would if added to Indebtedness for Borrowed Money, cause Borrower not to be in compliance with Section 5.01(K).

         Section 5.03.  Reporting Requirements.
          ------------   ----------------------

         From the date hereof and thereafter for so long as any portion of the Commitment is outstanding or the Borrower, Prince, and/or Fiber is indebted to the Agent and/or any of the Banks under any of the Notes, any of the Related Documents and/or this Agreement, the Borrower will, unless the Majority Banks shall otherwise consent in writing, furnish or cause to be furnished to Agent with sufficient copies for each of the Banks:

         (A) as soon as possible and in any event upon acquiring knowledge of an Event of Default or Default, continuing on the date of such statement, the written statement of an officer of the Borrower setting forth details of such Event of Default or Default and the action which the Borrower proposes to take with respect thereto;

         (B) as soon as practicable after the end of each fiscal year of the Borrower and in any event within ninety (90) days thereafter, a consolidated balance sheet of the Borrower and the Subsidiaries as at the end of such year, the related consolidated statement of income of the Borrower and the Subsidiaries for such year setting forth in each case commencing with the December 31, 1994 statements, the corresponding figures for the preceding fiscal year, and the related statement of cash flows during such year, such consolidated statements to be certified by a so-called "Big-6" firm of independent certified public accountants or other firm of independent certified public accountants selected by the Borrower and reasonably acceptable to the Majority Banks (it being understood that, so long as the Borrower is required to file an Annual Report on Form 10-K with the Securities and Exchange Commission, the foregoing requirements of this Section 5.03(B) shall be deemed satisfied if the Borrower has delivered to Agent copies of its Annual Report on Form 10-K for the relevant fiscal year, certified by an officer of the Borrower in an Officer's Certificate as being a true and correct copy thereof);

         (C) as soon as is practicable after the end of each of the fiscal quarters of each Borrower fiscal year and in any event within sixty (60) days thereafter, a consolidated balance sheet of the Borrower and the Subsidiaries as of the end of such period, the related consolidated statement of income of the Borrower and the Subsidiaries for such period and the fiscal year to that date and the related consolidated statement of cash flows of the Borrower and the Subsidiaries for the fiscal year to that date, subject to changes resulting from year-end adjustments, such balance sheet and statements to be prepared and certified by an officer of the Borrower in an Officer's Certificate as having been prepared in accordance with GAAP except for footnotes and year-end adjustments, and to be in form satisfactory to the Majority Banks, it being understood that, for so long as the Borrower is required to file quarterly reports on Form 10-Q with the Securities and Exchange Commission, the foregoing requirements of this Section 5.03(C) shall be deemed satisfied if the Borrower has delivered to Agent copies of such quarterly report on Form 10-Q, certified by an officer of the Borrower in an Officer's Certificate as being true and correct copies thereof;




                                        52
         (D) simultaneously with the furnishing of each of the year-end financial statements of the Borrower and the Subsidiaries to be delivered pursuant to Section 5.03(B) and each of the quarterly statements of the Borrower and the Subsidiaries to be delivered pursuant to Section 5.03(C) an Officer's Certificate of an officer of the Borrower which shall contain a statement in the form of Exhibit D to the effect that no Event of Default or Default has occurred, without having been waived in writing, or if there shall have been an Event of Default not previously waived in writing pursuant to the provisions hereof, or a Default, such Officer's Certificate shall disclose the nature thereof. In each such Officer's Certificate the officer of the Borrower shall also calculate, set forth and certify to the accuracy of the amounts required to be calculated in the financial covenants of the Borrower contained in this Agreement and described in Exhibit D;

         (E) promptly after the commencement thereof, notice of all material actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, against the Borrower and/or any Subsidiary which have reasonable merit and if adversely determined would have a Material Adverse Effect;

         (F) promptly after the sending or filing thereof, copies of all regular, periodic and special reports, if any, which the Borrower or any of the Material Subsidiaries files with the Securities and Exchange Commission;

         (G) such other information respecting the business, properties or the condition or operations, financial or otherwise, of the Borrower or any of the Subsidiaries as Agent may from time to time reasonably request;

         (H) written notice of the fact and of the details of any sale or transfer of any material ownership interest in any Material Subsidiary given promptly after the Borrower acquires knowledge thereof; provided, however, that this clause shall not be deemed to constitute or imply any consent to any such sale or transfer;

         (I) prompt written notice of any event or condition which has had, is having or would in the reasonably foreseeable future be likely to have a Material Adverse Effect, and an explanation thereof and of the actions the Borrower and/or any Subsidiary propose to take with respect thereto;

         (J) written notice of any of the following events which could have a Material Adverse Effect, as soon as possible and in any event within 15 days after the Borrower knows or has reason to know thereof: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, or (ii) the institution of proceedings or the taking or expected taking of any other action by PBGC or the Borrower or any Commonly Controlled Entity to terminate, withdraw or partially withdraw from any Plan and, with respect to any Multiemployer Plan, the Reorganization (as defined in Section 4241 of ERISA) or Insolvency (as defined in Section 4245 of ERISA) of such Plan and in addition to such notice, deliver to the Agent whichever of the following may be applicable:
(a) an Officer's Certificate setting forth details as to such Reportable Event and the action that the Borrower or Commonly Controlled Entity proposes to take with respect thereto, together with a copy of any notice of such Reportable Event that may be required to be filed with PBGC, or (b) any notice delivered by PBGC evidencing its intent to institute such proceedings or any notice to PBGC that such Plan is to be terminated, as the case may be; and

         (K) promptly and in any event within five (5) days thereafter, written notice of any failure to make any payment when due on any Indebtedness for Borrowed Money having an outstanding principal balance of Ten Million Dollars ($10,000,000) or more.


                                        53
          Section 5.04.  Confidential Financial Information.
          ------------   ----------------------------------

         The Banks and Agent shall, with respect to any and all financial statements or other reports or documents delivered by the Borrower to the Banks or Agent pursuant to Section 5.03 and any other information provided to the Banks or the Agent (other than in a public forum, including an analyst's meeting and other than any such information which is publicly available other than solely as a result of disclosure by the Agent or any of the Banks) and to the extent that such information therein contained or provided has not theretofore otherwise been disclosed in such a manner as to render such information no longer confidential (other than as a result of disclosure by Agent or Bank in violation of its obligation hereunder), employ reasonable procedures designed to maintain the confidential nature of the information therein contained; provided, however, that any Bank or Agent may disclose or disseminate such information to:

(a) the Bank's and Agent's respective employees, agents, attorneys and accountants who would ordinarily have access to such information in the normal course of the performance of their duties in connection with the administration of the Loans; (b) upon at least five (5) Business Days (unless sooner required by law) prior notice to the Borrower (during which period the Agent and the Banks will not actively oppose any efforts by the Borrower to obtain a protective order), such third parties as any Bank or Agent may, in its discretion, deem reasonably necessary in connection with or in response to (i) compliance with any law, ordinance or governmental order, regulation, rule, policy, subpoena, investigation or request, or (ii) any order, decree, judgment, subpoena, notice of discovery or similar ruling or pleading issued, filed, served or purported on its face to be issued, filed or served (x) by or under authority of any court, tribunal, arbitration board or any governmental agency, commission, authority board or similar entity or (y) in connection with any proceeding, case or matter pending (or on its face purported to be pending) before any court, tribunal, arbitration board or any governmental agency, commission, authority, board or similar entity; provided that without notice to the Borrower, the Agent and any Bank may disclose such information to bank examiners of governmental agencies having regulatory authority over the Agent or the Bank in question in connection with such examiner's examinations of Agent or such Bank's books and records, or (iii) collection by judicial proceeding of any of the Indebtedness now or hereafter owing by the Borrower and/or any Subsidiary to the Agent and/or any of the Banks or enforcement of any rights or remedies now or hereafter possessed by Agent and/or any of the Banks pursuant to this Agreement, any of the Notes or any of the Related Documents; (c) subject to
Section 9.09, any prospective purchaser (including an affiliate of any Bank), in connection with the resale or proposed resale by it of any portion of its Note or other participation in its Pro Rata Share of the Loans; provided that the prospective participant has signed an agreement binding such participant under this Section 5.04 as if it were a Bank and (d) any entity utilizing such information to rate or classify any Bank's or the Agent's debt or equity securities for sale to the public; provided that such rating agency has agreed to keep such information confidential pursuant to an agreement reasonably satisfactory to the Borrower.


   ARTICLE VI

                               EVENTS OF DEFAULT

         Section 6.01.  Events of Default.
          ------------   -----------------

         The Borrower shall be in default under this Agreement, the Related Documents and the Notes upon the occurrence of any one or more of the following events ("Events of Default"):

                                        54
         (A) if the Borrower shall fail to make due and punctual payment of any fees, interest, principal and/or other amounts payable under this Agreement as provided in any of the Notes and/or in this Agreement within five (5) days after the date when the same is due and payable, whether at the due date thereof or at a date fixed for prepayment or if the Borrower shall fail to make any such payment of fees, interest, principal and/or any other amount under this Agreement any of the Notes on the date when such payment becomes due and payable by acceleration;

         (B) if the Borrower or any Material Subsidiary shall make an assignment for the benefit of creditors, or shall fail generally to pay its or their debts as they become due, or shall admit in writing its or their inability to pay its debts as they become due or shall file a voluntary petition in bankruptcy, or shall file any petition or answer seeking any reorganization, arrangement, composition, adjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy laws or other applicable federal, state or other statute, law or regulation, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of it or of all or any substantial part of its properties, or if partnership or corporate action shall be taken for the purpose of effecting any of the foregoing; or

         (C) to the extent not described in Section 6.01(B), (i) if the Borrower or any Material Subsidiary shall be the subject of a bankruptcy proceeding, or (ii) if any proceeding against any of them seeking any reorganization, arrangement, composition, adjustment, liquidation, dissolution, or similar relief under the present or any future federal bankruptcy law or other applicable federal, foreign, state or other statute, law or regulation shall be commenced, or (iii) if any trustee, receiver or liquidator of any of them or of all or any substantial part of any or all of their properties shall be appointed without their consent or acquiescence; provided that in any of the cases described above in this Section 6.01(C), such proceeding or appointment shall not be an Event of Default if the Borrower or the Material Subsidiary in question shall cause such proceeding or appointment to be discharged, vacated, dismissed or stayed within thirty (30) days after commencement thereof; or

         (D) if final judgment or final judgments aggregating more than Ten Million Dollars ($10,000,000) but less than Twenty Million Dollars ($20,000,000) shall be rendered against the Borrower or any Material Subsidiary and shall remain undischarged, unstayed or unpaid for an aggregate of thirty (30) days (whether or not consecutive) after entry thereof and enforcement proceedings thereunder have commenced or if any final judgment or judgments or any certain legal obligation to pay money as a result of litigation aggregating Twenty Million Dollars ($20,000,000) or more shall be rendered against or incurred by the Borrower and/or any Material Subsidiary and is undischarged, unstayed or unpaid; or

         (E) if the Borrower or any Material Subsidiary shall default (after giving effect to any applicable grace period) in the due and punctual payment of the principal of or interest on any Borrowed Money (which definition, for the purposes of this Section 6.01(E), shall be expanded to include Material Subsidiaries wherever the Borrower is mentioned therein) in excess of Ten Million Dollars ($10,000,000) (other than the Loans), or if any default shall have occurred and be continuing after any applicable grace period under any agreement, mortgage, note or other instrument evidencing, securing or providing for the creation of such Borrowed Money, which results in the acceleration of such Borrowed Money; or

         (F) (i) if there shall be a default in the performance of the Borrower's obligations under Section 5.01(C) (insofar as such subsection (C) requires the preservation of the corporate existence of the Borrower or any Material Subsidiaries), any of Section 5.01(J), Section 5.01(K), or Section
5.02 of this Agreement, or
                                        55
         (G) if there shall be any default in the performance of any covenant or condition contained in this Agreement, any of the Notes or in any of the Related Documents other than a covenant or condition referred to in any other subsection of this Section 6.01 and such default shall continue unremedied or unwaived, (i) in the case of any covenant or condition contained in Section 5.03, for five (5) Business Days after notice from the Agent, or (ii) in the case of any other covenant or condition for which no other grace period is provided, for thirty (30) days, or (iii) if any of the representations and warranties made or deemed made by the Borrower to the Banks or Agent pursuant to this Agreement proves to have been false or misleading in any material respect when made; or

         (H) any certification of the financial statements, furnished to Agent for the Banks pursuant to Section 5.03(B), shall contain any qualification; provided, however, that such qualifications will not be deemed an Event of Default if in each case (i) such certification shall state that the examination of the financial statements covered thereby was conducted in accordance with generally accepted auditing standards, including but not limited to all such tests of the accounting records as are considered necessary in the circumstances by the independent certified public accountants preparing such statements, (ii) such financial statements were prepared in accordance with GAAP and (iii) such qualification does not involve the "going concern" status of the entity being reported upon; or

         (I) if twenty percent (20%) or more of the issued and outstanding Voting Stock of the Borrower is owned by any Person and any Affiliate or Affiliates of such Person (an "Acquiring Group") and a majority of the Board of Directors of the Borrower is comprised of Persons who are not members of the Borrower's Board of Directors on the date hereof (the "Incumbent Board"); provided, that any person who becomes a Director of Borrower's Board of Directors after the date hereof whose election, or nomination for election by Borrower's stockholders, was approved by a vote of at least 3/4 of the Directors comprising the Incumbent Board (either by specific vote or by approval of the proxy statement of Borrower in which such Person is named as a nominee for director without objection to such nomination) shall be, for purposes hereof, considered as though such Person were a member of the Incumbent Board.


ARTICLE VII


REMEDIES OF                          BANKS

         Upon the occurrence of any one or more of the Events of Default, the Agent, at the request of the Majority Banks, shall, by notice to the Borrower, declare the obligation of the Banks to make the Loans and each Bank's obligation to make its Pro Rata Shares of the Loans to be terminated, whereupon the same and the Commitment shall forthwith terminate, and Agent, at the request of the Majority Banks, shall, by notice to the Borrower, declare the entire unpaid principal amount of the Notes and all fees and interest accrued and unpaid thereon and/or under this Agreement, and/or any of the Related Documents and any and all other Indebtedness under this Agreement, the Notes and/or any of the Related Documents of the Borrower and/or any Subsidiary to any of the Banks and/or to any holder of all or any portion of each Note to be forthwith due and payable, whereupon all such Notes, and all such accrued fees and interest and other such Indebtedness under this Agreement, any of the Notes and/or any of the Related Documents shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however that upon the occurrence of an Event of Default under Section 6.01(B) or (C), all of the unpaid principal amounts of the Notes, all fees and interest accrued and unpaid thereon and/or under this Agreement and/or under the Related Documents and any

                                        56
and all other such Indebtedness of the Borrower, Prince and/or Fiber to any of the Banks and/or to any such holder under this Agreement, any of the Notes and/or any of the Related Documents shall thereupon be due and payable in full without any need for Agent and/or any Bank to make any such declaration or take any action and the Banks' obligations to make the Loans and the Commitment shall simultaneously terminate. Agent shall, in accordance with the votes of the Majority Banks, exercise all remedies on behalf of and for the account of each Bank and on behalf of its respective Pro Rata Share of the Loans, its Note and Indebtedness of the Borrower, Prince and/or Fiber owing to it or any of the foregoing, including without limitation all remedies available under or as a result of this Agreement, the Notes or any of the Related Documents without any such exercise being deemed to modify in any way the fact that each Bank shall be deemed a separate creditor of the Borrower, Prince and/or Fiber to the extent of its Note and Pro Rata Share of the Loans and any other amounts payable to such Bank under this Agreement and/or the Related Documents Agent shall be deemed a separate creditor of the Borrower, Prince and/or Fiber to the extent of the fees payable under Section 2.02(B)(ii) and Syndication Agent shall be deemed a separate creditor of the Borrower, Prince and/or Fiber to the extent of the fees payable under Section 2.02 (B)(iii).


                                  ARTICLE VIII

                              ADMINISTRATIVE AGENT

         Section 8.01.  Appointment.
          ------------   -----------

         Agent is hereby appointed as agent hereunder and each Bank hereby authorizes Agent to act hereunder and under the Related Documents as its agent hereunder and thereunder. Agent agrees to act as such upon the express conditions contained in this Article VIII. The provisions of this Article VIII are solely for the benefit of Agent, and neither the Borrower nor any third party shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, Agent shall act solely as agent of the Banks and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Borrower.

         Section 8.02.  Powers; General Immunity.
          ------------   ------------------------

         (A)  Duties Specified.
               ----------------

         Each Bank irrevocably authorizes Agent to take such action on such Bank's behalf, including without limitation to execute and deliver the Related Documents to which Agent is a party and to exercise such powers hereunder and under the Related Documents and other instruments and agreements referred to herein as are specifically delegated to Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Agent shall have only those duties and responsibilities which are expressly specified in this Agreement or in any of the Related Documents and it may perform such duties by or through its agents or employees. The duties of Agent shall be mechanical and administrative in nature; and Agent shall not have by reason of this Agreement or any of the Related Documents a fiduciary relationship in respect of any Bank; and nothing in this Agreement or any of the Related Documents, expressed or implied, is intended to or shall be so construed as to impose upon Agent any obligations in respect of this Agreement or any of the Related Documents or the other instruments and agreements referred to herein except as expressly set forth herein or therein.

                                        57
         (B)  No Responsibility for Certain Matters.
               -------------------------------------

         Agent shall not be responsible to any Bank for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement, the Notes, the Related Documents or any other document, instrument or agreement now or hereafter executed in connection herewith or therewith, or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith by or on behalf of the Borrower and/or any Subsidiary to Agent or any Bank, or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or of the existence or possible existence of any Default or Event of Default.

         (C)  Exculpatory Provisions.
               ----------------------

         Neither Agent nor any of its officers, directors, employees or agents shall be liable to any Bank for any action taken or omitted hereunder or in connection herewith unless caused by its or their gross negligence or willful misconduct. If Agent shall request instructions from Banks with respect to any act or action (including the failure to take an action) in connection with this Agreement, Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from the Majority Banks. Without prejudice to the generality of the foregoing, (i) Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for the Borrower), accountants, experts and other professional advisors selected by it; and (ii) no Bank shall have any right of action whatsoever against Agent as a result of Agent acting or (where so instructed) refraining from acting under this Agreement or the other instruments and agreements referred to herein in accordance with the instructions of the Majority Banks. Agent shall be entitled to refrain from exercising any power, discretion or authority vested in it under this Agreement or the other instruments and agreements referred to herein unless and until it has obtained the instructions of the Majority Banks.

         (D)  Agent Entitled to Act as Bank.
               -----------------------------

         The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, Agent in its individual capacity as a Bank hereunder. With respect to its participation in the Loans and the Commitment Agent shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not performing the duties and functions delegated to it hereunder, and the term "Bank" or "Banks" or any similar term shall, unless the context clearly otherwise indicates, include Agent in its individual capacity. Agent and its affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust, financial advisory or other business with the Borrower or any Affiliate or Subsidiary as if it were not performing the duties specified herein, and may accept fees and other consideration from the Borrower for services in connection with this Agreement and otherwise without having to account for the same to the Banks.



                                        58
          Section 8.03.  Representations and Warranties; No Responsibility for
          ------------   -----------------------------------------------------
Appraisal of Creditworthiness.
-----------------------------

         Each Bank represents and warrants that it has made its own independent investigation of the financial condition and affairs of the Borrower and the Subsidiaries in connection with the making of the Loans hereunder and has made and shall continue to make its own appraisal of the creditworthiness of the Borrower and the Subsidiaries. Agent shall not have any duty or responsibility either initially or on a continuing basis to make any such investigation or any such appraisal on behalf of Banks or to provide any Bank with any credit or other information with respect thereto whether coming into its possession before the making of any Loan or at any time or times thereafter (except for information received by Agent under Section 5.03 hereof which Agent will promptly forward to the Banks), and Agent shall further not have any responsibility with respect to the accuracy of or the completeness of the information provided to Banks.

         Section 8.04.  Right to Indemnity.
          ------------   ------------------

         Each Bank severally agrees to indemnify Agent proportionately to its Pro Rata Share of the Commitment, to the extent Agent shall not have been reimbursed by the Borrower and/or any Subsidiary, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent in performing its duties hereunder or in any way relating to or arising out of this Agreement, any of the Notes and/or any of the Related Documents; provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent's gross negligence or willful misconduct; and provided further, in the event that, after a Bank has made a payment to Agent in connection with such indemnification obligation, Agent receives payment from or on behalf of the Borrower and/or any Subsidiary for such obligation, Agent shall reimburse such Bank an amount equal to its Pro Rata Share of such amount received from the Borrower and/or and Subsidiary. If any indemnity furnished to Agent for any purpose shall, in the opinion of Agent, be insufficient or become impaired, Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

         Section 8.05.  Payee of Note Treated as Owner.
          ------------   ------------------------------

         Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with Agent. Any request, authority or consent of any person or entity who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of that Note or of any Note or Notes issued in exchange for such Note.

         Section 8.06.  Resignation by Agent.
          ------------   --------------------

         (A) Agent may resign from the performance of all its functions and duties hereunder at any time by giving 30 days' prior written notice to the Borrower and each of the Banks. Such resignation shall take effect upon the acceptance by a successor Agent of appointment pursuant to clauses (b) and (c) below or as otherwise provided below.
                                        59
         (B) Upon any such notice of resignation, the Majority Banks shall appoint a successor Agent who shall be satisfactory to the Borrower and shall be an incorporated bank or trust company with a combined surplus and undivided capital of at least Four Hundred Million Dollars ($400,000,000).

         (C) If a successor Agent shall not have been so appointed within said 30 day period, the resigning Agent, with the consent of the Borrower, shall then appoint a successor Agent who shall serve as the Agent until such time, if any, as the Majority Banks, with the consent of the Borrower, appoint a successor Agent as provided above.

         (D) If no successor Agent has been appointed pursuant to clause (B) or
(C) by the 40th day after the date such notice of resignation was given by the resigning Agent, the resigning Agent's resignation shall become effective and the Majority Banks shall thereafter perform all the duties of the resigning agent hereunder until such time, if any, as the Majority Banks, with the consent of the Borrower, appoint a successor Agent as provided above.

         Section 8.07.  Successor Agent.
          ------------   ---------------

         Agent may resign at any time as provided in Section 8.06, and Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to the Borrower and Agent and signed by the Majority Banks. Upon any such notice of resignation or any such removal, the Majority Banks shall have the right, upon five days notice to and the approval of (which approval shall not be unreasonably withheld) the Borrower, to appoint a successor Agent. Upon the acceptance of any appointment as the Agent hereunder by a successor Agent, that successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Agent, and the retiring or removed Agent shall be discharged from its duties and obligations as the Agent under this Agreement. After any retiring or removed Agent's resignation or removal hereunder as the Agent the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent under this Agreement.


   ARTICLE IX

                                 MISCELLANEOUS

         Section 9.01  Consent to Jurisdiction and Service of Process.
          ------------  ----------------------------------------------

         (A) Except to the extent prohibited by applicable law, the Borrower irrevocably on its own behalf and on behalf of each Subsidiary:

             (i) agrees that any suit, action, or other legal proceeding arising out of this Agreement or any of the Loans may be brought in the courts of record of any of the State of Rhode Island, the State of New York, the State of Delaware or any state or jurisdiction in which any assets of the Borrower and/or any Subsidiary may then be located or the courts of the United States located in any of such states;

             (ii) consents to the jurisdiction of each such court in any such suit, action or proceeding; and

             (iii) waives any objection which it may have to the laying of venue of such suit, action or proceeding in any of such courts.



                                        60
         NO PARTY TO THIS INSTRUMENT, INCLUDING BUT NOT LIMITED TO ANY ASSIGNEE OR SUCCESSOR OF A PARTY, SHALL SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM, OR ANY OTHER LITIGATION PROCEDURE BASED UPON, OR ARISING OUT OF, THIS AGREEMENT, THE NOTES, THE RELATED DOCUMENTS OR ANY OF THE OTHER DOCUMENTS, INSTRUMENTS AND AGREEMENTS ENTERED INTO IN CONNECTION HEREWITH OR THEREWITH OR THE DEALINGS OR THE RELATIONSHIP BETWEEN OR AMONG THE PARTIES HERETO, OR ANY OF THEM. NO PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION, IN WHICH A JURY TRIAL HAS BEEN WAIVED, WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS PARAGRAPH HAVE BEEN FULLY DISCUSSED BY THE PARTIES HERETO, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NO PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

         For such time as any of the Indebtedness of the Borrower and/or any Subsidiary to Agent and/or to any of the Banks under this Agreement, any of the Related Documents and/or any of the Notes shall be unpaid in whole or in part and/or any part of the Commitment is in effect, the Borrower irrevocably designates its registered agent for service of process in each state or jurisdiction in which any suit, action or legal proceeding may be brought under this Agreement, any of the Notes and/or any of the Related Documents, and, in the absence thereof, the Secretary of State or other like authority if such jurisdiction has no Secretary of State of whichever state or other jurisdiction any suit, action or legal proceedings may be brought under this Agreement, any of the Notes and/or any of the Related Documents is the jurisdiction or state in which any such suit, action or other legal proceeding is filed, as its agent to accept and acknowledge on its behalf service of any and all process in any such suit, action or proceeding brought in any such court and agrees and consents that any such service of process upon such agent and written notice of such service to the Borrower by registered or certified mail shall be taken and held to be valid personal service upon the Borrower regardless of where the Borrower shall then be doing business and that any such service of process shall be of the same force and validity as if service were made upon it according to the laws governing the validity and requirements of such service in each such state or jurisdiction and waives any claim of lack of personal service or other error by reason of any such service. Any notice, process, pleadings or other papers served upon the aforesaid designated agent shall, within three (3) Business Days after such service, be sent by certified or registered mail to the Borrower at its address set forth in this Agreement and to David K. Duffell, Esq. at Edwards & Angell at its address set forth in Section 9.07.

         Section 9.02.  Indemnification.
          ------------   ---------------

         The Borrower irrevocably agrees to and does hereby indemnify and hold harmless Agent, Syndication Agent and each of the Banks, their agents or employees and each Person, if any, who controls any of the Banks within the meaning of Section 15 of the Securities Act of 1933, as amended, and each and all and any of them (the "Indemnified Parties"), against any and all losses, claims, actions, causes of action, damages or liabilities (including any amount paid in settlement of any action, commenced or threatened and any amount described in Section 8.04), joint or several, to which they, or any of them, may become subject under statutory law or at common law, and to reimburse the Indemnified Parties for any legal or other out-of-pocket expenses reasonably incurred by it or them in connection with investigating, preparing for or defending against any actions, commenced or threatened by any third party against any of the Indemnified Parties, insofar as such losses, claims, damages, liabilities or actions arise out of or are related to any act or omission of the Borrower and/or any Subsidiary with respect to any of the Related Documents, this Agreement, any of the Notes, any of Loans and/or any offering of securities by the Borrower and/or any Subsidiary after the date hereof and/or in connection with the Securities and Exchange Act of 1933 and/or failure to comply with any

                                        61
applicable federal, state or foreign governmental law, rule, regulation, order or decree, including without limitation, any losses, claims, damages, liabilities or actions which arise out of or are based upon any untrue statement or alleged untrue statement of a material fact with respect to matters relative to any of the foregoing contained in any document distributed in connection therewith, or the omission or alleged omission to state in any of the foregoing a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         Promptly upon receipt of notice of the commencement of any action, or information as to any threatened action against any of the Indemnified Parties in respect of which indemnity or reimbursement may be sought from the Borrower on account of the agreement contained in this Section 9.02, notice shall be given to the Borrower in writing of the commencement or threatening thereof, together with a copy of all papers served, but the omission so to notify the Borrower of any such action shall not release the Borrower from any liability which it may have to such Indemnified Parties otherwise than on account of the indemnity agreement contained in this Section 9.02 unless such omission materially prejudiced Borrower's ability to defend against such action. In no event shall the Borrower be liable for any fees or outofpocket expenses, including fees and outofpocket expenses of legal counsel incurred by any of the Indemnified Parties for services performed more than twenty (20) days prior to any such notice in connection with any such action.

         In case any such action shall be brought against any of the Indemnified Parties, the Borrower shall be entitled to participate in (and, to the extent that it shall wish, to select counsel and to direct) the defense thereof at its own expense. Any of the Indemnified Parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless the employment of such counsel shall have been authorized in writing by the Borrower in connection with the defense of such action or the Borrower shall not have employed counsel to have charge of the defense of such action or such Indemnified Party shall have received an opinion from an independent counsel that there may be defenses available to it which are different from or additional to those available to the Borrower (in which case the Borrower shall not have the right to direct the defense of such action on behalf of such Indemnified Party), in any of which events the same shall be borne by the Borrower. If any Indemnified Party settles any claim or action with respect to which the Borrower has agreed to indemnify such Indemnified Party pursuant to the terms hereof, the Borrower shall have no liability pursuant to this Section
9.02 to such Indemnified Party with respect to such claim or action unless the Borrower shall have consented in writing to the terms of such settlement.

         The provisions of Section 9.02 shall be effective only to the fullest extent permitted by law.

         Section 9.03.  Rights and Remedies Cumulative.
          ------------   ------------------------------

         No right or remedy conferred upon or reserved to Agent and/or to the Banks in this Agreement is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given under this Agreement or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy under this Agreement, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.



                                        62
          Section 9.04.  Delay or Omission Not Waiver.
          ------------   ----------------------------

         No delay in exercising or failure to exercise by Agent and/or any of the Banks any right or remedy accruing upon any Default or Event of Default shall impair any such right or remedy or constitute a waiver of any such Default or Event of Default or an acquiescence therein. Every right and remedy given by this Agreement or by law to Agent and/or any of the Banks may be exercised from time to time, and as often as may be deemed expedient, by Agent and/or any of the Banks.

         Section 9.05.  Waiver of Stay or Extension Laws.
          ------------   --------------------------------

         The Borrower covenants (to the extent that it may lawfully do so) that neither the Borrower nor any Subsidiary will at any time insist upon, or plead or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Agreement; and the Borrower (to the extent that it may lawfully do so) hereby expressly waives all benefit and advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to Agent and/or any of the Banks, but will suffer and permit the execution of every such power as though no such law had been enacted.

         Section 9.06.  Amendments, etc.
          ------------   ---------------

         No amendment, modification, termination, or waiver of any provision of this Agreement other than Section 2.02(B)(ii) or (iii) or Section 9.11(I), or of any of the Notes or Related Documents nor consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be in a written notice given to the Borrower by Agent, and consented to in writing by the Majority Banks and Agent shall give any such notice if the Majority Banks so consent or direct Agent to do so; provided, however, that any such amendment, modification, termination, waiver or consent shall require a written notice given to the Borrower by Agent and consented to in writing by all of the Banks if the effect thereof is to (i) change any of the provisions affecting the interest rate on the Loans or the fees set forth in Section 2.02(B)(i), (ii) extend or modify the Commitment, (iii) change any Bank's Pro Rata Share of the Commitment or the Loans (except as otherwise set forth in Section 9.11), (iv) modify this Section 9.06 or the first sentence of Section 9.10, (v) change the definition of Majority Banks, (vi) reduce the amount of principal due hereunder or (vii) extend any due date for payment of principal, interest or fees, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Agent acting alone shall have the right to consent to any amendment of Section 2.02(B)(ii) or 9.11(I). The Syndication Agent alone shall have the right to consent to any amendment of
Section 2.02(B)(iii). Any amendment or modification of this Agreement must be signed by the Borrower, Agent and, except in the case of amendment of Section 2.02(B)(ii) or (iii) or 9.11(I), at least all of the Banks consenting thereto who shall then hold the Pro Rata Shares of the Loans required for such amendment or modification under this Section 9.06 and Agent shall sign any such amendment if such Banks so consent or direct Agent to do so provided that any Bank dissenting therefrom shall be given an opportunity to sign any such amendment or modification. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances. In the event that the Borrower wishes any such amendment, modification, termination, waiver or consent, the Borrower shall notify Agent thereof and Agent shall within five (5) Business Days following such notice notify the Banks thereof, which notice from Agent shall constitute a


                                        63
notice to the Banks for the purposes of the definition of Majority Banks set forth in Section 1.01.

         Section 9.07.  Addresses for Notices, etc.
          ------------   --------------------------

         All notices, requests, demands and other communications provided for hereunder (other than those which, under the terms of this Agreement, may be given by telephone, which shall be effective when received verbally) shall be in writing (including telegraphic, telexed or telecopied communication) and mailed, telegraphed, telexed, telecopied or delivered to the applicable party at the addresses indicated below:

         If to the Borrower:

                     Wellman, Inc.
                     Shrewsbury Executive Center
                     1040 Broad Street
                     Suite 302
                     Shrewsbury, New Jersey  07702
                     Attention: Keith R. Phillips
                                Vice President, Chief
                                Financial Officer and Treasurer
                                Audrey Goodman
                                Assistant Treasurer
                     Telecopy:  (908) 542-9344

             With copies to:

                     Edwards & Angell
                     2700 Hospital Trust Tower
                     Providence, Rhode Island  02903
                     Attention:  David K. Duffell, Esquire
                     Telecopy:  (401) 276-6611

             If to Agent:

                     Fleet National Bank
                     111 Westminster Street
                     Providence, Rhode Island  02903
                     Attention:  Timothy J. McCormick
                                Vice President
                     Telex:  927513 FLEET PVD
                     Telecopy:  (401) 278-5726

             With copies to:

                     Hinckley, Allen & Snyder
                     1500 Fleet Center
                     Providence, Rhode Island  02903
                     Attention:  Malcolm Farmer III, Esquire
                     Telecopy:  (401) 277-9600
                     Telex:  952039 HATS PVD-UD

         If to any Bank, to the address(es) set forth immediately below such Bank's name on Exhibit I, as same may be amended from time to time;

or, as to each party, at such other address as shall be designated by such party in a written notice to each other party complying as to the delivery with the terms of this Section. All such notices, requests, demands and other communications shall be effective when received. Requests, Interest Rate

                                        64
Elections, certificates, items provided pursuant to Section 5.03, other than subsection 5.03(A), and other routine mailings or notices need not be accompanied by a copy to legal counsel for Agent, the Banks or the Borrower.

         Section 9.08.  Costs, Expenses and Taxes.
          ------------   -------------------------

         The Borrower agrees to pay on demand the reasonable fees and out-of-pocket expenses of Messrs. Hinckley, Allen & Snyder, counsel for Agent, in connection with the preparation, execution, delivery, amendment and administration of the documents involved in each Bank's Commitment and of this Agreement, the Notes, the Related Documents and the other instruments and documents to be delivered hereunder. The Borrower agrees to pay on demand all reasonable outofpocket costs and expenses (including without limitation reasonable attorneys' fees (including the allocated costs of staff counsel, provided that any allocation of such costs is made in accordance with the relevant Bank's customary practice and is without duplication of the expense of any outside counsel for the relevant Bank for the relevant matter, there being a general understanding or presumption that the hourly rates and time charges for in-house counsel will not exceed those charged by outside counsel)) incurred by Agent and, to the extent incurred in connection with suing on a Note, any of the Banks, upon or after an Event of Default, if any, in connection with the enforcement of this Agreement, any of the Related Documents, any of the Notes and the other instruments and documents to be delivered under this Agreement and any amendments to this Agreement or in connection with any amendments, waivers or consents of or under this Agreement, any of the Related Documents, any of the Notes or any other such instruments and documents. In addition, the Borrower shall pay on demand any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution and delivery of this Agreement, the Related Documents, the Notes and the other instruments and documents to be delivered hereunder and agrees to save Agent and the Banks harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes or fees.

         Section 9.09.  Participations.
          ------------   --------------

         Each Bank may sell participations, in all or part of its Pro Rata
Share of any Loan or Loans made by it and/or its Commitment or any other interest herein or in any of its Notes to another financial or rated institution (it being understood that the foregoing shall in no way restrict a Bank's ability to sell participations in its Competitive Bid Loans in the secondary market so long as such Bank retains all voting rights arising in connection therewith), in which event the participant shall not have any rights under this Agreement, the Related Documents or any Note or any other document delivered in connection herewith (the participant's rights against that Bank in respect of that participation to be those set forth in the agreement executed by that Bank in favor of the participant relating thereto); provided that any Bank granting a participation or participations shall retain all voting rights in any and all such Bank's participation agreements on all decisions subject to decision by the Majority Banks or by all the Banks under this Agreement, the Notes and the Related Documents so that the participation agreement or other arrangements between a Bank and its participants may only provide that such Bank will obtain the approval of such participant prior to such Bank's agreeing to any amendment or waiver of any provisions of this Agreement which would (A) extend the maturity of any Note, (B) reduce the amount of principal, any interest rate or any Facility Fee under this Agreement or (C) increase the Commitment of the Bank granting the participation other than as permitted by Section 2.15 or 2.16 and all amounts payable by the Borrower hereunder or thereunder shall be determined as if that Bank had not sold such participation. Each Bank may furnish any information concerning such Bank, the Loans, the Borrower and any Subsidiary in

                                        65
the possession of that Bank from time to time to participants (including prospective participants); provided that any Bank providing any confidential information about the Borrower and/or any Subsidiary to any such participant or prospective participant shall obtain such participant's or prospective participant's agreement to keep confidential any such confidential information.

         Section 9.10.  Binding Effect.
          ------------   --------------

         This Agreement shall be binding upon and inure to the benefit of the Borrower, Agent and the Banks and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein or delegate any of its obligations hereunder without the prior written consent of all of the Banks. This Agreement and all covenants, representations and warranties made herein and/or in any certificates, or documents or instruments now or hereafter delivered pursuant hereto shall survive the making of the Loans, the execution and delivery of the Related Documents and the Notes and shall continue in effect so long as any amounts payable under or in connection with this Agreement, any of the Related Documents and/or any of the Notes or any other Indebtedness of the Borrower, Prince and/or Fiber under this Agreement, any of the Related Documents and/or any of the Notes to the Agent and/or any of the Banks remains unpaid or the Commitment remains outstanding; provided, however, that Sections 2.01(A)(ix) and (x), 2.02(C), 2.10
(D), (E) and (F) and Section 2.11(B), (C) and (D), Section 5.04 and Section 9.02 shall survive and remain in full force and effect after expiration of the Commitment and repayment in full of all amounts payable under or in connection with all of the Notes, the Related Documents, this Agreement and any other such Indebtedness of the Borrower, Prince and/or Fiber under this Agreement, any of the Related Documents and/or any of the Notes.

         Section 9.11.  Substitutions and Assignments.
          ------------   -----------------------------

         Upon the request of any Bank, Agent, the Borrower and such Bank may, subject to the terms and conditions hereinafter set forth, take the actions set forth below to substitute one or more financial institutions (a "Substituted Bank") as a Bank or Banks hereunder having a Pro Rata Share as specified in the relevant Substitution Agreement executed in connection therewith. Notwithstanding any other provision of this Section 9.11 each of the Agent (in its individual capacity), Bank of America Illinois and Wachovia Bank of Georgia, N.A. must retain a Pro Rata Share of no less than ten percent (10%) of the aggregate Pro Rata Shares of all of the Banks; provided, however, that during the continuance of any Default or Event of Default, such Pro Rata Share may be reduced below ten percent (10%) (provided that such Bank's Pro Rata Share of the Commitment is either reduced to Zero Dollars ($0) or remains at all time equal to or greater than Ten Million Dollars ($10,000,000)) without the prior consent
of the Borrower.   Notwithstanding anything to the contrary set forth in Section
9.06, the requirement that the Agent (in its individual capacity), Bank of America Illinois and Wachovia Bank of Georgia, N.A. each retain a Pro Rata Share of no less than ten percent (10%) of the aggregate Pro Rata Shares of all of the Banks may be waived, with respect to any of the Agent (in its individual capacity), Bank of America Illinois and Wachovia Bank of Georgia, N.A., by such Bank and the Borrower without the consent of any other Bank.

         (A) In connection with any such substitution the Substituted Bank and Agent shall enter into a Substitution Agreement pursuant to which such Substituted Bank shall be substituted for the Bank requesting the substitution in question (any such Bank being hereinafter referred to as a "Selling Bank") to the extent of the reduction in the Selling Bank's Pro Rata Share specified therein. In addition, to that extent such Substituted Bank shall assume such of the obligations of such Selling Bank under this Agreement, the Related Documents


                                        66
and the Notes as may be specified therein and this Agreement shall be amended by execution and delivery of each Substitution Agreement to include such Substituted Bank as a Bank for all purposes under this Agreement, the Related Documents and the Notes and to substitute for the then existing Exhibit I to this Agreement a new Exhibit I in the form of Schedule A to such Substitution Agreement setting forth the Pro Rata Share of each Bank following execution thereof. Each Bank and the Borrower hereby appoint Agent as agent on its behalf to countersign and accept delivery of each Substitution Agreement and, to the extent applicable, the provisions of Article VIII hereof shall apply mutatis mutandis with respect to such appointment and anything done or omitted to be done by Agent in pursuance thereof.

         (B) Without prejudice to any other provision of this Agreement, each Substituted Bank shall, by its execution of a Substitution Agreement, agree that neither Agent nor any Bank is in any way responsible for or makes any representation or warranty as to: (a) the accuracy and/or completeness of any information supplied to such Substituted Bank in connection therewith, (b) the financial condition, creditworthiness, affairs, status or nature of the Borrower and/or any of the Subsidiaries or the observance by the Borrower, Prince and/or Fiber or any other party of any of its obligations under this Agreement, any of the Notes or any of the Related Documents or (c) the legality, validity, effectiveness, adequacy or enforceability of this Agreement, any of the Notes or any of the Related Documents.

         (C) Agent shall be entitled to rely on any Substitution Agreement delivered to it pursuant to this Section 9.11 which is complete and regular on its face as to its contents and appears to be signed on behalf of the Substituted Bank which is a party thereto, and Agent shall have no liability or responsibility to any party as a consequence of relying thereon and acting in accordance with and countersigning any such Substitution Agreement. The effective date of each Substitution Agreement shall be the date specified as such therein and each Bank prior to such effective date shall, for all purposes hereunder, be deemed to have and possess all of its respective rights and obligations hereunder up to 12:00 o'clock P.M. on the effective date thereof.

         (D) Upon delivery to Agent of any Substitution Agreement pursuant to and in accordance with this Section 9.11 and acceptance thereof by Agent (which delivery shall be evidenced and accepted exclusively and conclusively by Agent's countersignature thereon pursuant to the terms hereof without which such Substitution Agreement shall be ineffective): (i) except as provided hereunder, the respective rights of each Selling Bank and the Borrower against each other under this Agreement, the Notes and the Related Documents with respect to the portion of the Pro Rata Shares being assigned or delegated shall be terminated and each Selling Bank and the Borrower shall each be released from all further obligations to the other hereunder with respect thereto (all such rights and obligations to be so terminated or released being referred to in this Section
9.11 as "Discharged Rights and Obligations"); and (ii) the Borrower and the Substituted Bank shall each acquire rights against each other and assume obligations towards each other which differ from the Discharged Rights and Obligations only in so far as the Borrower and the Substituted Bank have assumed and/or acquired the same in place of the Selling Bank in question and the Substituted Bank shall assume a Pro Rata Share in the amount of the aggregate reduction in the Pro Rata Shares of each Selling Bank, as specified in such Substitution Agreement; and (iii) Agent, the Substituted Bank and the other Banks shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had such Substituted Bank been an original party to this Agreement as a Bank possessing the Discharged Rights and Obligations acquired and/or assumed by it in consequence of the delivery of such Substitution Agreement to Agent.



                                        67
         (E) Discharged Rights and Obligations shall not include, and there shall be no termination or release pursuant to this Section 9.11 of (i) any rights or obligations arising pursuant to this Agreement in respect of the period or in respect of payments hereunder made during the period prior to the effective date of the relevant Substitution Agreement, or (ii) any rights or obligations relating to the payment of any amount which has fallen due and not been paid hereunder prior to such effective date or rights or obligations for the payment of interest, damages or other amounts becoming due hereunder as a result of such nonpayment.

         (F) Notwithstanding anything to the contrary set forth above in this
Section 9.11, (a) any Bank shall have the right, subject to the terms and conditions of this Section 9.11, to assign and delegate to one or more Substituted Banks all, or any ratable part of all, of the Loans, the Commitment and the other rights and obligations of such Bank hereunder, pursuant to a Substitution Agreement; provided that no such assignment and delegation shall occur without the prior written consent of the Borrower and the Agent (which consent of the Borrower and the Agent shall not be unreasonably withheld or delayed), and provided, further, that, unless each of the Borrower and the Agent consents otherwise (each of which consents may be granted or withheld in the absolute discretion of the party granting or withholding such consent), (i) each such assignment shall be in a minimum amount of $10,000,000 (or, if less, the entire amount of the Selling Bank's Commitment) and (ii) after giving effect to any such assignment and delegation, except as otherwise provided in the second sentence of this Section 9.11, the Selling Bank shall have either (x) retained a Commitment in a minimum amount of $10,000,000 or (y) assigned its entire Commitment to a Substituted Bank, (b) any Bank shall have the right to pledge its Notes to a Federal Reserve Bank as security for such Bank's obligations to such Federal Reserve Bank so long as such assignment does not alter such Bank's obligations under this Agreement, any of the Notes and/or any of the Related Documents, and (c) any Bank may assign one or more of its Competitive Bid Loans in the secondary market so long as such Bank complies with all applicable securities laws and retains all voting rights arising in connection therewith and such Bank arranges with such assignee to act as such assignee's collection agent in connection with such Competitive Bid Loan(s).

         (G) With respect to any substitution of a Substituted Bank taking place after the Drawdown Date, the Borrower shall issue to such Substituted Bank and to such Selling Bank, new Notes reflecting the inclusion of such Substituted Bank as a Bank and the reduction in the respective Pro Rata Shares of such Selling Bank, such new Notes to be issued against receipt by the Borrower of the existing Notes of such Selling Bank.

         (H) Each Bank may furnish to any financial institution which such Bank proposes to make a Substituted Bank or to a Substituted Bank any information concerning such Bank, the Borrower and any Subsidiary in the possession of that Bank from time to time; provided that any Bank providing any confidential information about the Borrower and/or any Subsidiary to any such financial institution shall obtain such financial institution's agreement to keep confidential any such confidential information and shall provide a true copy of any such confidentiality agreement to the Borrower.

         (I) Any Selling Bank who makes a substitution pursuant to this Section
9.11 shall pay to the Agent a one-time administrative fee of $3,500 for each substitution; provided, that in the event the provisions under this Agreement for providing a replacement bank for a Delinquent Bank are implemented through substitution under this Section 9.11, the $3,500 administration fee shall be payable by the Delinquent Bank; provided further that, notwithstanding the foregoing, each Bank may, subject to the other terms and conditions of this
Section 9.11, make a single substitution to an affiliated entity without paying the above referenced administrative fee (it being understood by the Banks that

                                        68
any such assignee shall not have the right to make any substitution without the payment of the above referenced administrative fee).

         Section 9.12.  Actual Knowledge.
          ------------   ----------------

         For purposes of this Agreement, neither Agent nor any Bank shall be deemed to have actual knowledge of any fact or state of facts unless the senior loan officer or any other officer responsible for the Borrower's account established pursuant to this Agreement at Agent or such Bank, as the case may be, shall, in fact, have actual knowledge of such fact or state of facts or unless written notice of such fact shall have been received by Agent or such Bank in accordance with Section 9.07.

         Section 9.13.  Governing Law.
          ------------   -------------

         This Agreement and each of the Notes shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to its conflict of laws provisions.

         Section 9.14.  Severability of Provisions.
          ------------   --------------------------

         Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         Section 9.15.  Headings.
          ------------   --------

         Article and Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

         Section 9.16.  Counterparts.
          ------------   ------------

         This Agreement may be executed and delivered in any number of counterparts each of which shall be deemed an original, and this Agreement shall be effective when at least one counterpart hereof has been executed by each of the parties hereto.

         Section 9.17.  Integration.
          ------------   -----------

         This Agreement supersedes the Borrower's application for the Loans, any commitment letters of the Agent, the Syndication Agent and/or, the Banks generally describing the Loans and all other prior dealings between the Borrower, Agent, Syndication Agent, any of the Banks and any of their respective agents, employees or officers with respect to the Loans, except with respect to the Agent's and Syndication Agent's agreements with the Borrower referred to in
Section 2.02(B)(ii) and (iii).

_________________________

SIGNATURES APPEAR ON NEXT PAGE

                                        69
         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as a sealed instrument by their respective officers thereunto duly authorized, as of the date first above written.

In the presence of:               WELLMAN, INC.


_____________________________     By:
                                     Audrey Goodman
                                     Assistant Treasurer

In the presence of:               FLEET NATIONAL BANK, for itself as a Bank and
                                  as Agent


_____________________________     By:
                                     Timothy J. McCormick
                                     Vice President


                                  By:

In the presence of:               BA SECURITIES, INC. as Syndication Agent


_____________________________     By:
                                     [                     ]

In the presence of:               BANK OF AMERICA ILLINOIS


_____________________________     By:
                                     [                     ]


In the presence of:               WACHOVIA BANK OF GEORGIA, N.A., as Co-Lead


_____________________________     By:
                                     [                     ]

In the presence of:               BANK OF NOVA SCOTIA


_____________________________     By:
                                     [                     ]

 In the presence of:              THE BANK OF TOKYO TRUST COMPANY


_____________________________     By:
                                     [                     ]

In the presence of:               CIBC, INC.


_____________________________     By:
                                     [                     ]

In the presence of:               THE CHASE MANHATTAN BANK, N.A.


_____________________________     By:
                                     [                     ]

In the presence of:               CHEMICAL BANK NEW JERSEY, N.A.


_____________________________     By:
                                     [                     ]

In the presence of:               CREDIT LYONNAIS CAYMEN ISLAND BRANCH


_____________________________     By:
                                     [                     ]

In the presence of:               FIRST FIDELITY BANK, N.A.


_____________________________     By:
                                     [                     ]

In the presence of:               THE FUJI BANK, LIMITED


_____________________________     By:
                                     [                     ]

In the presence of:               ISTITUTO BANCARIO SAN PAOLO DI TORINO SPA


_____________________________     By:
                                     [                     ]

 In the presence of:              KREDIETBANK NV


_____________________________     By:
                                     [                     ]

In the presence of:               MELLON BANK, N.A.


_____________________________     By:
                                     [                     ]

In the presence of:               MIDLANTIC BANK, N.A.


_____________________________     By:
                                     [                     ]

In the presence of:               NATWEST BANK N.A.


_____________________________     By:
                                     [                     ]

In the presence of:               SHAWMUT BANK, N.A.


_____________________________     By:
                                     [                     ]

In the presence of:               TORONTO DOMINION (NEW YORK), INC.


_____________________________     By:
                                     [                     ]



SCHEDULE OF EXHIBITS
                    ---------------------

EXHIBIT A-1    Competitive Bid Loan Note
EXHIBIT A-2    Revolving Credit Note
EXHIBIT B      Form of Request
EXHIBIT B-1    Competitive Bid Loan Request
EXHIBIT B-2    Competitive Bid Loan Offer
EXHIBIT B-3    Competitive Bid Loan Acceptance
EXHIBIT C      Interest Rate Election Form
EXHIBIT D      Compliance Certificate Form
EXHIBIT E      Opinion of the Borrower's Counsel
EXHIBIT F      Pending Litigation, etc.
EXHIBIT G      Ownership Interests in Subsidiaries
EXHIBIT H      Liens, etc.
EXHIBIT I      Pro Rata Shares
EXHIBIT J      Form of Substitution Agreement


EXHIBIT A-1
                         -----------

                  COMPETITIVE BID LOAN NOTE
                  -------------------------


$330,000,000
New York, New York

February 8, 1995

   FOR VALUE RECEIVED, WELLMAN, INC., a Delaware corporation, with a principal business address at Shrewsbury Executive Center, 1040 Broad Street, Suite 302, Shrewsbury, New Jersey 07702 (hereinafter referred to as the "Borrower"), promises to pay to the order of [insert name of Bank], [a national banking association organized and existing under the laws of the United States of America] [a ------- banking corporation -------------] (the "Bank"), at the Bank's head office located at [insert address] or to Fleet National Bank or any successor agent under the Loan Agreement, (defined below) as agent for the Bank (the "Fleet") in accordance with that certain Loan Agreement dated as of February 8, 1995, by and among the Borrower, the Agent, the other banks party thereto and the Bank (the "Loan Agreement") the aggregate unpaid principal amount of all advances of funds under the Competitive Bid Loan(s) made by the Bank to the Borrower or through the Agent to the Borrower pursuant to the Loan Agreement.

   The Borrower shall make such principal payments to the Agent or Bank in such amounts as may be necessary, if any, to comply with Section 2.01(D) and
2.09 of the Loan Agreement.

   The Borrower shall pay in full all unpaid principal, interest, fees and other amounts due under this Note and/or under the Loan Agreement in connection with the Competitive Bid Loan(s) evidenced by this Note on the respective maturity date for each Competitive Bid Loan evidenced by this Note.

   The Borrower promises to pay to the order of the Bank interest before and after maturity on the principal amount of this Note outstanding from time to time from the date hereof until payment in full of all principal, interest, fees and other sums due under this Note and/or under the Loan Agreement in connection with the Competitive Bid Loan evidenced by this Note, payable on the maturity date for each Competitive Bid Loan evidenced by this Note, all in accordance with the Loan Agreement. Subject to the other provisions of this Note, interest shall accrue and be due and payable under this Note on the unpaid principal balances of each Competitive Bid Loan evidenced by this Note at the rate(s) of interest offered by the Bank and accepted by the Borrower for each Competitive Bid Loan evidenced by this Note.

   Any amount of principal or interest hereof which is not paid when due, whether at stated maturity, by acceleration or otherwise, shall bear interest, payable on demand, at a floating interest rate per annum equal to two percent (2.0%) above the rate otherwise in effect.

   Principal, interest, fees and other sums are payable in immediately available Dollars to the Agent at its address set forth in the Loan Agreement except, after an Event of Default, in the event the Bank is seeking to enforce this Note and the Loan Agreement (but only to the extent provided in the Loan Agreement), in which case, principal, interest, fees and other sums shall be payable to the Bank at its address set forth above.


   Exhibit 1 attached hereto is by this reference fully incorporated herein.

   This Note is one of the Competitive Bid Loan Notes referred to in, and is entitled to the benefits of, the Loan Agreement. The applicable terms and provisions of the Loan Agreement are incorporated herein by reference as if fully set forth herein. Each capitalized term used in this Note and not expressly defined in this Note shall have the meaning ascribed to such term in the Loan Agreement. The Loan Agreement, among other things, contains provisions for acceleration of the maturity of this Note upon the happening of certain stated events and also for prepayments on account of principal of this Note prior to the maturity of this Note upon the terms and conditions specified in the Loan Agreement.

   If this Note shall not be paid when due and shall be placed by the holder hereof in the hands of an attorney for collection, through legal proceedings or otherwise, the Borrower will pay reasonable attorneys' fees to the holder hereof together with reasonable costs and expenses of collection.

   All interest and fees payable under or in connection with this Note shall be computed on the basis of the actual number of days elapsed using a 360-day year.

   All provisions of this Note and any other agreements between the Borrower and the Bank are expressly subject to the condition that in no event, whether by reason of acceleration of maturity of the Indebtedness evidenced by this Note or otherwise, shall the amount paid or agreed to be paid to the Bank which is deemed interest under applicable law exceed the maximum permitted rate of interest under applicable law (the "Maximum Permitted Rate"), which shall mean the law in effect on the date of this Note, except that if there is a change in such law which results in a higher Maximum Permitted Rate, then this Note shall be governed by such amended law from and after its effective date.
In the event that fulfillment of any provision of this Note, or the Loan Agreement or any document, instrument or agreement providing security for this Note results in the rate of interest charged hereunder being in excess of the Maximum Permitted Rate, the obligation to be fulfilled shall automatically be reduced to eliminate such excess. If, notwithstanding the foregoing, the Bank receives an amount which under applicable law would cause the interest rate hereunder to exceed the Maximum Permitted Rate, the portion thereof which would be excessive shall automatically be deemed a prepayment of and be applied to the unpaid principal balance of this Note to the extent of then outstanding Reference Rate Loans and not a payment of interest and to the extent said excessive portion exceeds the outstanding principal amount of Reference Rate Loans, said excessive portion shall be repaid to the Borrower.

   The Borrower expressly waives presentment, notice of acceleration and intent to accelerate, demand for payment and protest and notice of protest and nonpayment.

   This Note shall for all purposes be governed by and construed in accordance with the local laws of the State of New York.

   Executed as a sealed instrument as of the date first above written.

In the presence of:          WELLMAN, INC.


_____________________________     By:____________________________
                             Audrey Goodman
                             Assistant Treasurer


                               2


                          EXHIBIT 1

                TO COMPETITIVE BID LOAN NOTE


                          Amount of
                          Principal
                             of
                         Competitive
  Date of    Amount of    Bid Loan                        Unpaid   Notation
Competitive Competitive   Paid or    Interest  Maturity  Principal   Made
 Bid Loan    Bid Loan     Prepaid      Rate      Date     Balance     By:
           |            |           |        |         |         |
           |            |           |        |         |         |
           |            |           |        |         |         |
           |            |           |        |         |         |
           |            |           |        |         |         |
           |            |           |        |         |         |
           |            |           |        |         |         |
           |            |           |        |         |         |
           |            |           |        |         |         |
           |            |           |        |         |         |
           |            |           |        |         |         |
           |            |           |        |         |         |
           |            |           |        |         |         |
           |            |           |        |         |         |
           |            |           |        |         |         |
           |            |           |        |         |         |
           |            |           |        |         |         |
           |            |           |        |         |         |
           |            |           |        |         |         |
           |            |           |        |         |         |
           |            |           |        |         |         |
           |            |           |        |         |         |
           |            |           |        |         |         |
           |            |           |        |         |         |



                         EXHIBIT A-2

                    REVOLVING CREDIT NOTE

[Insert Maximum Amount of                                     New York, New York
Bank's Pro Rata Share of                                        February 8, 1995
Commitment]

   FOR VALUE RECEIVED, WELLMAN, INC., a Delaware corporation, with a principal business address at Shrewsbury Executive Center, 1040 Broad Street, Suite 302, Shrewsbury, New Jersey 07702 (hereinafter referred to as the "Borrower"), promises to pay to the order of [insert name of Bank], [a national banking association organized and existing under the laws of the United States of America] [a __________ banking corporation _______________] (the "Bank"), at the Bank's head office located at [insert address] or to Fleet National Bank or any successor agent under the Loan Agreement (defined below) (the "Agent") in accordance with the Loan Agreement (defined below), the lesser of (i) the principal sum of [insert Bank's Pro Rata Share of the Commitment]
($          .00), or (ii) the aggregate unpaid principal amount of all advances of funds under the Revolving Credit Loan made by the Bank to the Borrower or through the Agent to the Borrower pursuant to that certain Loan Agreement dated as of February 8, 1995, by and among the Borrower, Agent, the other Banks party thereto and the Bank (the "Loan Agreement").

   The Borrower shall make such principal payments to the Bank in such amounts as may be necessary, if any to comply with Section 2.01(D) and 2.09 of the Loan Agreement.

   The Borrower shall pay in full all unpaid principal, interest, fees and other amounts due under this Note and/or under the Loan Agreement on the Repayment Date.

   The Borrower promises to pay to the order of the Bank interest before and after maturity on the principal amount of this Note outstanding from time to time from the date hereof until payment in full of all principal, interest, fees and other sums due under this Note and/or under the Loan Agreement, payable quarterly in arrears on the last Business Day of each March, June, September and December of each year, commencing on the first such Business Day after the date hereof, and, with respect to Bank's Pro Rata Share of any Libor Loan or CD Rate Loan, on the Interest Adjustment Date on which each such Loan matures, all in accordance with the Loan Agreement. Subject to the other provisions of this Note, interest shall accrue and be due and payable under this Note on said unpaid principal balance of this Note at a rate per annum equal to Reference Rate, the CD Rate or the Libor Rate, in accordance with the Borrower's Interest Rate Elections made from time to time pursuant to the Loan Agreement.

   Any amount of principal or interest hereof which is not paid when due, whether at stated maturity, by acceleration or otherwise, shall bear interest, payable on demand, at a floating interest rate per annum equal to two percent (2.0%) above the rate otherwise in effect.

   Principal, interest, fees and other sums are payable in immediately available Dollars to the Agent at its address set forth in the Loan Agreement except, after an Event of Default, in the event the Bank is seeking to enforce this Note and the Loan Agreement (but only to the extent provided in the Loan Agreement), in which case, principal, interest, fees and other sums shall be payable to the Bank at its address set forth above.

   This Note is one of the Notes referred to in, and is entitled to the benefits of, the Loan Agreement. The applicable terms and provisions of the Loan Agreement are incorporated herein by reference as if fully set forth herein. Each capitalized term used in this Note and not expressly defined in this Note shall have the meaning ascribed to such term in the Loan Agreement. The Loan Agreement, among other things, contains provisions for acceleration of the maturity of this Note upon the happening of certain stated events and also for prepayments on account of principal of this Note prior to the maturity of this Note upon the terms and conditions specified in the Loan Agreement.

   If this Note shall not be paid when due and shall be placed by the holder hereof in the hands of an attorney for collection, through legal proceedings or otherwise, the Borrower will pay reasonable attorneys' fees to the holder hereof together with reasonable costs and expenses of collection.

   All interest and fees payable under or in connection with this Note with respect to Libor Loans and CD Rate Loans shall be computed on the basis of the actual number of days elapsed using a 360-day year and with respect to Reference Rate Loans shall be computed on the basis of a 365 (366) day year for the actual number of days elapsed.

   All provisions of this Note and any other agreements between the Borrower and the Bank are expressly subject to the condition that in no event, whether by reason of acceleration of maturity of the Indebtedness evidenced by this Note or otherwise, shall the amount paid or agreed to be paid to the Bank which is deemed interest under applicable law exceed the maximum permitted rate of interest under applicable law (the "Maximum Permitted Rate"), which shall mean the law in effect on the date of this Note, except that if there is a change in such law which results in a higher Maximum Permitted Rate, then this Note shall be governed by such amended law from and after its effective date.
In the event that fulfillment of any provision of this Note, or the Loan Agreement or any document, instrument or agreement providing security for this Note results in the rate of interest charged hereunder being in excess of the Maximum Permitted Rate, the obligation to be fulfilled shall automatically be reduced to eliminate such excess. If, notwithstanding the foregoing, the Bank receives an amount which under applicable law would cause the interest rate hereunder to exceed the Maximum Permitted Rate, the portion thereof which would be excessive shall automatically be deemed a prepayment of and be applied to the unpaid principal balance of this Note to the extent of then outstanding Reference Rate Loans and not a payment of interest and to the extent said excessive portion exceeds the outstanding principal amount of Reference Rate Loans, said excessive portion shall be repaid to the Borrower.

   The Borrower expressly waives presentment, notice of acceleration and intent to accelerate, demand for payment and protest and notice of protest and nonpayment.

   This Note shall for all purposes be governed by and construed in accordance with the local laws of the State of New York.

   Executed as a sealed instrument as of the date first above written.

In the presence of:          WELLMAN, INC.

_____________________________     By:____________________________
                             Audrey Goodman
                             Assistant Treasurer